As filed with the Securities and Exchange Commission on November 13, 2012

Registration No. 333-183838

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

601 Carlson Parkway, Suite 250
Minnetonka, Minnesota 55305
(952) 358-4400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David N. Miller, President and Chief Executive Officer
Silver Bay Realty Trust Corp.
601 Carlson Parkway, Suite 250
Minnetonka, Minnesota 55305
(952) 358-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen A. Dempsey Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 Tel: (415) 773-5700 Fax: (415) 773-5759	David J. Goldschmidt Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Tel: (212) 735-3000 Fax: (212) 735-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2012

             Shares

Common Stock

          Silver Bay Realty Trust Corp. is a newly organized Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation.

          This is our initial public offering and no public market currently exists for our common stock. We are offering                           shares of our common stock as described in this prospectus. All of the shares of common stock offered by this prospectus are being sold by us. We expect the initial public offering price of our common stock to be between $             and $             per share. We intend to apply to have our common stock listed on the New York Stock Exchange, or the NYSE, under the symbol "SBY."

          We will be externally managed by PRCM Real Estate Advisers LLC, or our Manager. As described more fully herein, our Manager is a joint venture of Pine River Domestic Management L.P., or Pine River, and Provident Real Estate Advisors LLC, or Provident, private capital management firms. An affiliate of Pine River also serves as the external manager of Two Harbors Investment Corp., or Two Harbors [NYSE: TWO], a publicly traded real estate investment trust, or REIT.

          Concurrently with the closing of this offering, we plan to complete formation transactions pursuant to which we expect to acquire entities that own portfolios of single-family properties from Two Harbors and from entities managed by Provident, or the Provident Entities. In exchange, Two Harbors will receive approximately         % of our total fully diluted outstanding common stock and the holders of interests in the Provident Entities, or the Prior Provident Investors, will receive, in the aggregate, a combination of shares of our common stock and common units in our operating partnership redeemable for cash or shares of our common stock on a one-for-one basis, which together represent approximately         % of our fully diluted outstanding common stock and $             in cash (based on an assumed offering price of $             per share, which is the midpoint of the price range indicated above). Two Harbors anticipates that it will, subject to approval of its board of directors and in compliance with applicable securities laws, distribute the shares of our common stock to its common stockholders by means of a special dividend to Two Harbors common stockholders no earlier than the expiration of a 90-day lock-up period following the completion of this offering.

          We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock without the prior consent of our board of directors. In addition, our charter contains various other restrictions on ownership and transfer of our common stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer."

          We are an "emerging growth company" under the federal securities laws. Investing in our common stock involves risks. See "Risk Factors" on page 19 for a discussion of the following and other risks:

  •
  We are an early entrant in an industry with no proven track record employing a new business model.
  •
  We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to make or sustain distributions to our stockholders.
  •
  The price you pay for the common stock in this offering may exceed the fair market value of the underlying assets represented by your ownership stake.
  •
  Our Manager and certain of its affiliates may have interests that diverge from the interests of our stockholders.
  •
  After the end of the exclusivity periods with our Manager and our Manager's operating subsidiary, our Manager and our Manager's operating subsidiary may manage other single-family real estate portfolios, which may result in certain conflicts of interest that could have an adverse effect on our business.
  •
  Our board of directors may change any of our strategy or investment guidelines, financing strategy or leverage policies without stockholder consent.
  •
  If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.
  •
  REIT distribution requirements could adversely affect our economic performance.
  •
  Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

	Public Offering Price	Underwriting Discounts and Commissions	Proceeds to Issuer
Per Share	$	$	$
Total	$	$	$

          We have granted the underwriters the right to purchase up to                           additional shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover over-allotments, if any.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The shares of common stock sold in this offering will be ready for delivery on or about                           , 2012.

Credit Suisse

Prospectus dated                           , 2012

The single-family homes shown above are part of the initial portfolio that we will acquire upon completion of this offering and are representative of our target properties. These homes range in size from approximately 1,350 to 2,500 square feet and are available for rent at rental rates ranging from approximately $990 to $1,500 per month.

SILVER BAY

        You should rely only on the information contained in this prospectus, or in any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Dealer Prospectus Delivery Requirement

        Until                , 2012 (25 days after the date of this prospectus), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 Market, Industry and Other Data

        Unless otherwise indicated, information contained in this prospectus concerning the housing industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources and on our knowledge of the residential real estate market. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe our market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

i

PROSPECTUS SUMMARY

        This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus. Except where the context suggests otherwise, the terms "Silver Bay," "company," "we," "us," and "our" refer to Silver Bay Realty Trust Corp., a Maryland corporation; Silver Bay Operating Partnership, L.P., a Delaware limited partnership, the subsidiary through which we will conduct our business and which we refer to as the "Operating Partnership"; Two Harbors Property Investment LLC, which we refer to as "Two Harbors Property" or our "Predecessor"; Polar Cactus LLC, Polar Cactus II LLC, Cool Willow LLC, Provident Residential Real Estate Fund LLC and Resi II LLC, which we refer to collectively as the "Provident Entities"; and our other consolidated subsidiaries after giving effect to the formation transactions described herein. "Our Manager" refers to PRCM Real Estate Advisers LLC, a Delaware limited liability company, our external manager, and, unless the context otherwise requires, Silver Bay Property Corp., a Delaware corporation and a wholly owned subsidiary of PRCM Real Estate Advisers LLC. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is sold at $            per share, the midpoint of the price range indicated on the cover page of this prospectus, and (2) the underwriters do not exercise their over-allotment option to purchase up to an additional            shares of our common stock.

Our Company

        Silver Bay Realty Trust Corp. is a newly organized Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties. We generate virtually all of our revenue by leasing our portfolio of single-family properties and, from this revenue, expect to pay the operating costs associated with our business and any distributions to our stockholders. Our principal objective is to generate attractive risk-adjusted returns for our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. We seek to establish a reputation as a good landlord to our tenants and a good neighbor in the communities where we operate. We believe that we can achieve economies of scale and develop a valuable consumer brand and that we are well positioned to be a market-leading firm in the single-family rental industry.

        We intend to elect and qualify to be taxed as a REIT for U.S. federal tax purposes. We are externally managed by PRCM Real Estate Advisers LLC, which is our promoter. We will rely on our Manager to provide or obtain on our behalf the personnel and services necessary for us to conduct our business as we have no employees of our own.

        Concurrently with this offering, we plan to complete a series of formation transactions, or the Formation Transactions, through which we will acquire our initial portfolio of single-family properties, or our Initial Portfolio, from Two Harbors Investment Corp., or Two Harbors, and the owners of the membership interests of entities managed by Provident Real Estate Advisors LLC, or Provident. The properties in our Initial Portfolio were acquired between 2009 and the date of this prospectus and are located in Arizona, California, Florida, Georgia, Nevada and North Carolina. As of September 30, 2012, the Initial Portfolio consisted of more than 2,540 single-family properties.

        We intend to continue acquiring single-family properties located in our target markets through a variety of acquisition channels, including foreclosure auctions, online auctions, brokers, multiple listing services, or MLS, short sales and bulk purchases from institutions or investor groups disposing of portfolios of real estate owned by them. Upon completion of this offering, we will have approximately $             million in cash available for further acquisitions and working capital and we will have no outstanding indebtedness.

Our Manager

        Our Manager was formed in December 2011 as a joint venture between Provident and Pine River Domestic Management L.P., or Pine River, which is an affiliate of both Pine River Capital Management L.P. and PRCM Advisers LLC, the external manager of Two Harbors. Our Manager was established with the mission of providing institutional capabilities in single-family property acquisition, renovation, management and leasing to an industry that has traditionally been fragmented in both its ownership and operations. Our Manager currently provides property management and acquisition services to Two Harbors Property Investment LLC, or Two Harbors Property, a subsidiary of Two Harbors, and property management services to the Provident Entities.

        Pine River and Provident have experience and expertise in our business and related fields. Provident, a private capital management firm based in Minnesota, has been engaged in the acquisition, renovation, management and leasing oversight of a portfolio of predominantly single-family properties since 2009. Between 2009 and 2012, Provident raised approximately $92.4 million with which it acquired approximately 880 properties in Arizona, Florida, Georgia and Nevada. Provident acquired these properties through five private limited liability companies for which it serves as the managing member. We refer to these limited liability companies as the Provident Entities and expect to acquire them in the Formation Transactions. The Provident Entities are no longer raising additional funds or acquiring additional properties.

        In building and managing its portfolio, Provident developed a network of vendors, service providers and third-party property managers along with institutional knowledge related to the acquisition and management oversight of single-family properties. Our Manager has benefited from these relationships and experience by, where prudent, further developing such relationships. Our Manager has also sought to institutionalize the experience of Provident by hiring key members of its management team who have played important roles in the acquisition and management of Provident's portfolio. These relationships and personnel provide us with access to a base of knowledge and experience and a services infrastructure related to the acquisition, renovation, leasing and management of single-family properties across multiple markets.

        Pine River is a global asset management firm with institutional capabilities in managing new ventures, risk management, compliance and reporting. With more than $10 billion in assets under management as of September 30, 2012, Pine River has valuable industry and analytical expertise, extensive long-term relationships in the financial community and established fixed-income, mortgage and real estate investment experience. In addition, Pine River's experience in launching and managing Two Harbors, a publicly traded mortgage REIT, provides us with knowledge, expertise and experience in managing Silver Bay.

        In the first quarter of 2012, Two Harbors Property began acquiring a portfolio of single-family residential properties to rent for income and to hold for investment. As of September 30, 2012, Two Harbors Property had purchased approximately 1,660 single-family properties in Phoenix, Arizona, Tampa, Florida, Atlanta, Georgia, Las Vegas, Nevada, Tucson, Arizona, Orlando, Florida, Northern and Southern California and Charlotte, North Carolina, at a total cost of approximately $178.8 million. In October 2012, it purchased more than 350 properties. Two Harbors Property continues to acquire properties in its target markets.

        Our Manager's headquarters are located in Minnetonka, Minnesota, and its operating subsidiary has offices in Minnetonka, Phoenix, Atlanta, Las Vegas, Northern and Southern California and Charlotte. Since its formation, our Manager has made significant investments to assemble acquisition and property management teams in our target markets. Our Manager's operating subsidiary currently has more than 55 employees and is a fully licensed real estate broker in the markets where we purchase properties. Our Manager has also made significant investments in a technology infrastructure, building proprietary valuation models and other analytical tools in order to assess market opportunities and our portfolio as a whole, and is developing customized technology to more efficiently acquire and manage properties and provide a high level of customer service to tenants.

Market Opportunity

        We believe that recent turbulence in the U.S. housing and mortgage markets has created a unique opportunity to launch a large-scale endeavor in the single-family residential rental industry as a result of three key factors: housing prices in certain markets at a significant discount to replacement cost; availability of large numbers of single-family properties at these distressed prices; and strong demand from tenants for single-family rental properties. We believe this presents an opportunity to accumulate a large portfolio of properties at attractive prices and to lease them to qualified tenants for attractive yields.

        We view the single-family rental business as a long-term opportunity that is sustainable through economic cycles. As the housing market recovers and the cost of residential real estate increases, so should the underlying value of our assets. We believe that rental rates will also increase in such a recovery due to the strong correlation between home prices and rents. This trend also leads us to believe that the single-family residential asset class will serve as a natural hedge to inflation. As a result, we believe we are well positioned for the current economic environment and for a housing market recovery.

Supply of Single-Family Rental Properties

        The current dislocation in the housing market has created a large inventory of properties available for acquisition through real estate owned, or REO, purchases, foreclosures and short sales. These distressed properties generally sell at a discount to comparable non-distressed properties, and we believe that these types of properties will be the primary source of single-family rental homes in the coming years.

Single-Family Property Rental Market

        Single-family rental property has been an attractive investment class for many years because it generates a relatively stable income stream with a potential for capital appreciation. According to John Burns Real Estate Consulting, single-family rental properties represent approximately one-third of the renter-occupied units in the United States, yet larger institutional investors have not historically owned portfolios of single-family properties and have instead focused on medium to large sized multifamily properties. This has left smaller, local investors as the predominant owners of single-family and smaller multifamily properties.

Demand for Single-Family Rental Housing

        We believe that the recent state of the housing market, which has displaced many homeowners and kept others from purchasing homes due to tighter credit standards, has contributed to conditions that will lead to increased demand for single-family rentals driven largely by an increase in demand in the general rental market. Rentals as a percentage of the total housing market are increasing while the percentage of owned homes is decreasing, despite improved affordability of homeownership due to low mortgage rates and housing prices. We expect that the residential rental market will continue to grow, driven in significant part by distressed owners who are displaced and converted to renters, and that many displaced homeowners will prefer to live in single-family rentals with similar characteristics and amenities to their former houses.

Our Strengths

        We believe the following strengths will provide us with a significant competitive advantage in implementing our business strategy:

Existing Portfolio of Single-Family Residential Rental Properties

        As part of the Formation Transactions and upon completion of this offering, we expect to acquire a cash-generating portfolio of more than            single-family rental properties. We believe the creation of this portfolio demonstrates our Manager's ability to identify target markets that meet our criteria for depressed home prices and strong rental demand, to deploy significant amounts of capital in our target markets to achieve scale in a given market and to successfully execute our business strategy.

Multi-Channel Acquisition Platform Supported by a Disciplined and Proven Acquisition Strategy

        Over the last three years, our Manager has developed expertise in the single-family housing market, invested in significant infrastructure and established many industry relationships, which together provide us with an institutional platform for our business. Our Manager has also developed proprietary systems and tools, which combined with the multi-channel acquisition infrastructure allow efficient property acquisitions in one or multiple transactions.

        In addition, we believe that our strategy of investing in multiple markets gives us flexibility to deploy capital and helps diversify our portfolio and mitigate risk and overexposure to any single market.

Established and Scalable Maintenance and Property Management Infrastructure

        We believe that our Manager's centralized property management and monitoring infrastructure, combined with local personnel located in our target markets, enables us to provide an institutionalized approach to managing a geographically diverse portfolio of single-family properties. Our Manager's property management infrastructure includes its own offices and personnel in some markets and third-party managers, where appropriate. Our Manager's relationships with third-party acquisition and property managers, contractors, agents and maintenance experts complement its internal expertise and allow it to provide a full suite of property management services. Our Manager's leasing operations also utilize a wide spectrum of marketing, tenant sourcing and leasing techniques.

Experienced Management Team Supported by Analytics, Research and Housing Market Expertise

        Our senior management team and that of our Manager includes individuals with decades of experience in the real estate and housing finance markets. Throughout their careers, these executives have managed various real estate-related businesses and executed structured real estate and financing transactions through multiple market cycles.

        Our management team is supported by an extensive real estate finance analytical infrastructure developed by Pine River. Our Manager has also begun to develop an analytics/technology platform that will enable us to take a quantitative approach to efficiently manage a large portfolio of single-family rental homes. Our Manager has developed several proprietary tools including an automated valuation model, auction bidding technology and a database to track the status of our assets across our markets.

Commitment to Providing Institutional Platform and Excellence to Single-Family Residential Rental Market

        We believe there is an attractive opportunity for an integrated institutional platform devoted to professionally managing a portfolio of single-family rental properties on a large-scale basis across multiple markets. Our strategy revolves around providing high quality institutional services to our rental tenants similar to that found in the multifamily sector. Our Manager is creating operations within each of our target markets that focus on customer service, maintenance, leasing, marketing and other services. We will strive to ensure a consistently high level of service and to standardize our best practices to provide customer satisfaction and to develop a trusted brand. We believe that over time, tenants will want to rent homes from an established institutional manager from which they can expect to receive high-quality services and homes.

General Business Strategy and Growth Opportunities

        Our strategy is to acquire, renovate, lease and manage single-family residential properties located in markets with an oversupply of properties available at attractive prices that also exhibit favorable demographics, positive long-term economic trends and solid rental demand. Our target markets are Phoenix, Tampa, Atlanta, Las Vegas, Tucson, Orlando, Northern and Southern California and Charlotte. We continue to evaluate and monitor new markets. We acquire properties with the goal of generating rental income by leasing our properties at attractive yields to qualified tenants.

        We intend to hold our properties over the long term. Although we may consider the opportunistic disposition of assets, we have no pre-set investment horizon that would require their sale. As a long-term investor, we seek to align our interests with those of local communities in which our properties are located. We believe that our focus on renovating and maintaining the physical quality of our homes and our desire to keep rent-paying tenants in houses offers the best solution to maintaining property values and the quality of the neighborhoods in which we invest. We also believe that our strategy will help to improve the balance and stability of communities that have suffered steep home price declines, and that by acquiring foreclosed, distressed properties, we will help clear excess inventory while making those communities more attractive.

Our Process

        We employ a top-down selection process in our investment strategy. We start by identifying what we believe are the most attractive markets in the country for developing a single-family rental business, conducting extensive research and analysis on existing and potential target markets in order to fully evaluate existing and future housing dynamics. We have developed a regional market infrastructure with personnel working and residing in our current target markets who have extensive knowledge and understanding of the fundamentals of those markets and broad relationships across various constituencies. We believe that this centralized, integrated institutional platform with a strong local presence and an ability to scale is critical to success in the single-family residential rental business.

        We believe we can differentiate ourselves from most other managers in our target markets by continuing our drive to institute a quality and consistency of customer service, maintenance, leasing, marketing and other services. The single-family rental business requires hands-on asset management capabilities and an integrated infrastructure in order to address a large-scale portfolio that is geographically dispersed. We believe we will be able to realize economies of scale through a superior technological platform and increasing portfolio size that will benefit investors by improving our expense ratios while providing institutional compliance, risk management and transparent reporting.

Investment Guidelines

        Prior to the completion of this offering, our board of directors will adopt general investment guidelines and from time to time, as it deems appropriate or necessary, will review our investment portfolio and our compliance with our investment guidelines. These investment guidelines may be changed or waived from time to time by our board of directors (which will include a majority of independent directors) without the approval of our stockholders, and although we are not required to, we intend to disclose any such changes or waivers to our investments guidelines in the periodic reports we file with the SEC. For more information, see "Business and Properties—Investment Guidelines."

Use of Leverage

        To date, all of our properties have been purchased from equity capital, and we have no outstanding indebtedness. However, we may use leverage to increase potential returns to our stockholders in the future. Our decision to use leverage will be based on our Manager's assessment of a variety of factors, including the anticipated liquidity and price volatility of the assets in our investment portfolio, the cash flow generation capability of assets, the availability of credit on favorable terms, any prepayment penalties and restrictions on refinancing, the credit quality of our assets and our outlook for borrowing costs relative to the unlevered yields on our assets. Our decision to use leverage will not be subject to the approval of our stockholders. We are not restricted by our governing documents in the amount of leverage that we may use. We may, however, be limited or restricted in the amount of leverage we may employ by the terms and provisions of any financing or other agreements that we may enter into in the future.

Formation Transactions

        Concurrently with the close of this offering, we plan to complete the Formation Transactions, through which we will acquire more than         single-family properties from Two Harbors and the Prior Provident Investors. This portfolio of properties was acquired between 2009 and the date of this prospectus and is located in Arizona, California, Florida, Georgia, Nevada and North Carolina. Upon completion of this offering we will have approximately $             million in cash available for working capital and further acquisitions and we will have no outstanding indebtedness.

        Following the completion of this offering and the Formation Transactions, substantially all of our assets will be held by, and our operations will be conducted through, Silver Bay Operating Partnership L.P., or the Operating Partnership, a Delaware limited partnership of which we are the "Special Limited Partner." Our wholly owned subsidiary, Silver Bay Management LLC, or the General Partner, as the sole general partner of the Operating Partnership, will generally have the exclusive power to manage and conduct the business and affairs of the Operating Partnership, subject to certain limited approval and voting rights of the limited partners, which are described more fully herein.

Two Harbors Transactions

        As of September 30, 2012, Two Harbors owned a portfolio of approximately 1,660 single-family properties through its wholly owned subsidiary, Two Harbors Property. Two Harbors Property will continue to acquire properties until the completion of this offering, and as part of the Formation Transactions, Two Harbors will transfer and assign all of the membership interests of Two Harbors Property to the Operating Partnership in exchange for            shares of our common stock and 1,000 shares of our 8% cumulative redeemable preferred stock having a liquidation preference of $1,000 per share (plus accrued and unpaid dividends), which it will immediately sell to an unaffiliated third-party investor.

Provident Transactions

        The following entities managed by Provident Real Estate Advisors LLC, or Provident, own a portfolio of approximately 880 single-family properties: Polar Cactus LLC, Polar Cactus II LLC, Cool Willow LLC, Provident Residential Real Estate Fund LLC and Resi II LLC, which we refer to collectively as the Provident Entities. The Provident Entities are currently owned by private investors, or the Prior Provident Investors.

        We will acquire each of the Provident Entities in one of two ways. The Prior Provident Investors who hold membership interests in Polar Cactus LLC, Polar Cactus II LLC and Cool Willow LLC will transfer and assign all of their membership interests to a subsidiary of the Operating Partnership. Provident Residential Real Estate Fund LLC and Resi II LLC will enter into merger agreements with wholly owned merger subsidiaries of ours, and these two Provident Entities will survive as wholly owned, indirect subsidiaries of the Operating Partnership. In exchange for their interests in the Provident Entities, each of the Prior Provident Investors will receive shares of our common stock, common units of the Operating Partnership or cash, depending upon such Prior Provident Investor's election.

Lock-Up of Two Harbors and Provident Shares and Partnership Interests

        Following the completion of this public offering and the closing of the Formation Transactions, Two Harbors and certain Prior Provident Investors will hold shares of our common stock representing approximately        % of the total shares outstanding. These shares will be subject to a lock-up period of 90 days following the completion of this public offering, other than shares that are issued or distributed to our directors or officers, which will be subject to a 180-day lock-up period. During the applicable lock-up period, the holders of the shares will not be able to transfer or sell their shares, subject to certain limited exceptions.

        The Prior Provident Investors who elect to receive common units of the Operating Partnership will be subject to limitations on their ability to sell or transfer their common units for one year following completion of this public offering. After expiration of the one-year lock-up period, these investors will have the right to have the Operating Partnership redeem their common units for cash or instead may receive one share of our common stock per common unit (subject to applicable adjustments), at the General Partner's election on behalf of the Operating Partnership.

        We have agreed to use reasonable commercial efforts to ensure that the shares issued in the Formation Transactions, and the shares that may be issued in exchange for common units of the Operating Partnership, are the subject of a valid registration statement that will enable the holders to sell or distribute the shares publicly and without restriction at the end of the applicable lock-up period.

Our Structure

        We were formed as a Maryland corporation on June 29, 2012. The following chart shows our anticipated structure after giving effect to this offering and the Formation Transactions:

(1)
Certain Prior Provident Investors will receive our common stock in exchange for their membership interests in the Provident Entities. Certain other Prior Provident Investors will receive common units in the Operating Partnership in exchange for their membership interests in the Provident Entities. The common units are redeemable for cash or shares of our common stock on a one-for-one basis (subject to applicable adjustments).

(2)
We will also issue our cumulative redeemable preferred stock having an aggregate liquidation preference of $1 million (plus accrued and unpaid dividends) to Two Harbors in partial consideration for Two Harbors Property, which Two Harbors will immediately sell to an unaffiliated third-party investor. The Operating Partnership will issue 1,000 preferred units to us with the same aggregate liquidation preference and substantially the same terms as the cumulative redeemable preferred stock.

(3)
Upon completion of the Formation Transactions, the Operating Partnership will own 100% of the equity interests in the Provident Entities and Two Harbors Property.

Advisory Management Agreement

        We will enter into an advisory management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will design and implement our business strategy and administer our business activities and day-to-day operations, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties: (1) performing and administering all our day-to-day operations, (2) determining investment criteria in cooperation with our board of directors, (3) sourcing, analyzing and executing asset acquisitions, sales and financings, (4) performing asset management duties and (5) performing certain financial, accounting and tax management services. Our Manager has agreed not to provide these services to anyone other than us, our subsidiaries and any future joint venture in which we are an investor, prior to the third anniversary of this offering.

        Under the management agreement, our Manager will be compensated on a fee plus pass-through-of-expenses basis. We will pay our Manager 0.375% of the daily average of our fully diluted market capitalization for the preceding quarter (a 1.5% annual rate), less any property services fees received by our Manager's operating subsidiary or its affiliates under the property management and acquisition services agreement described below. We will also reimburse our Manager for all expenses incurred on our behalf or otherwise in connection with the operation of its business, other than compensation for the CEO and personnel providing data analytics directly supporting the investment function. If our Manager provides services to a party other than us or one of our subsidiaries, a portion of these expenses will be allocated to and reimbursed by such other party in a fair and equitable manner as determined by our Manager in good faith.

        The management agreement has an initial term of three years and will be automatically renewed for a one-year term each anniversary thereafter unless terminated. Upon termination of the management agreement by us for reasons other than cause or by our Manager for cause that we are unwilling or unable to timely cure, we will pay our Manager a termination fee equal to 4.5% of the daily average of our fully diluted market capitalization in the quarter preceding such termination.

Property Management and Acquisition Services Agreement

        We will also enter into a property management and acquisition services agreement with Silver Bay Property Corp., a wholly owned subsidiary of our Manager, which we refer to as our Manager's operating subsidiary. Under this agreement, our Manager's operating subsidiary will acquire additional single-family properties on our behalf and manage our properties. Our Manager's operating subsidiary has agreed not to provide these services to anyone other than us, our subsidiaries and any future joint venture in which we are an investor, prior to the third anniversary of this offering.

        Our Manager's operating subsidiary will receive a property management fee equal to 5% of certain costs and expenses incurred by it in the operation of its business that are reimbursed by us. This property management fee will reduce the advisory management fee paid to our Manager on a dollar for dollar basis and thus will not result in an additional fee being paid to our Manager. We will reimburse our Manager's operating subsidiary for all expenses incurred on our behalf. Additionally, for so long as it provides services exclusively to us, we will reimburse our Manager's operating subsidiary for all costs and expenses incurred by it in the operation of its business, including the compensation of its employees. If our Manager's operating subsidiary provides services to a party other than us or one of our subsidiaries, a portion of these expenses will be allocated to and reimbursed by such other party as reasonably determined by our Manager's operating subsidiary in good faith. This agreement will continue in effect until it is terminated in accordance with its terms.

        For more information about the management agreement and the property management and acquisition services agreement, see "Our Manager and the Management Agreement."

Summary Compensation

        The following table summarizes the fees and expense reimbursements that we will pay to our Manager (or persons affiliated with or related to our Manager, including our officers) and to our independent directors:

Type of Compensation	Determination of Amount	Estimated Amount
Organizational and Offering Expenses	We will reimburse our Manager, Two Harbors and Provident for certain expenses incurred in connection with our formation, the Formation Transactions and the offering. Organizational and offering expenses include all expenses to be paid by us in connection with the offering, such as the legal, accounting, printing, mailing and filing fees, charges of our transfer agent and exchange listing fees. To date, we have incurred approximately $ of organizational and offering expenses. The amount shown under "Estimated Amount" reflects our estimated payments upon completion of this offering and the Formation Transactions.	$
Advisory Management Fee
	We will pay our Manager 0.375% of the daily average of our fully diluted market capitalization for the preceding quarter (a 1.5% annual rate), less any property management and acquisition services fees received by our Manager's operating subsidiary described below.	Not determinable at this time.
Property Management and Acquisition Services Fee
	We will pay our Manager's operating subsidiary a fee equal to 5% of certain costs and expenses incurred by it in acquiring, marketing, leasing and managing single-family properties on our behalf. We will pay our Manager's operating subsidiary on the first day of each calendar month. This fee will reduce the advisory management fee paid to our Manager, described above.	Not determinable at this time.
General and Administrative Expenses Reimbursement
	We will reimburse our Manager for all expenses incurred on our behalf or otherwise in connection with the operation of its business, other than compensation for the CEO and personnel providing data analytics directly supporting the investment function.	Not determinable at this time.
We will reimburse our Manager's operating subsidiary for all costs and expenses incurred by it in the operation of its business, including the compensation of its employees.

Type of Compensation	Determination of Amount	Estimated Amount
Accrued Fees Upon Termination	If the advisory management or the property management and acquisition services agreement is terminated, our Manager or our Manager's operating subsidiary, as applicable, will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination.	Not determinable at this time.
Advisory Management Termination Fee
	If the advisory management agreement is terminated by us for reasons other than cause or by our Manager for cause that we do not timely cure, our Manager will be entitled to receive a termination fee equal to 4.5% of the daily average of our fully diluted market capitalization in the quarter preceding the date of termination.	Not determinable at this time.
Awards Under Our Equity Incentive Plan
Prior to the completion of this offering, we will adopt an equity incentive plan, which is intended to align the interests of directors and key personnel with those of our stockholders. Pursuant to this plan, our directors, officers, advisors, consultants and other personnel, including personnel of our Manager and its affiliates, may receive grants of stock options, restricted shares of common stock, restricted stock units, phantom stock, dividend equivalent rights, and other equity-based awards. Our independent directors and those personnel whose compensation is reimbursed by us are eligible for these grants. Our compensation committee will administer the equity incentive plan.

	Concurrently with the completion of this offering, we intend to grant an aggregate of restricted shares of our common stock to our independent directors, certain of our executive officers and certain other personnel of our Manager and our Manager's operating subsidiary.	shares of restricted stock granted concurrently with the closing of this offering. shares of our common stock have been reserved for future issuance.

Type of Compensation	Determination of Amount	Estimated Amount
Compensation to Independent Directors
	Upon completion of this offering, we will pay to each of our independent directors an annual fee of $ . We will also pay an annual fee of $ to our audit committee chair and $ to our lead independent director. These fees will be payable half in cash and half in restricted shares of our common stock and will be paid quarterly.	The independent directors, as a group, will receive for a full fiscal year aggregate compensation of approximately $ , payable in cash and shares of our common stock.

        See "Our Manager and the Management Agreement" for more information about the management agreement and the property management and acquisition services agreement and the costs and expenses under these agreements.

        See "Management—2012 Equity Incentive Plan" for more information about stock-based compensation.

Conflicts of Interest

        We are externally advised by our Manager, which is a joint venture of Pine River and Provident. The management agreement was not negotiated at arm's length and may not be on terms as favorable as we could have negotiated with a third party. Pursuant to the management agreement, our Manager will be obligated to supply us with substantially all of our senior management team. Subject to investment and other guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. Neither our Manager nor Pine River or Provident will be obligated to dedicate any specific personnel exclusively to us, nor will they or their personnel be obligated to dedicate any specific portion of their time to the management of our business. Each of our officers and non-independent directors is also an employee or partner of our Manager, Pine River, Provident, or one of their respective affiliates and may have responsibilities for other investment vehicles managed by Pine River or Provident. As a result of these relationships, these individuals have potential conflicts of interest with respect to our agreements and arrangements with our Manager.

        Under the management agreement, we are required to pay our Manager an advisory management fee based on our market capitalization, regardless of the performance of our portfolio. Accordingly, increases in the price of our common stock will increase our expenses and reduce our profitability and distributable cash. In addition, our Manager might not have an adequate incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio, which could, in turn, adversely affect our financial results. Consequently, we may be required to pay our Manager significant advisory management fees despite experiencing a net loss or a decline in the value of our portfolio. Further, the advisory management fee structure gives our Manager an incentive to maximize market capitalization by the issuance of new common stock or the retention of existing equity, regardless of the effect of these actions on existing stockholders. In other words, the advisory management fee structure rewards our Manager primarily based on the size of the company and not on our returns to stockholders.

        For additional discussion of potential conflicts of interest with our Manager, see "Risk Factors—Risks Related to Our Relationship with Our Manager."

Emerging Growth Company Status

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of certain of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

        In addition, Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for all public companies which are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

        We could remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Summary Risk Factors

        An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under "Risk Factors" before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

  •
  We are an early entrant in an industry with no proven track record employing a new business model.

  •
  We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to make or sustain distributions to our stockholders.

  •
  The price you pay for the common stock in this offering may exceed the fair market value of the underlying assets represented by your ownership stake.

  •
  We may not have control over timing and costs arising from renovation of properties.

  •
  Real estate that we acquire may not appreciate at expected rates, and may decline in value, reducing the value of our assets.

  •
  In our geographic markets, demand for single-family rentals may not increase as expected or may decline, and we may not be able to rent our properties, or rent them at rates sufficient to generate cash flows to make or sustain distributions to our stockholders.

  •
  Mortgage loan modification programs and future legislative action may adversely affect the number of available properties that meet our investment criteria.

  •
  Our portfolio consists of properties geographically concentrated in certain markets and any adverse developments in local economic conditions, the demand for single-family rental homes in these markets or natural disasters may negatively affect our operating results.

  •
  In each of the geographic areas where we operate, we are subject to landlord-tenant laws that affect our ability to rent and manage our properties and impose additional expenses and legal duties on us in dealing with prospective and current tenants. Because we intend to operate at scale in each geographic area where we own properties, we may become the focus of local law enforcement, legislative and regulatory scrutiny with respect to state and local landlord-tenant laws.

  •
  At the completion of this offering, we will not have committed a material portion of the net proceeds of the offering to any specific properties other than purchase agreements entered into by our Predecessor that have not yet closed.

  •
  We are dependent upon our Manager, our Manager's operating subsidiary and their key personnel, who provide services to us through the management agreement and the property management and acquisition services agreement, and we may not find suitable replacements if these agreements are terminated or these key personnel leave our Manager or our Manager's operating subsidiary or otherwise become unavailable to us.

  •
  Our Manager and certain of its affiliates may have interests that diverge from the interests of our stockholders.

  •
  Our board of directors may change any of our strategy or investment guidelines, financing strategy or leverage policies without stockholder consent.

  •
  If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

REIT Qualification

        In connection with this offering, we intend to elect to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ending December 31, 2012. We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our taxable income (excluding capital gains) to our stockholders. As a REIT, we generally will not be subject to federal income tax on our taxable income we currently distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property. In addition, the income of any taxable REIT subsidiary, or TRS, that we own will be subject to taxation at regular corporate rates.

Restrictions on Ownership and Transfer of Our Stock

        To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

        Our charter also contains provisions designed to prohibit any person from, among other things:

  •
  beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code, or otherwise cause us to fail to qualify as a REIT; and

  •
  transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

        In addition, our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a trust would be ineffective for any reason to prevent a violation of the restriction, our charter provides that the transfer resulting in such violation will be void from the time of such purported transfer.

Corporate Information

        Our principal executive office is located at 601 Carlson Parkway, Suite 250, Minnetonka, Minnesota. Our telephone number is (952) 358-4400. Our web address is                        . The information on, or otherwise accessible through, our web site does not constitute a part of this prospectus or any other report or document we file with or finish to the Securities and Exchange Commission, or the SEC.

The Offering

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters' over-allotment option).
Common stock to be outstanding after this offering	shares(1)
Common stock and common units to be outstanding after this offering	shares and common units(1)(2)
Use of proceeds
We intend to use the net proceeds of this offering to purchase additional single-family properties, to renovate such properties for rental to tenants, for working capital and to fund any cash payments to Prior Provident Investors as described herein. We expect that our initial focus will be on continuing to acquire, manage and lease residential real properties. See "Use of Proceeds."
Distribution policy	We intend to make quarterly cash distributions to holders of our common stock, consistent with maintaining our REIT qualification for U.S. federal income tax purposes.
Listing	We intend to apply to list our common stock under the NYSE under the symbol "SBY."

(1)
Includes            shares reserved for issuance as part of the Formation Transactions and         shares of restricted stock to be granted to our independent directors, certain executive officers and certain other personnel of our Manager and our Manager's operating subsidiary concurrently with the completion of this offering. Excludes 1,000 shares issued to our Manager, which we will repurchase at cost upon completion of this offering and            shares of our common stock that we may issue and sell upon the exercise of the underwriters' over-allotment option.

(2)
Includes            common units expected to be issued as part of the Formation Transactions, which units may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of common stock on a one-for-one basis.

Summary Financial Data

        We have presented the following summary financial and operating data on (1) a pro forma basis for Silver Bay after giving effect to the offering and the Formation Transactions, including the acquisition of the Provident Entities and required purchase accounting adjustments and the use of net proceeds therefrom, (2) the consolidated historical operations for Two Harbors Property Investment LLC and its subsidiaries, which we refer to collectively as our Predecessor and (3) the combined historical operating data for the Provident Entities. We have not presented historical information for Silver Bay Realty Trust Corp. because we have not had any corporate activity since our formation other than the issuance of 1,000 shares of common stock to our Manager in connection with our initial capitalization. We have not presented historical operating data for the year ended December 31, 2011 for our Predecessor because it did not begin acquiring properties until 2012.

        You should read the following summary financial data in conjunction with our financial statements and the financial statements of our Predecessor and the Provident Entities and the related notes, which are included elsewhere in this prospectus, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The summary historical consolidated balance sheet data as of September 30, 2012 and the summary historical consolidated financial information for the nine months ended September 30, 2012 for our Predecessor have been derived from the consolidated audited financial statements of our Predecessor included elsewhere in this prospectus. The summary historical combined operating data for the nine months ended September 30, 2012 and 2011 and for the years ended December 31, 2011 and 2010 for the Provident Entities have been derived from the combined statements of revenues and certain operating expenses of the Provident Entities included elsewhere in this prospectus. The combined statements of revenues and certain operating expenses for the Provident Entities have been prepared on the accrual basis of accounting for the purpose of complying with Rule 3-14 of Regulation S-X of the SEC. Certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded, including depreciation and amortization and other overhead costs not directly related to the future operations of the Provident Entities. We have also not provided historical balance sheet data for the Provident Entities as the historical data will not be comparable to the balance sheet reflected in our consolidated financial statements and is not required under Rule 3-14.

        Our unaudited summary pro forma condensed consolidated balance sheet as of September 30, 2012 and operating data for the nine months ended September 30, 2012 and for the year ended December 31, 2011 assumes completion of this offering, the Formation Transactions and the other adjustments described in the unaudited pro forma financial information beginning on page F-2 of this prospectus, as of January 1, 2011 for the statement of operations data and as of September 30, 2012 for the balance sheet data. The historical balances of our Predecessor have been reflected at carryover basis because, for accounting purposes, the Formation Transactions and this offering are not deemed a business combination and do not result in a change of control. The Provident Entities' basis, however, has been recorded at fair value as of September 30, 2012 because our acquisition of the Provident Entities is deemed to be a purchase of a controlling interest. The purchase price allocations have not been finalized and are subject to change based upon recording of actual transaction costs, finalization of working capital adjustments for our Predecessor and Provident Entities and completion of our analysis of the fair value of the Provident Entities.

        The unaudited pro forma condensed consolidated balance sheet data is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions referred to above occurred on September 30, 2012, nor does it purport to represent the future financial position of the company. The unaudited pro forma condensed consolidated statements of operations data are presented for illustrative purposes only and are not necessarily indicative of what the actual results of operations would have been had the transactions referred to above occurred on January 1, 2011, nor does it purport to represent the future results of operations of the company.

	Nine Months Ended September 30,				Year Ended December 31,
	Pro Forma	Predecessor Historical	Provident Entities Historical		Pro Forma	Provident Entities Historical
(Dollar amounts in thousands except other data)	2012	2012	2012	2011	2011	2011	2010
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Statement of Operations Data:
Revenue:
Rental income	$8,178	$827	$7,351	$3,404	$5,095	$5,095	$1,739
Other income	191	—	191	130	187	187	138

Total revenue	8,369	827	7,542	3,534	5,282	5,282	1,877
Expenses:
Property operating and maintenance	2,216	776	1,440	654	1,767	1,767	417
Real estate taxes	1,800	526	1,274	568	883	883	264
Home owner's association fees	1,083	162	921	479	790	790	272
Property management fees		64	531	229		354	120
Depreciation and amortization		475	—	—		—	—
Advisory management fee		804	—	—		—	—
General and administrative		296	—	—		—	—

Total expenses		3,103	4,166	1,930		3,794	1,073

Net income (loss)(1)	$	$(2,276)	$3,376	$1,604	$	$1,488	$804

	As of September 30, 2012
Balance Sheet Data:	Pro Forma	Predecessor Historical
	(Unaudited)
Net investment in real estate	$	$190,907
Cash and cash equivalents		2,785
Escrow deposits(2)		33,960
Other assets		625
Total assets		228,277
Total liabilities		4,392
8% cumulative redeemable preferred stock		—
Total equity		223,885

	As of September 30, 2012
Other Data:	Combined	Predecessor	Provident Entities
	(Unaudited)	(Unaudited)	(Unaudited)
Total properties owned	2,548	1,667	881
Properties owned for at least six months	951	70	881
Leased properties owned for at least six months	865	59	806
Occupancy percentage of properties owned for at least six months	91%	84%	91%
Average monthly rent per leased property owned for at least six months	$1,126	$1,066	$1,130

(1)
Amounts for the Provident Entities represent the excess of revenues over certain operating expenses.
(2)
Escrow deposits consist primarily of refundable cash on deposit with property acquisition managers for property purchases, renovation costs, and earnest money deposits.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to Our Business

We are an early entrant employing a new and untested business model in a new industry with no proven track record, which makes our business difficult to evaluate.

        The large-scale single-family rental industry is relatively new in the United States. Until very recently, the single-family rental business consisted primarily of private and individual investors in local markets and was managed individually or by small, local property managers. We have been formed on the assumption that a company can acquire and operate single-family properties on a large-scale basis and achieve attractive yields employing technology through a disciplined approach to acquisitions and renovations, economies of scale in marketing and management and developing a brand-name presence. This is a new business model that has not been tested on a national scale. Our assumptions are unproven, and if they prove to be incorrect, then we may fail to provide the financial returns that investors hope or expect to receive.

        Our investment strategy involves purchasing a large number of residential properties and leasing them to suitable tenants. We are unaware of any public REIT that is attempting to implement this strategy on the scale that we intend to pursue. No peer companies exist with an established track record from which to predict whether our investment strategy can be implemented successfully over time. While past performance is not indicative of future results, it will be difficult for you to evaluate our potential future performance without the benefit of established track records from companies implementing a similar investment strategy. We may encounter unanticipated problems implementing our investment strategy, which may have a material adverse effect on our results of operations, ability to make distributions on our common stock and cause our stock price to decline significantly. Accordingly, no assurance can be given that we will be successful in implementing our investment strategy or that we will be successful in achieving our objective of providing attractive risk-adjusted returns to our stockholders over the long term.

        We believe the acquisition, operation and management of multifamily residential real estate is the most comparable established business model to our business, but in contrast to multifamily operations, the geographic dispersion of single-family properties creates significantly greater operational and maintenance challenges and, potentially, significantly higher per-unit operating costs. In addition, since each home has unique features, appliances and building materials, renovations, maintenance, marketing and operational tasks will be far more varied and demanding than in a typical multifamily setting. We cannot provide any assurance that operating a large portfolio of single-family rental properties can be executed in a cost-effective and profitable manner or that our business plan will succeed.

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to make or sustain distributions to our stockholders.

        We were organized in June 2012 and have a limited operating history. As of September 30, 2012, more than half of the homes owned by Two Harbors Property and the Provident Entities comprising our Initial Portfolio as of that date had been acquired within the preceding six months and a substantial number of those were still in the process of stabilization, the period of time during which time they are not generating revenue because we are gaining possession, conducting renovations or marketing and leasing such properties. There is no long-term historical financial data for our

Predecessor, our acquired properties or other companies in the single-family rental industry available to assess our earnings potential or whether we can operate profitably. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus. The results of our operations will depend on many factors, including:

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  the availability of additional properties that meet our criteria and our ability to purchase such properties on favorable terms;

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  real estate appreciation or depreciation in our target markets;

  •
  our ability to contain renovation, maintenance, marketing and other operating costs for our properties;

  •
  our ability to maintain high occupancy rates and target rent levels;

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  general economic conditions in our target markets, such as changes in employment and household earnings and expenses;

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  costs that are beyond our control, including title litigation, litigation with tenants or tenant organizations, legal compliance, real estate taxes, homeowners' association fees and insurance;

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  judicial and regulatory developments affecting landlord-tenant relations that may affect or delay our ability to dispossess or evict occupants or increase rents;

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  judicial and regulatory developments affecting banks' and other mortgage holders' ability to foreclose on delinquent borrowers;

  •
  reversal of population, employment or homeownership trends in target markets; and

  •
  competition from other investors entering the single-family rental market.

Our Manager is still building its operational expertise and infrastructure, and it is dependent upon new employees and third-party service providers to manage and operate its properties.

        As Two Harbors Property and the Provident Entities have acquired the properties that will become our Initial Portfolio, they and our Manager have been building their operational expertise by hiring new employees and establishing relationships with third-party service providers. Most of these employees and relationships are relatively new to our Manager, and as we grow and expand into new markets, our Manager will need to hire additional employees and find additional third-party resources and to retain these employees and third-party resources. In addition, our Manager is establishing new infrastructure and processes including those related to residential management and leasing, brand development, tracking, accounting systems and billing and payment processing.

        Building operational expertise and establishing infrastructure are difficult, expensive and time-consuming tasks, and we can expect problems to arise despite the best efforts of our Manager and its affiliates. There is a significant risk that operational problems will have an adverse effect upon our financial performance, especially in newer markets that our Manager has recently entered.

We are dependent on our investment in a single asset class, making our profitability and balance sheet more vulnerable to a downturn or slowdown in the housing sector or other economic factors.

        We expect to concentrate our investments in single-family properties. As a result, we will be subject to risks inherent in investments in a single type of property. A downturn or slowdown in the rental demand for single-family housing may have more pronounced effects on the cash available for distribution or on the value of our assets than if we had more fully diversified our investments.

        Virtually all of our revenue comes from our rental operations, which are subject to many risks, including decreasing rental rates, increased competition for tenants, increased lease default rates and increased tenant turnover. As a result of various factors, including competitive pricing pressure or adverse conditions in our target markets, a general economic downturn and the desirability of our properties compared to other properties in our target markets, we may be unable to realize our asking rents across the properties in our portfolio, which will negatively affect our ability to generate cash flow. In addition, rental rates for expiring leases may be higher than starting rental rates for new leases. We will also compete for tenants with numerous other housing alternatives. We anticipate that our properties will compete directly with multifamily properties as well as condominiums and other single-family homes which are available for rent or purchase in the markets in which our properties are located. The ownership and management of such properties is diffuse and often highly localized, and some operators may have lower operating costs than we do. This competitive environment could have a material adverse effect on our ability to lease our properties as well as on the rents we may charge.

        Our operating results and cash flows would be adversely affected if a significant number of our tenants were unable to meet their lease obligations. High unemployment and other adverse changes in the economic conditions in our target markets could result in substantial tenant defaults. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and obtaining possession of the premises, may incur legal, maintenance and other costs in protecting our investment and re-leasing the property and may be unable to re-lease the property at the rental rate previously received. These events and others could reduce the amount of distributions available to our stockholders, reduce the value of our properties and cause the value of your investment to decline.

We intend to continue to expand our scale of operations and make acquisitions even if the rental and housing markets are not as favorable as they have been in recent months, which could reduce our yield per share.

        We have benefited in the purchase of the properties currently in our Initial Portfolio from a confluence of factors and market conditions that have resulted in homes being available to us at prices that are below replacement cost and, we believe, below their value as rental properties, based on anticipated cash flows. We expect that in the future housing prices will stabilize and return to more normalized levels, and therefore future acquisitions may be more costly than the homes acquired by Two Harbors Property and the Provident Entities that comprise our Initial Portfolio. There are many factors that may cause a recovery in the housing market that would result in future acquisitions becoming more expensive and possibly less attractive than recent past and present opportunities, including:

  •
  improvements in the overall economy and job market;

  •
  a resumption of consumer lending activity and greater availability of consumer credit;

  •
  improvements in the pricing and terms of mortgage-backed securities;

  •
  the emergence of increased competition for single-family assets from private investors and entities with similar investment objectives to ours; and

  •
  tax or other government incentives that encourage homeownership.

        Although we believe there will be benefits to increasing our scale of operations, our Manager's acquisition platform and property management operations represent a significant ongoing expense to us. These expenses include, among others, costs associated with establishing and maintaining fully staffed regional brokerage offices, inspections and due diligence, transaction costs, landlord-tenant and legal compliance, and renovating and marketing costs. In addition, we expect that recently acquired properties in the process of stabilization will be unproductive assets generating no revenue for up to six months after acquisition.

        We have not adopted and do not expect to adopt a policy of making future acquisitions only if they are accretive to existing yields and distributable cash. We will continue to invest significant resources developing our Manager's acquisition and property management platforms and we plan to continue acquiring properties as long as we believe such properties offer an attractive total return opportunity. Accordingly, future acquisitions may have lower yield characteristics than our current portfolio and if such future acquisitions are funded through equity issuances, the yield and distributable cash per share will be reduced and the value of our common stock may decline.

We may need additional capital or may seek to employ leverage to expand our portfolio, and such financing may not be available.

        To date, all of our properties have been purchased for cash and we have no outstanding indebtedness. However, we may use leverage to obtain additional capital or increase potential returns to our stockholders in the future. We may be unable to leverage our assets or obtain additional financing. We may also be limited or restricted in the amount of leverage we may employ by the terms and provisions of any financing or other agreements that we may enter into in the future and such agreements may contain covenants restricting our operating flexibility.

We have many competitors and may not become an industry leader.

        Recently, several institutional investors have begun acquiring single-family homes on a large scale. Traditionally, foreclosed properties and loans in respect of properties in pre-foreclosure were sold individually to private home buyers and small-scale investors. The sale of these assets in bulk pools and the entry into this market of large, well-capitalized institutional investors, including us, are relatively recent trends, which we expect to intensify in the near future. Several other REITs and other funds have recently deployed, or are expected to deploy in the near future, significant amounts of capital to these asset categories, and may have investment objectives that overlap with ours. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds and other financial institutions. Many of our competitors may be larger and have greater financial, technical, leasing, marketing and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. At this time, neither we nor any other company has established a market-leading position, and even if we succeed in becoming an industry leader there can be no assurance that it will confer any long-term competitive advantage or positive financial results.

Our dependence upon third parties for key services may harm our financial results or reputation if the third parties fail to perform.

        We have entered into agreements with third parties to provide some of the services required under the management agreement and the property management and acquisition services agreement, including acquisition services, property management, leasing, renovation and maintenance. For example, we currently use third-party property managers for approximately half of our current properties, and we also use third-party acquisition personnel in Tampa, Tucson and Orlando. Selecting, managing and supervising these third-party service providers requires significant management resources and expertise. If our Manager does not select, manage and supervise appropriate third parties for these services, our reputation and financial results may suffer. Notwithstanding our efforts to implement and enforce strong policies and practices regarding service providers, we may not successfully detect and prevent fraud, incompetence or theft by our third-party service providers. In addition, any removal or termination of third-party service providers would require us to seek new vendors or providers, which would create delays and adversely affect our operations. Poor performance by third-party service providers, especially those who interact with tenants in our properties, will reflect poorly on us and could significantly damage our reputation among desirable tenants. In the event of fraud or misconduct by a third-party property manager, we could also be exposed to material liability and be held responsible for damages, fines and/or penalties.

The price you pay for the common stock in this offering may exceed the fair market value of the underlying assets represented by your ownership stake.

        We have not obtained third-party appraisals of the properties and other assets held by Two Harbors Property and the Provident Entities that we plan to acquire in connection with this offering and the Formation Transactions. The value of the cash, the common units in the Operating Partnership and the shares of our common stock that we will pay or issue as consideration will increase or decrease if our common stock is priced above or below the midpoint of the range shown on the front cover of this prospectus. The initial public offering price of our common stock will be determined by us in consultation with the underwriters based on the perceived value of the property portfolio being acquired in the Formation Transactions, our other financial information, the perceived ability of our management, our perceived prospects for achieving an attractive yield and distributable cash flow, the prevailing securities markets at the time of this offering and the recent market prices of, and the demand for, publicly traded shares of similar companies. The initial public offering price of our common stock will be higher than the net tangible book value per share of our common stock immediately after the consummation of this offering and the Formation Transactions. Therefore, if you purchase our common stock in this offering, you will incur an immediate dilution of $            (or approximately        %) in net tangible book value per share from the price you paid, based upon the initial public offering price of $            per share, the midpoint of the range shown on the front cover of this prospectus.

Many factors impact the single-family residential rental market and if rents in our target markets do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

        The success of our business model will depend, in part, on conditions in the single-family rental market in our target markets. Our asset acquisitions will be premised on assumptions about occupancy and rent levels, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced. Rental rates and occupancy levels have benefited in recent periods from macro trends affecting the U.S. economy and residential real estate markets in particular, including:

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  a tightening of credit that has made it more difficult to finance a home purchase, combined with efforts by consumers generally to reduce their exposure to credit;

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  weak economic and employment conditions that have increased foreclosure rates and made it more difficult for families to remain in their homes that were purchased prior to the housing market downturn;

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  declining real estate values that have challenged the traditional notion that homeownership is a stable investment; and

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  the unprecedented level of vacant housing comprising the REO inventory held for sale by banks, government-sponsored entities, or GSEs, and other mortgage lenders or guarantors.

        We do not expect these favorable trends in the residential rental market to continue indefinitely. Eventually, a strengthening of the U.S. economy and job growth, coupled with government programs designed to keep home owners in their homes and/or other factors may contribute to a stabilization or reversal of the current trend that favors renting rather than homeownership. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase undervalued housing assets and convert them to productive uses, the supply of single-family rental properties will decrease and the competition for tenants may intensify. A softening of the rental market in our target areas would reduce our rental income and profitability.

Mortgage loan modification programs and future legislative action may adversely affect the number of available properties that meet our investment criteria.

        The U.S. government, through the Federal Reserve, the Federal Housing Administration and the Federal Deposit Insurance Corporation, has implemented a number of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures, including the Home Affordable Modification Program, which seeks to provide relief to homeowners whose mortgages are in or may be subject to foreclosure, and the Home Affordable Refinance Program, which allows certain borrowers who are underwater on their mortgage but current on their mortgage payments to refinance their loans. Several states, including states in which our current target markets are located, have adopted or are considering similar legislation. These programs and other loss mitigation programs may involve, among other things, the modification or refinancing of mortgage loans or providing homeowners with additional relief from loan foreclosures. Such loan modifications and other measures are intended and designed to lead to fewer foreclosures, which will decrease the supply of properties that meet our investment criteria.

        The pace of residential foreclosures is unpredictable and subject to numerous factors. In recent periods there has been a backlog of foreclosures due to a combination of volume constraints and legal actions, including those brought by the U.S. Department of Justice, or DOJ, the Department of Housing and Urban Development, or HUD, and State Attorneys General against mortgage servicers alleging wrongful foreclosure practices. Financial institutions have also been subjected to regulatory restrictions and limitations on foreclosure activity by the Federal Deposit Insurance Corporation. Legal claims brought or threatened by the DOJ, HUD and 49 State Attorneys General against the five largest residential mortgage servicers in the country were settled in 2012. As part of this approximately $25 billion settlement, a portion of the settlement funds will be directed to homeowners seeking to avoid foreclosure through mortgage modifications, and servicers are required to adopt specified measures to reduce mortgage obligations in certain situations. It is expected that the settlement will help many homeowners avoid foreclosures that would otherwise have occurred in the near term, and with lower monthly payments and mortgage debts, for years to come. It is also foreseeable that other residential mortgage servicing companies that were not among the five included in the initial $25 billion settlement will agree to similar settlements that will further reduce the supply of houses in the process of foreclosure.

        In addition, numerous federal and state legislatures have considered, proposed or adopted legislation to constrain foreclosures, or may do so in the future. For example, in 2012, California enacted a law imposing new limitations on foreclosures while a request for a loan modification is pending. The Dodd-Frank Act also created the Consumer Financial Protection Bureau, which supervises and enforces federal consumer protection laws as they apply to banks, credit unions, and other financial companies, including mortgage servicers. It remains uncertain as to whether any of these measures will have a significant impact on foreclosure volumes or what the timing of that impact would be. If foreclosure volumes were to decline significantly, we would expect REO inventory levels to decline or to grow at a slower pace, which would make it more difficult to find target assets at attractive prices and might constrain our growth or reduce our long-term profitability. Also, the number of families seeking rental housing might be reduced by such legislation, reducing rental housing demand in our target markets.

Claims of deficiencies in the foreclosure process may result in rescission of our purchases at auction or reduce the supply of foreclosed properties available to us.

        Allegations of deficiencies in foreclosure practices could result in claims challenging the validity of some foreclosures that have occurred to date, potentially placing our claim of ownership to the properties at risk. Our title insurance policies may not provide adequate protection in such instances or such proceedings may result in a complete loss without compensation.

        Each state has its own laws governing the procedures to foreclose on mortgages and deeds of trust, and state laws generally require strict compliance with these laws in both judicial and non-judicial foreclosures. Recently, courts and administrative agencies have been more actively involved in enforcing state laws governing foreclosures, and in some circumstances have imposed new rules and requirements regarding foreclosures. Some courts have delayed or prohibited foreclosures based on alleged failures to comply with proper transfers of title, notice, identification of parties in interest, documentation and other legal requirements. Further, foreclosed owners and their legal representatives, including some prominent and well-financed legal firms, have brought litigation questioning the validity and finality of foreclosures that have already occurred. These developments may slow or reduce the supply of foreclosed houses available to us for purchase and may call into question the validity of our title to houses acquired at foreclosure, or result in rescission rights or other borrower remedies, which could result in a loss of a property purchased by us that may not be covered by title insurance, an increase in litigation costs incurred with respect to properties obtained through foreclosure, or delays in stabilizing and leasing such properties promptly after acquisition.

Our underwriting criteria and evaluation of properties involves a number of assumptions that may prove inaccurate, which may cause us to overpay for our properties or incur significant costs to renovate and market a property.

        In determining whether a particular property meets our investment criteria, we make a number of assumptions, including assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and tenant default rates. These assumptions may prove inaccurate, causing us to pay too much for properties we acquire, overvalue our properties or our properties not to perform as we expect, and adjustments to the assumptions we make in evaluating potential purchases may result in fewer properties qualifying under our investment criteria. Improvements in the market prices for single-family homes in our target markets or decreases in the available inventory could also reduce the supply of properties that meet our investment criteria. Reductions in the supply of properties that meet our investment criteria may adversely affect our operating results and ability to implement our business plan.

        Furthermore, the properties we acquire are likely to vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success will depend on our ability to acquire properties that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and keep them maintained in rentable condition. Our Manager's ability to identify and acquire such properties will be fundamental to our success.

        In addition, the recent market and regulatory environments relating to single-family residential properties have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating foreclosed premises, which significantly increases the time period between the acquisition and leasing of a property. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect our operating results.

The types of properties on which our acquisition strategy focuses have an increased risk of damage due to vandalism, mold and infestation, which may require extensive renovation prior to renting.

        Our acquisition strategy predominately targets distressed single-family properties that often involve defaults by homeowners on their home loan obligations. For multiple reasons, distressed properties may be in worse physical condition than other similar properties. When homeowners fall behind on their mortgage payments, they may cease to maintain the property in good condition, vandalize it, or may abandon the property altogether. Vacant and neglected homes are subject to increased risks of vandalism, theft, mold, infestation, general deterioration and other maintenance problems that may worsen without appropriate attention and remediation. We generally will not hire independent third-party home inspectors to inspect properties before purchase and will instead rely on the acquisition employees of our Manager's operating subsidiary to conduct detailed interior visual inspections when possible. Furthermore, although we intend to inspect our portfolio properties periodically, we may not become aware of conditions such as water infiltration, mold or infestation until significant damage has been done to our property requiring extensive remediation and repairs as well as providing substitute housing for a tenant.

Certain of our older properties may contain lead-based paint, which we may be required to remove or could expose us to liability, either of which would adversely affect our operating results.

        Approximately 25% of the properties in the Initial Portfolio are over 30 years old, and those premises may contain lead-based paint. The existence of lead paint is especially a concern in residential units and can cause health problems, particularly for children. A structure built prior to 1978 may contain lead-based paint and may present a potential exposure to lead; however, structures built after 1978 are not likely to contain lead-based paint. Federal and state laws impose certain disclosure requirements and restrict and regulate renovation activities on housing built before 1978. Violation of these restrictions could result in fines or criminal liability, and we could be subject to liability arising from lawsuits alleging personal injury or related claims. Although we attempt to comply with all such regulations, we have not conducted tests on the properties in the Initial Portfolio to determine the presence of lead-based paint and we cannot guarantee that we will not incur any material liabilities as a result of the presence of lead paint in our properties.

A substantial portion of our properties are purchased at auction, where we generally are not able to conduct a thorough inspection before purchasing the properties, and we may not accurately assess the extent of renovations required.

        Over 75% of the properties in our Initial Portfolio were purchased at auction, and we completed one bulk sale at which we purchased approximately 100 properties. When we purchase properties at auction or in bulk sales, we generally do not have the opportunity to conduct interior inspections and may not be able to access a property to conduct more than the most cursory of exterior inspections. These inspection processes may fail to reveal major defects associated with properties we acquire, which may result in renovation and maintenance costs and time frames that far exceed our estimates and negatively affect our financial results and earnings.

The costs and time to secure possession and control of a newly acquired property may exceed our current assumptions, which would increase the costs and delay our receipt of revenue from the property.

        Upon acquiring a new property, we may have to evict residents who are in unlawful possession before we can secure possession and control of the property. The holdover occupants may be the former owners or tenants of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming. If these costs and delays exceed our expectations in a large proportion of our newly acquired properties, our financial performance may suffer because of the increased expenses incurred or the unexpected delays in turning the properties into revenue-producing assets.

We may not have control over timing and costs arising from renovation of properties, which may adversely affect our earnings and distributable cash.

        We expect that nearly all of our properties will require some level of renovation immediately upon their acquisition or in the future following expiration of a lease or otherwise. We may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. In addition, we will be required to make ongoing capital improvements and replacements and may need to perform significant renovations from time to time to reposition properties in the rental market. Our homes will have infrastructure and appliances of varying ages and conditions. Consequently, we expect that our Manager will routinely retain independent contractors and trade professionals to perform physical repair work and we will be exposed to all of the risks inherent in property renovation, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, certificates of occupancy and poor workmanship. Although we do not expect that renovation difficulties on any individual property will be significant to our overall results, if our assumptions regarding the costs or timing of renovation across our portfolio prove to be materially inaccurate, our earnings and distributable cash may be adversely affected.

We may be subject to unknown or contingent liabilities or restrictions related to properties that we acquire for which we may have limited or no recourse.

        Assets and entities that we have acquired or may acquire in the future, including the Initial Portfolio acquired upon acquisition of our Predecessor and the Provident Entities, may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for or with respect to liens attached to properties, unpaid real estate tax, utilities or homeowners' association, or HOA, charges for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors or other persons dealing with the acquired entities and tax liabilities, among other things. Purchases of single-family properties acquired at auction, in short sales, from lenders or in bulk purchases typically involve few or no representations or warranties with respect to the properties and may allow us limited or no recourse against the sellers of such properties. Such properties also often have unpaid tax, utility and HOA liabilities for which we may be obligated but fail to anticipate. As a result, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our operating results and financial condition. Additionally, these properties may be subject to covenants, conditions or restrictions that restrict the use or ownership of such properties, including prohibitions on leasing or requirements to obtain the approval of HOAs prior to leasing. We may not discover such restrictions during the acquisition process and such restrictions may adversely affect our ability to operate such properties as we intend.

Our operating performance is subject to risks associated with the real estate industry that could reduce the rent we receive, decrease the value of our properties and adversely affect our financial condition.

        Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for dividends as well as the value of our properties. These events include:

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  adverse changes in national or local real estate, economic and demographic conditions;

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  vacancies or our inability to rent our homes on favorable terms or at favorable rental rates;

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  adverse changes in financial conditions of buyers, sellers and tenants of properties;

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  inability to collect rent from tenants;

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  reduced demand for single-family home rentals and changes in the relative popularity of properties and neighborhoods;

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  increased supply of single-family homes and availability of financing;

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  increases in expenses, including insurance costs, labor costs, energy prices, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies to the extent that we are unable to pass on these increases to our tenants;

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  the effects of rent controls, stabilization laws and other laws or covenants regulating rental rates; and

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  changes in, and changes in enforcement of, laws, regulations and governmental policies, including health, safety, environmental, rental property, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990.

        In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. If we cannot operate our properties to meet our financial expectations, our financial condition, results of operations, cash flow, per share trading price of our common stock, ability to satisfy our debt service obligations and ability to pay dividends to you could be adversely affected.

Short-term leases of residential property may expose us to the effects of declining market rents.

        We anticipate that substantially all of our leases will be of a duration of less than two years and will be one year in the majority of cases. As these leases permit the residents to leave at the end of the lease term without penalty, we anticipate our rental revenues may be affected by declines in market rents more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Because we have no track record, we cannot accurately predict our turnover rate or the associated costs we will incur.

Our revenue and expenses are not directly correlated, and because a large percentage of our costs and expenses are fixed, we may not be able to adapt our cost structure to offset declines in our revenue.

        Most of the expenses associated with our business, such as acquisition costs, renovation and maintenance costs, real estate taxes, HOA fees, personal and ad valorem taxes, insurance, utilities, employee wages and benefits and other general corporate expenses are fixed and do not necessarily decrease with a reduction in revenue from our business. Our assets are also prone to depreciation and will require a significant amount of ongoing capital expenditures. Our expenses and ongoing capital expenditures will also be affected by inflationary increases and certain of our cost increases may exceed the rate of inflation in any given period. By contrast, as described above, our rental income will be affected by many factors beyond our control such as the availability of alternative rental housing and economic conditions in our target markets. As a result, we may not be able to fully offset rising costs and capital spending by higher lease rates, which could have a material adverse effect on our results of operations and cash available for distribution. In addition, state and local regulations may require us to maintain properties that we own, even if the cost of maintenance is greater than the value of the property or any potential benefit from renting the property.

Our portfolio consists of properties geographically concentrated in certain markets and any adverse developments in local economic conditions, the demand for single-family rental homes in these markets or natural disasters may negatively affect our operating results.

        Our portfolio consists of properties geographically concentrated in Arizona, California, Florida, Georgia, Nevada and North Carolina. As such, we are susceptible to local economic conditions, other regulations, the supply of and demand for single-family rental properties and natural disasters in these areas. If there is a downturn in the economy, an oversupply of or decrease in demand for single-family rental properties in these markets or natural disasters in these geographical areas, our business could be materially adversely affected to a greater extent than if we owned a real estate portfolio that was more geographically diversified. Many of our initial properties are located in markets that have experienced a significant decline in home prices and it may take longer for housing prices to recover in those markets.

A significant number of our residential properties are part of HOAs and we and our tenants are subject to the rules and regulations of such HOAs, which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs which would be costly.

        A significant number of the properties in our portfolio are located within HOAs, which are private entities that regulate the activities of and levy assessments on properties in a residential subdivision. HOAs in which we own properties may have or enact onerous or arbitrary rules that restrict our ability to renovate, market or lease our properties or require us to renovate or maintain such properties at standards or costs that are in excess of our planned operating budgets. Such rules may include requirements for landscaping, limitations on signage promoting a property for lease or sale, or the use of specific construction materials be used in renovations. Some HOAs also impose limits on the number of property owners who may rent their homes, which if met or exceeded, would cause us to incur additional costs to resell the property and opportunity costs of lost rental income. Furthermore, many HOAs impose restrictions on the conduct of occupants of homes and the use of common areas and we may have tenants who violate HOA rules and for which we may be liable as the property owner. Additionally, the boards of directors of the HOAs in which we own property may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing the property and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from renting such property or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on these properties.

We may be subject to losses that are either uninsurable, not economically insurable or that are in excess of our insurance coverage.

        Our properties may be damaged by adverse weather conditions and natural disasters such as earthquakes, tsunamis, wind, floods, landslides and fires. In addition, our properties may be subject to environmental liabilities and we will be exposed to personal liability for accidents which may occur on our properties. Our insurance may not be adequate to cover all damages or losses from these events, or it may not be economically prudent to purchase insurance for certain types of losses, such as hurricanes or earthquakes. As a result, we may be required to incur significant costs in the event of adverse weather conditions and natural disasters or events which result in environmental or personal liability. We may not carry or may discontinue certain types of insurance coverage on some or all of our properties in the future if the cost of premiums for any of these policies in our judgment exceeds the value of the coverage discounted for the risk of loss. Because we tend to concentrate ownership in target markets, if we own numerous properties in a geographic area affected by a natural disaster or similar catastrophic event, it could damage or destroy a substantial portion of our real estate assets, and expose us to liabilities to our affected tenants to immediately repair or replace their leaseholds on non-economic terms. If we experience losses that are uninsured or exceeds policy limits, we could incur significant uninsured costs or liabilities, lose the capital invested in the properties, and lose the anticipated future cash flows from those properties. In addition, our environmental or personal liability may result in losses substantially in excess of the value of the related property.

Compliance with new or existing laws, regulations and covenants that are applicable to our properties, including permit, license and zoning requirements, may adversely affect our ability to make future acquisitions or renovations, result in significant costs or delays and adversely affect our growth strategy.

        Our properties are subject to various covenants and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers or HOAs, may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic, asbestos cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our failure to obtain permits, licenses and zoning approvals on a timely basis could have a material adverse effect on our business, financial condition and results of operations.

We will be subject to tenant relief laws and may be subject to rent control laws, which will negatively impact our rental income and profitability.

        When we acquire distressed properties we often will need to evict the prior occupant of the premises and, as landlord of numerous properties, we will regularly be in the situation of having to evict tenants who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory "cure" policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the property. Additionally, state and local landlord tenant laws may impose legal duties to assist tenants in relocating to new housing, or restrict the landlord's ability to recover certain costs or charge tenants for damage tenants cause to the landlord's premises. Because such laws vary by state and locality, our regional and local property managers will need to be familiar with and take all appropriate steps to comply with all applicable landlord tenant laws, and we will need to incur supervisory and legal expenses to insure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries' litigation fees and expenses if judgment is entered against us in such litigation, or if we settle such litigation.

        Furthermore, rent control laws may affect our rental income. Especially in times of recession and economic slowdown, rent control initiatives can acquire significant political support. Were rent control to unexpectedly become applicable to certain of our properties, the effects on both our rental income and the value of such properties could be material and adverse.

Class action, tenant rights and consumer demands and litigation may result in increased expenses and harm our financial results.

        There are numerous tenants' rights and consumer rights organizations throughout the country that operate in our target markets, and as we grow in scale, we may attract attention from some of these organizations and become a target of legal demands or litigation. Many such consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues, and with the large settlements identified above and the increased market for single-family rentals arising from displaced homeownership, some of these organizations may shift their litigation, lobbying, fundraising and grass roots organizing activities to focus on landlord tenant issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one state or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief. We cannot anticipate what form such legal actions might take, or what remedies they may seek. Additionally, these organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, or may lobby state and local legislatures to pass new laws and regulations to constrain our business operations. If they are successful in any such endeavors, they could directly limit and constrain our business operations, and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

Poor tenant selection and defaults by renters may negatively affect our financial performance and reputation.

        Our success will depend in large part upon our ability to attract and retain qualified tenants for our properties. This will depend, in turn, upon our ability to screen applicants, identify good tenants and avoid tenants who may default. We will inevitably make mistakes in our selection of tenants, and we may rent to tenants whose default on our leases or failure to comply with the terms of the lease or HOA regulations negatively affect our financial performance, reputation and the quality and value of our properties. For example, tenants may default on payment of rent, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, make use of our properties for illegal purposes, damage or make unauthorized structural changes to our properties which may not be fully covered by security deposits, refuse to leave the property when the lease is terminated, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sublet to less desirable individuals in violation of our leases, or permit unauthorized persons to live with them. In addition, defaulting renters of our residential real properties will often be effectively judgment-proof. The process of evicting a defaulting renter from a family residence can be adversarial, protracted and costly. Furthermore, some tenants facing eviction may damage or destroy the property. Damage to our properties may significantly delay re-leasing after eviction, necessitate expensive repairs or impair the rental income or value of the property, resulting in a lower than expected rate of return. In addition, we will incur turnover costs associated with re-leasing the properties such as marketing and brokerage commissions and will not collect revenue while the property sits vacant. Although our Manager will attempt to work with tenants to prevent such damage or destruction, there can be no assurance that our Manager will be successful in all or most cases. Such tenants will not only cause us not to achieve our financial objectives for the properties in which they live, but may subject us to liability, and may damage our reputation with our other tenants and in the communities where we do business.

Declining real estate valuations and impairment charges could adversely affect our earnings and financial condition.

        Our success will depend upon our ability to acquire rental properties at attractive valuations, such that we can earn a satisfactory return on the investment primarily through rental income and secondarily through increases in the value of the properties. If we overpay for properties or if their value subsequently drops or fails to rise because of market factors, we will not achieve our financial objectives.

        We will periodically review the value of our properties to determine whether their value, based on market factors, projected income and generally accepted accounting principles, has permanently decreased such that it is necessary or appropriate to take an impairment loss in the relevant accounting period. Such a loss would cause an immediate reduction of net income in the applicable accounting period and would be reflected in a decrease in our balance sheet assets. The reduction of net income from an impairment loss could lead to a reduction in our dividends, both in the relevant accounting period and in future periods. Even if we do not determine that it is necessary or appropriate to record an impairment loss, a reduction in the intrinsic value of a property would become manifest over time through reduced income from the property and would therefore affect our earnings and financial condition.

A prolonged economic slowdown or a lengthy or severe recession or stagnation or decline in home values could impair our assets and harm our operations.

        The risks associated with our business are more severe during periods of economic slowdown or recession. For example, the ability of tenants to pay their rent typically depends on the income or assets of the tenant. During an economic slowdown, unemployment rises and increasing numbers of tenants have difficulty making payments on their obligations, including rent. Any sustained period of increased payment delinquencies or defaults could adversely affect our revenues, results of operations, financial condition, business prospects and ability to make distributions to stockholders. Thus any prolonged economic slowdown or a lengthy or severe recession, whether caused by global unrest, acts or threats of terrorism, breakdowns in the financial system or otherwise, could impair our assets or the performance of our assets and harm our operations.

Title defects and eminent domain could lead to material losses on our investments in our target assets.

        Although we currently intend to acquire title insurance on the majority of our residential properties when it is available, we will also acquire a number of our homes on an "as is" basis at auctions, without the benefit of title insurance prior to closing. Increased scrutiny of title matters, particularly in the case of foreclosures, could lead to legal challenges with respect to the validity of the sale. In the absence of title insurance, the sale may be rescinded and we may be unable to recover our purchase price, resulting in a complete loss. Title insurance obtained subsequent to purchase offers little protection against discoverable defects as they are typically excluded from such policies. Although our Manager will implement policies, procedures and practices to assess the state of title prior to purchase, there can be no assurance that these policies and procedures will be completely effective, which could lead to a material if not complete loss on our investment in such properties. In addition, even if we are able to acquire title insurance on a property, the insurance may not cover all defects and/or the significant legal costs associated with obtaining clear title.

        Our title to a property, especially those acquired at auction, may be challenged for a variety of reasons including allegations of defects in the foreclosure process. Title insurance may not prove adequate in these instances.

        It is also possible that governmental authorities may exercise eminent domain to acquire land on which our properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. Our acquisition strategy is premised on the concept that this "fair value" will be substantially less than the real value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain. Several cities are also exploring proposals to use eminent domain to acquire mortgages to assist homeowners to remain in their homes, potentially reducing the supply of single-family properties in our markets.

We anticipate being involved in a variety of legal actions and administrative proceedings as a result of which we may incur significant costs.

        We anticipate involvement in a variety of legal actions and administrative proceedings that arise from time to time in the ordinary course of business. In addition, as a result of the Formation Transactions, we expect to assume responsibility for various legal actions and administrative proceedings that may be in process on the date of closing. These matters may include eviction proceedings and other landlord tenant disputes, challenges to title and ownership rights (including actions brought by prior owners alleging wrongful foreclosure by their lender or servicer), and issues with local housing officials arising from the condition or maintenance of the property. While we intend to vigorously defend any non-meritorious claim or proceeding, no assurance can be given that we will not incur significant costs or be subject to material losses as a result.

Increasing real estate taxes, HOA fees and insurance costs may negatively impact our financial results.

        As a result of our substantial real estate holdings, the cost of real estate taxes and insuring our properties is a significant component of our expenses. In addition, a substantial portion of the properties in the Initial Portfolio are subject to HOAs, which have the power to increase monthly charges and make assessments for capital improvements and common area repairs. Real estate taxes, HOA fees and insurance premiums are subject to significant increases, which can be outside of our control. If the costs associated with real estate taxes, HOA fees and assessments or insurance should rise significantly and we are unable to raise rents to offset such increases, our results of operations would be negatively impacted.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

        In the ordinary course of our business we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current tenants, our employees and third-party service providers in our branch offices and on our networks and website. The secure processing and maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, which could adversely affect our results of operations and competitive position.

As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

        We may be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of this offering. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

        We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

        If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, investors could lose confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline, and we may become subject to investigation or sanctions by the SEC. We will be required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, if we take advantage of the exemptions contained in the JOBS Act. We will remain an "emerging growth company" for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following December 31. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future. In addition, to comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We may not be able to effectively manage our growth, which requires significant resources, and our results may be adversely affected.

        Over 50% of the assets in the portfolio to be acquired by us in the Formation Transactions were purchased by our Predecessor and the Provident Entities within the past 12 months. After the consummation of this offering, we plan to continue our rapid acquisition strategy, which will demand significant resources and attention from our Manager and may affect our financial performance. Our future operating results depend on our ability to effectively manage this rapid growth, which is dependent, in part, upon the ability of our Manager to:

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  stabilize and manage a rapidly increasing number of properties and tenant relationships while maintaining a high level of customer service and building and enhancing our brand;

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  identify and supervise an increasing number of suitable third parties on which our Manager relies to provide certain services to our properties;

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  continue to improve our operational and financial controls and reporting procedures and systems; and

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  scale our technology and other infrastructure platforms to adequately service new properties.

        We cannot assure you that our Manager will be able to achieve these results or that we may otherwise be able to manage our growth effectively. Any failure to do so may have an adverse effect on our business and financial results.

There are risks inherent in the Formation Transactions that may adversely affect the value of our properties.

        We set the fair market value of the properties to be acquired in the Formation Transactions based on a number of estimates and assumptions. We did not obtain opinions of fair value from independent third-party appraisers for these properties. Our estimates and assumptions may prove incorrect or there may be unknown or unforeseen liabilities associated with these properties that could result in the fair market value of the properties being materially lower than our estimate.

        Additionally, if we suffer harm as a result of our Predecessor or the Provident Entities breaching any of the representations, warranties or covenants made by them in the documents governing the Formation Transactions, we may not have any recourse against them. Further, to the extent that we do have any claims at law or equity against them for such breaches, we cannot assure you that we will be able to obtain or enforce a judgment in our favor. Therefore, any breaches of their representations, warranties or covenants could adversely affect the value of the properties that we acquire in the Formation Transactions and our financial results.

Our financial results in the period or periods immediately following the consummation of this offering may not be reflective of our earnings potential and may cause our stock price to decline.

        Our financial results in the fiscal periods immediately following the consummation of this offering may not be representative of our future potential. Until we are able to fully deploy the proceeds of this offering, we will invest such funds in interest-bearing accounts and short-term, interest-bearing securities, with lower yield than we would expect to receive once these funds have been fully invested in our core single-family residential properties. In addition, since a significant portion of our Initial Portfolio was acquired within the past 12 months and we expect to experience rapid growth following this offering, we will have a greater percentage of our portfolio invested in assets in the process of stabilization than we would expect to have as a more mature operation. It will take time and significant cash resources to renovate, reposition and lease these properties in the process of stabilization. As a result, newly acquired properties will remain unproductive for some period of time following the offering and will reduce our overall financial performance. Our Manager will also incur additional reimbursable expenses to expand our operations, systems and infrastructure to support our growth. If we experience lower-than-expected financial results, our stock price and the value of your investment may decline.

        In addition, future equity or debt financings may impact our financial results in the fiscal periods following such financings for the same reasons listed above, which may similarly cause our stock price and the value of your investment to decline.

Risks Related to Our Relationship with Our Manager

We are dependent upon our Manager, our Manager's operating subsidiary and their key personnel, who provide services to us through the management agreement and the property management and acquisition services agreement, and we may not find suitable replacements if these agreements are terminated or these key personnel leave our Manager or our Manager's operating subsidiary or otherwise become unavailable to us.

        We have no employees and no separate facilities. Instead, we are completely dependent upon our Manager and our Manager's operating subsidiary, which have significant discretion as to the implementation and execution of our investment and operating policies and business strategies. Our success will depend upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of our Manager and our Manager's operating subsidiary. The departure of any of the officers or key personnel of our Manager or our Manager's operating subsidiary could have a material adverse effect on our performance.

        After the third anniversary of this offering, our Manager and our Manager's operating subsidiary will not be obligated to dedicate any specific personnel exclusively to us. Some of the officers of our Manager or Manager's operating subsidiary have significant responsibilities for the other business of Pine River and as a result, these individuals may not always be willing or able to devote sufficient time to the management of our business.

        The initial terms of the management agreement with our Manager and the property management and acquisition services agreement with our Manager's operating subsidiary only extend until three years and one year after the close of this offering, respectively. If these agreements are terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

We are dependent upon Pine River and its personnel, but cannot be assured of their continuing availability.

        Our Manager will, concurrently with the consummation of this offering, enter into a shared services and facilities agreement with Pine River pursuant to which Pine River provides our Manager with a portion of our Manager's personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement. Because we will not be a party to the shared services and facilities agreement, we will not have any recourse against Pine River if it does not fulfill its obligations under the shared services and facilities agreement or if Pine River and our Manager choose to amend or terminate the shared services and facilities agreement.

Our Manager and certain of its affiliates may have interests that diverge from the interests of our stockholders.

        We are subject to conflicts of interest arising out of our relationship with our Manager, our Manager's operating subsidiary, Pine River, Provident and each of their affiliates. Our Manager is a joint venture owned by Pine River and Provident. Each of Brian Taylor (a director nominee), Thomas Siering (a director nominee) and Timothy O'Brien (our General Counsel and Secretary) is a partner and owner of equity interests in Pine River. Irvin R. Kessler (a director nominee) is the managing member and owner of equity interests in Provident. These individuals, as well as our other executive officers and the employees of our Manager and its affiliates on whom we rely, could make substantial profits as a result of investment opportunities allocated to entities other than us. As a result, these individuals could pursue transactions that may not be in our best interest, which could have a material adverse effect on our operations and your investment.

After the end of the exclusivity periods with our Manager and our Manager's operating subsidiary, our Manager and our Manager's operating subsidiary may manage other single-family real estate portfolios, which may result in certain conflicts of interest that could have an adverse effect on our business.

        The management agreement and the property management and acquisition services agreement each provide that our Manager and our Manager's operating subsidiary, as applicable, may only manage single family real estate portfolios that are owned by us, our subsidiaries and any future joint venture in which we are an investor prior to the third anniversary of this offering. After the expiration of this exclusivity period, however, our Manager and our Manager's operating subsidiary will be free to manage single-family real estate portfolios owned by others. Our Manager and our Manager's operating subsidiary have developed and will continue to develop expertise, systems and relationships with third parties with respect to the acquisition, management and leasing of single-family real estate in our target markets. If our Manager and our Manager's operating subsidiary or another entity affiliated with these individuals were to manage other residential assets in the future, they may leverage the expertise and skills garnered as our Manager or our Manager's operating subsidiary to compete directly with us for acquisition opportunities, financing opportunities, tenants and in other aspects of our business, which could have an adverse effect on our business. Neither our Manager nor our Manager's operating subsidiary have any fiduciary duties to us and there is no assurance that any conflicts of interest will be resolved in favor of our stockholders.

        In contrast to many publicly traded REITs owning more traditional real estate asset classes or real estate-related securities portfolios, we believe that the success of our business will require a significantly higher level of hands-on day-to-day attention from our Manager and our Manager's operating subsidiary. If our Manager and our Manager's operating subsidiary were to manage other residential assets in the future, they will have less time available to devote to our business and may be unable to effectively allocate their time and other resources among multiple portfolios. Accordingly, the quality of services provided to us by our Manager or our Manager's operating subsidiary could decline, which could adversely impact all aspects of our business, including our growth prospects, tenant retention, occupancy and/or our results of operations.

The management agreement with our Manager and the property management and acquisition services agreement with our Manager's operating subsidiary were not negotiated on an arm's-length basis and may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

        The management agreement with our Manager and the property management and acquisition services agreement with our Manager's operating subsidiary were negotiated between related parties, and their terms, including fees payable to our Manager and our Manager's operating subsidiary, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. The terms of these agreements and similar agreements may not solely reflect your best interest and may be overly favorable to the other party to such agreements including in terms of the substantial compensation to be paid to these parties under these agreements. Further, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement or the property management and acquisition services agreement because of our desire to maintain our ongoing relationships with our Manager, our Manager's operating subsidiary, Pine River and Provident.

Our Manager may assign its obligations under the management agreement to its affiliates, who may not have the same expertise or provide the same level of service as our Manager.

        Under the management agreement, our Manager may subcontract and assign its responsibilities under the agreement to any of its affiliates, or it may assign the management agreement to any of its affiliates without the approval of our independent directors. Although our Manager has informed us that it has no current intention to effect such an assignment, if there is such an assignment or transfer, the assignee may not have comparable operational expertise, have sufficient personnel, or manage our company as well as our Manager.

Under our management agreement, our Manager has a contractually defined duty to us rather than a fiduciary duty, which may cause our Manager to devote fewer resources to managing us than if it had a statutory duty.

        Under the management agreement, our Manager maintains a contractual as opposed to a fiduciary relationship with us which limits our Manager's obligations to us to those specifically set forth in the management agreement. The ability of our Manager (or its personnel) and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. In addition, unlike for directors, there is no statutory standard of conduct under the Maryland General Corporation Law, or the MGCL, for officers of a Maryland corporation. Instead, officers of a Maryland corporation, including officers who are employees of our Manager, are subject to general agency principals, including the exercise of reasonable care and skill in the performance of their responsibilities, as well as the duties of loyalty, good faith and candid disclosure.

Our Manager and its employees and members have a conflict of interest because the advisory management fee is based on our fully diluted market capitalization, not our financial performance, and because our Manager passes through most of its costs and expenses to us regardless of performance or efficiency.

        In contrast to other asset and property managers that receive a fee based on assets or properties under management or a success fee based on financial performance, our Manager is entitled to receive an advisory management fee that is based on the market capitalization of our common stock at the end of each quarter, regardless of our financial performance. Accordingly, significant advisory management fees will be payable to our Manager even if we experience net losses. The advisory management fee structure gives our Manager the incentive to maximize market capitalization by the issuance of new common stock and the expansion of our scale of operations, regardless of the effect of this action on existing stockholders. In other words, the advisory management fee structure rewards our Manager primarily based on the equity value of Silver Bay, and not based on our returns to stockholders. Our advisory management fee structure would reward our Manager for issuances of common stock in the future, even if the net proceeds of such offerings cannot be invested in single-family properties with attractive yield characteristics. Any such offering would dilute our earnings and reduce distributions to our then-existing stockholders, but would provide economic benefits to our Manager. In addition, our Manager will have an economic incentive to fund future growth through the issuance of equity capital as opposed to employing leverage. Although the use of leverage would be expected to increase returns on equity, which might make our stock price rise and, consequently, increase our market capitalization, debt financing would not be expected to have nearly the same direct and immediate impact on advisory management fees as equity financing.

        In addition to the risk that our Manager may have financial incentives to take actions that are contrary to the interests of our stockholders, there is a risk that our advisory management fee structure will not provide adequate incentives to ensure that our Manager will devote its time and efforts to contain costs and maximize distributable cash. Because market capitalization can be increased through additional sales of common stock at reduced prices that provide new investors with an appropriate yield, there is a significant risk that our Manager could receive higher levels of compensation despite a failure to maximize distributable cash or achieve an attractive yield for the investors in this offering.

        Pursuant to the management agreement we must pay all costs and expenses of our Manager incurred in providing services to us except for certain expressly defined employee costs. Pursuant to the property management and acquisition services agreement, we must pay all costs and expenses incurred on our behalf in the operation of our Manager's operating subsidiary, including all personnel costs. The right of our Manager and our Manager's operating subsidiary to such reimbursement reduces their incentive to negotiate favorable contracts with third parties and minimize costs and expenses in operating our business, which could negatively affect our financial results.

Our management agreement requires us to pay our Manager a substantial fee in the event of a termination of the management agreement, which may adversely affect our inclination to end our relationship with our Manager.

        Termination of the management agreement with our Manager without cause is difficult and costly. The term "cause" is limited to certain specifically described circumstances. The management agreement provides that, in the absence of cause, we may only terminate it upon the vote of at least two-thirds of all of our independent directors and after giving 180 days' notice and providing our Manager with an opportunity to remedy any unsatisfactory performance.

        Additionally, upon a termination by us without cause (or upon a termination by our Manager due to our material breach), the management agreement requires us to pay our Manager a termination payment equal to 4.5% of the daily average of our fully diluted market capitalization in the quarter preceding such termination. This provision increases the effective cost to us of terminating our relationship with our Manager, even if we believe that our Manager's performance is not satisfactory.

        Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is renewable on an annual basis; provided, however, that our Manager may terminate the management agreement annually upon 180 days' prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

The liability of our Manager, Pine River and Provident are limited under the management agreement, and we have agreed to indemnify our Manager and its affiliates and advisers, including Pine River and Provident, against certain liabilities. As a result, we could experience poor performance or losses for which our Manager, Pine River and Provident would not be liable.

        Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager and its officers, stockholders, members, managers, personnel and directors, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager (which include Pine River and Provident) will not be liable to us, any of our subsidiaries, any of our directors, stockholders or partners or any subsidiary's stockholders, members or partners for acts or omissions performed in accordance with or pursuant to the management agreement, except by reason of acts constituting reckless disregard of our Manager's duties under the management agreement that have a material adverse effect on us, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager and its affiliates, including Pine River and Provident, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of our Manager' duties under the management agreement that have a material adverse effect on us, willful misconduct or gross negligence. As a result, if we experience poor performance or losses, our Manager would not be liable.

We expect our board of directors to approve very broad investment guidelines and not review or approve each acquisition decision made by our Manager.

        Our board of directors will periodically review and update our investment guidelines and will also review our portfolio of residential real estate and short-term investments, but it will not review or approve specific property acquisitions. Our Manager has great latitude within the broad parameters of the investment guidelines set by our board of directors in determining our acquisition strategies, which could result in net returns that are substantially below expectations or that result in material losses.

Our board of directors may change any of our strategy or investment guidelines, financing strategy or leverage policies without stockholder consent.

        Our board of directors may change any of our strategies, policies or procedures with respect to property acquisitions and divestitures, asset allocation, growth, operations, indebtedness, financing and distributions at any time without the consent of stockholders, which could result in our acquiring properties that are different from, and possibly riskier than, the types of single-family residential real estate investments described in this prospectus. These changes could adversely affect our financial condition, risk profile, results of operations, the market price of our common stock and our ability to make distributions to stockholders.

Risks Related to Our Common Stock

There is no public market for our common stock and a market may never develop, which could cause our common stock to trade at a discount and make it difficult for holders of our common stock to sell their shares.

        Our shares of common stock are newly issued securities for which there is no established trading market. We intend to apply to list our common stock on the NYSE under the trading symbol "SBY." However, there can be no assurance that an active trading market for our common stock will develop, or if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

        Some of the factors that could negatively affect the market price of our common stock include:

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  our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects;

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  actual or perceived conflicts of interest with our Manager, our Manager's operating subsidiary or their affiliates and individuals, including our executives;

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  equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

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  actual or anticipated accounting problems;

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  publication of research reports about us or the real estate industry;

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  changes in market valuations of similar companies;

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  adverse market reaction to any increased indebtedness we incur in the future;

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  additions to or departures of our Manager's or our Manager's operating subsidiary's key personnel;

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  speculation in the press or investment community;

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  our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

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  increases in market interest rates, which may lead investors to seek alternative investments paying higher dividends or interest, or to demand a higher distribution yield for our common stock, if we have begun to make distributions to our stockholders, and would result in increased interest expense on our variable rate debt, if any;

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  failure to maintain our REIT qualification;

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  price and volume fluctuations in the stock market generally; and

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  general market and economic conditions, including the current state of the credit and capital markets.

Sales of common stock in the future may have adverse effects on our share price.

        Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock (or securities which are convertible or exchangeable for common stock or preferred stock) on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future sales of our common stock, or the effect, if any, of the availability of shares for future sales, on the market price of our common stock. We may expand the scale of our operations and may utilize the proceeds of future equity offerings to accomplish that strategy. To the extent the proceeds of any future equity offering are invested in residential assets that have less favorable yield characteristics than our then existing portfolio, our stockholders will suffer dilution in their yield and distributable cash per share.

        As of the closing of this offering, Two Harbors and Provident and their respective affiliates will beneficially own an aggregate of                        shares of our common stock, or approximately        % of our outstanding common stock on a fully diluted basis after giving effect to the offering and the Formation Transactions. Shares distributed or issued to Two Harbors stockholders or Prior Provident Investors will be subject to a 90-day lock-up period, except for shares distributed or issued to our directors and officers, which will be subject to a 180-day lock-up period. Following such distributions, these shares will be freely transferable without restriction. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

        We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, or the Code, which requirement we currently intend to satisfy through quarterly cash distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, financial condition, maintenance of our REIT qualification and other factors that our board of directors may deem relevant from time to time. As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time or that the level of any distributions will achieve any specific market yield or will increase or be maintained over time. Any failure to achieve expected distributions could materially and adversely affect the price of our common stock.

We may use a portion of the net proceeds from this offering to make distributions, which would, among other things, reduce our cash available for investing.

        Prior to the time we have fully invested the net proceeds of this offering or are generating positive cash flow from operations, we may fund our quarterly distributions out of the net proceeds of the offering, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder's basis in its shares of our common stock.

We may employ leverage in the future which could expose us to additional risks, may impair our ability to pay dividends and may adversely affect the market price of our common stock.

        If we incur indebtedness in the future to fund our growth or operations, it is likely that the instruments governing such indebtedness will contain covenants restricting our operating flexibility. We may incur debt that is secured by all or a portion of the residences in our portfolio. We will bear the costs and fees associated with any such incurrence and ongoing interest expense that will reduce the amount of funds available to common stockholders. Because our decision to issue debt will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future incurrence and any such incurrence could reduce the market price of our common stock.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

        We are an "emerging growth company" as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit changes in control, preventing our stockholders from realizing a potential premium over the market price of our stock in a proposed acquisition.

        Certain provisions of the MGCL may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. We are subject to the "business combination" provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an "interested stockholder" (defined generally as any person who beneficially owns 10% or more of our then outstanding voting capital stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting capital stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of our voting capital stock; and (2) two-thirds of the votes entitled to be cast by holders of voting capital stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person), and between us and Pine River, Provident, Two Harbors, or any of their respective affiliates, without the need for additional board approval. See "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Business Combinations."

        The "control share" provisions of the MGCL provide that "control shares" of a Maryland corporation (defined as shares which, when aggregated with other shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of "control shares") have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquiror of control shares, our officers and our personnel who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future. See "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Control Share Acquisitions."

        The "unsolicited takeover" provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain provisions if we have a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which we will have upon the completion of this offering), and at least three independent directors. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. See "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Subtitle 8."

        In addition, certain other provisions of Maryland law and our charter and bylaws may inhibit changes in control. See "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws."

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

        Our charter authorizes our board of directors to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series or class of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Risks Related to Our Taxation as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

        We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we expect to receive an opinion of Orrick, Herrington & Sutcliffe LLP with respect to our qualification as a REIT in connection with the offering of our common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Orrick, Herrington & Sutcliffe LLP will not be binding on the IRS and will be based on Orrick, Herrington & Sutcliffe LLP's review and analysis of existing law and on certain representations as to factual matters made by us, including representations relating to our assets and the sources of our income. The opinion will be expressed as of the date issued and will not cover subsequent periods. Orrick, Herrington & Sutcliffe LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Orrick, Herrington & Sutcliffe LLP, and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Orrick, Herrington & Sutcliffe LLP.

        If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal (and applicable state and local) income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Dividends paid to our stockholders would not be deductible by us in computing our taxable income and would be taxable to our stockholders under the rules generally applicable to corporate distributions. The corporate tax liability arising from this inability to deduct dividends paid could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT. The rule disqualifying us from taxation as a REIT following a loss of REIT status would also apply to us if Two Harbors fails to qualify as a REIT, and we are treated as a successor to Two Harbors for federal income tax purposes.

Dividends payable by REITs do not generally qualify for the reduced tax rates available for some dividends.

        The federal income tax rate on certain corporate dividends paid to individuals and other non-corporate taxpayers is at a reduced rate of 15% (until December 31, 2012). It is uncertain whether this reduced rate will be continued beyond the scheduled expiration date. Dividends paid by REITs to individuals and other non-corporate stockholders are not generally eligible for the reduced rate. This may cause investors to view REITs investments to be less attractive than investments non-REITs, which in turn may adversely affect the value of stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our economic performance.

        We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order to comply with REIT requirements. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount required under the Code. We intend to make distributions to our stockholders to comply with the REIT requirements of the Code.

        Compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common stock. Furthermore, we may find it difficult or impossible to meet distribution requirements in certain circumstances. The requirement to distribute most of our taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be used to make future acquisitions or capital expenditures or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or cash, in order to comply with REIT requirements. These alternatives could adversely affect our economic performance.

If the initial tax basis that we establish for our assets is challenged by the IRS, we may have to distribute additional amounts in order to satisfy the REIT distribution requirements.

        We will establish our initial tax basis in the assets received in the Formation Transactions in part by reference to the trading price of our common stock. The IRS could assert that our initial tax basis is less than the amount determined by us (or is a carryover basis). If the IRS were successful in sustaining such an assertion, this would result in decreased depreciation deductions and increased gain on any asset dispositions, and thus increased taxable income, as compared to the amounts we had originally calculated and reported. This could result in our being required to distribute additional amounts in order to maintain our REIT status and avoid corporate taxes and also could result in our owing interest and penalties.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.

        In order for us to maintain our qualification as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year following our first year. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Our charter provides that, unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of our outstanding capital stock. Our board may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. The ownership limits imposed by the tax law are based upon direct or indirect ownership by "individuals," but only during the last half of a tax year. The ownership limits contained in our charter key off of the ownership at any time by any "person," which term includes entities. These ownership limitations in our charter are common in REIT charters and are intended to provide added assurance of compliance with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flow.

        Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, we could, in certain circumstances, be required to pay an excise tax or penalty tax (which could be significant in amount) in order to utilize one or more of the relief provisions under the Internal Revenue Code to maintain our qualification as a REIT. In addition, in order to meet the REIT qualification requirements or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of "dealer property," we may hold some of our assets or conduct activities through subsidiary corporations that will be subject to corporate-level income tax at regular rates (a "taxable REIT subsidiary", or "TRS"). In addition, if we lend money to a TRS, the TRS may be unable to deduct all or a portion of the interest paid to us, which could result in an even higher corporate level tax liability. Any of these taxes would decrease cash available for distribution to our stockholders.

        Furthermore, the Internal Revenue Code imposes a 100% tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's length basis. We will structure our transaction with any TRS on terms that we believe are arm's length to avoid incurring the 100% excise tax described above. There can be no assurances, however, that we will be able to avoid application of the 100% tax.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer (other than a TRS), and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

We may in the future choose to pay dividends in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends they receive.

        We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder, but subject to a limitation on the amount of cash that may be distributed. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend, whether received as cash or shares of our common stock, as ordinary income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

        Under a previously applicable Revenue Procedure, 90% of taxable cash/stock dividends of a REIT could be paid in stock. It is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends or assert that the requirements for such taxable cash/stock dividends have not been met.

The REIT rules relating to prohibited transactions could affect our disposition of assets and adversely affect our profitability.

        From time to time, we may choose to transfer or dispose of some of the properties in our portfolios. A REIT's net income from "prohibited transactions" is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, or "dealer property." We intend to conduct our activities so as not to generate prohibited transaction income. However, the avoidance of this tax on prohibited transactions could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis.

If the Operating Partnership fails to qualify as a partnership for federal income tax purposes, we could fail to qualify as a REIT and suffer other adverse consequences.

        We believe that the Operating Partnership is organized and will be operated in a manner so as to be treated as a partnership and not an association or a publicly traded partnership taxable as a corporation, for federal income tax purposes. As a partnership, the Operating Partnership will not be subject to federal income tax on its income. Instead, each of the partners will be allocated its share of the Operating Partnership's income. No assurance can be provided, however, that the IRS will not challenge the operating partnership's status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating the Operating Partnership as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, we could fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, could cease to qualify as a REIT. Also, the failure of the Operating Partnership to qualify as a partnership would cause it to become subject to federal corporate income tax, which would reduce significantly the amount of its cash available for distribution to its partners, including us.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

        Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

  •
  part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominantly held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

  •
  part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

  •
  part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under the Internal Revenue Code may be treated as unrelated business taxable income.

Qualifying as a REIT involves highly technical and complex provisions of the Code and a violation of these provisions could jeopardize our REIT status.

        Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT may depend in part on the actions of third parties over which we may have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for federal income tax purposes.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The federal income tax rules relating to REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in frequent statutory changes and revisions to regulations and interpretations. Revisions in federal tax laws and interpretations thereof could adversely affect us or cause us to change our investments and commitments and affect the tax considerations of an investment in us.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking:

  •
  use of proceeds in this offering;

  •
  our business and investment strategy;

  •
  our projected operating results;

  •
  adverse economic or real estate developments in our target markets;

  •
  defaults on, early terminations of or non-renewal of leases by tenants;

  •
  difficulties in identifying properties to acquire and completing acquisitions;

  •
  increased time and/or expense to gain possession and renovate properties;

  •
  our failure to successfully operate acquired properties and operations;

  •
  projected operating costs;

  •
  rental rates or vacancy rates;

  •
  our ability to obtain financing arrangements;

  •
  general volatility of the markets in which we participate;

  •
  our expected investments;

  •
  interest rates and the market value of our target assets;

  •
  impact of changes in governmental regulations, tax law and rates, and similar matters;

  •
  our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

  •
  availability of qualified personnel;

  •
  estimates relating to our ability to make distributions to our stockholders in the future;

  •
  our understanding of our competition; and

  •
  market trends in our industry, real estate values, the debt securities markets or the general economy.

        While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we assume no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, or new information, except to the extent required by applicable laws. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section above entitled "Risk Factors."

USE OF PROCEEDS

        We are offering                        shares of our common stock at the anticipated public offering price of $            per share (the midpoint of the price range set forth on the cover of this prospectus). We estimate that the net proceeds we will receive from selling common stock in this offering will be approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $             million (or, if the underwriters exercise their over-allotment option in full, approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $             million).

        We will contribute the net proceeds of this offering to the Operating Partnership, which will use the net proceeds of this offering to purchase additional single-family properties, to renovate such properties for rental to tenants and for working capital. In addition, we may make cash payments to Prior Provident Investors in connection with the Formation Transactions, up to a maximum of 10% of the aggregate consideration received by all Prior Provident Investors, or approximately $       million, based on an anticipated offering price of $      per share (the midpoint of the price range set forth on the cover of this prospectus). Pending application of any portion of the net proceeds, we or the Operating Partnership will invest such funds in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to qualify for taxation as a REIT. These investments are expected to provide lower net return than what we will seek to achieve from our target assets.

 DISTRIBUTION POLICY

        We intend to make quarterly distributions to our common stockholders. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income, including capital gains. For more information, please see "U.S. Federal Income Tax Considerations." We currently do not intend to use the proceeds of this offering to make distributions to our stockholders.

        To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We generally will not be required to make distributions with respect to activities conducted through any TRS. For more information, see "U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT."

        Dividends and other distributions will be authorized by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including actual results of operations, restrictions under Maryland law, our financial condition and other factors described below. We cannot assure you that our distributions will be made or sustained or that our board of directors will not change our distribution policy in the future. Any dividends or other distributions we pay in the future will depend upon our actual results of operations, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our assets, our operating expenses, interest expense and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors."

        We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For a more complete discussion of the tax treatment of distributions to holders of shares of our common stock, see "U.S. Federal Income Tax Considerations."

 CAPITALIZATION

        The following table sets forth the capitalization of (1) our Predecessor as of September 30, 2012 (2) on a pro forma basis to reflect the Formation Transactions and (3) on a pro forma, as-adjusted basis to reflect the Formation Transactions and the sale of                        shares of our common stock in this offering at an assumed public offering price of $            per share after deducting the underwriting discount and commissions and estimated organizational and offering expenses payable by us. You should read this table together with "Use of Proceeds" included elsewhere in this prospectus.

	As of September 30, 2012
	Predecessor	Pro Forma effect of Formation Transactions(1)(2)		Pro Forma As Adjusted(1)(2)(3)
		(Unaudited)		(Unaudited)
	(in thousands, except share amounts)
Total debt	$—	$		$
8% Cumulative Redeemable Preferred Stock with $1,000 liquidation preference per share, 1,000 shares authorized and 1,000 shares issued and outstanding, pro forma and 1,000 shares issued and outstanding, pro forma as adjusted	—		1,000		1,000
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 shares of 8% Cumulative Redeemable Preferred Stock with $1,000 liquidation preference per share (described above), issued and outstanding, pro forma and 1,000 shares of 8% Cumulative Redeemable Preferred Stock with $1,000 liquidation preference per share (described above), issued and outstanding, pro forma as adjusted	—		—		—
Common stock, par value $0.01 per share; 450,000,000 shares authorized, and shares issued and outstanding, pro forma and shares issued and outstanding, pro forma as adjusted	—
Additional paid in capital	—
Non-controlling interest:	—
Common units—Operating Partnership	—
Total equity of Predecessor(4)	223,885

Total stockholders' equity	223,885

Total capitalization	$223,885	$		$

(1)
Common stock includes            shares of restricted stock to be granted to our independent directors, certain executive officers and certain other personnel of our Manager and our Manager's operating subsidiary concurrently with the completion of this offering, and excludes (a) 1,000 shares of common stock initially issued to our Manager, which will be repurchased by us at cost upon the completion of this offering, (b)             additional shares of common stock reserved for future issuance under the 2012 Equity Incentive Plan and (c)             shares of common stock that may be issued, at our option, upon exchange of common units in the Operating Partnership owned by Prior Provident Investors and issued as part of the Formation Transactions.

(2)
Common units—Operating Partnership includes         common units that can be converted into shares of our common stock on a one-for-one basis.

(3)
Assumes                        shares of our common stock are sold in this offering at $            per share (the midpoint of the price range set forth on the cover page of this prospectus).

(4)
The amount reflected in the Predecessor column represents the total historical equity interest as of September 30, 2012.

 DILUTION

        Purchasers of shares of our common stock offered in this prospectus will experience an immediate dilution in the net tangible book value per share of our common stock from the initial public offering price. As of September 30, 2012, we had a pro forma combined net tangible book value of $             million, or $            per share of our common stock, after giving effect to the Formation Transactions. After giving effect to the sale of the shares of our common stock offered hereby, including the use of proceeds as described under "Use of Proceeds," and the Formation Transactions, and the deduction of underwriting discounts and commissions and estimated offering and formation expenses, the pro forma net tangible book value as of September 30, 2012 attributable to common stockholders would have been $             million, or $            per share of our common stock, assuming the redemption of common units representing limited partner interests in the Operating Partnership for shares of our common stock on a one-for-one basis. This amount represents an immediate increase in net tangible book value of $            per share to existing investors and an immediate dilution in pro forma net tangible book value of $            per share to new public investors. The following table illustrates this per share dilution:

Assumed initial public offering price per share		$
Net tangible book value per share before the Formation Transactions and this offering(1)	$
Net increase/decrease in pro forma net tangible book value per share attributable to the Formation Transactions(2)
Net increase/decrease in pro forma net tangible book value per share attributable to this offering(3)

Pro forma net tangible book value per share after the Formation Transactions and this offering(4)

Dilution in pro forma net tangible book value per share to new investors(5)		$

(1)
Net tangible book value per share of our common stock before the Formation Transactions and this offering is determined by dividing net tangible book value based on September 30, 2012 net book value of the tangible assets of our Predecessor of approximately $             million divided by the number of shares of our common stock to be received by our Predecessor totaling approximately             million shares.

(2)
The increase/decrease in pro forma net tangible book value per share of our common stock attributable to the Formation Transactions, but before this offering, is determined by the difference between (a) the pro forma net tangible book value per share before the Formation Transactions and this offering calculated in footnote (1) above and (b) the pro forma net tangible book value after the Formation Transactions and before this offering of approximately $             million, divided by the number of shares of our common stock to be received by our Predecessor and the number of common shares and convertible common units (assumes a one-for-one conversion) to be issued to the Prior Provident Investors in the Formation Transactions, totaling approximately             million shares and units. Included in the pro forma net tangible book value attributable to the Formation Transactions is an increase of approximately $             million attributable to Formation Transactions with our Predecessor ($             million of additional contributed escrow deposits provided by our Predecessor offset by the settlement of certain working capital adjustments totaling $             million), where the total common shares received by our Predecessor are included in the calculation of net tangible book value per share of our common stock before the Formation Transactions and this offering.

(3)
The increase/decrease in pro forma net tangible book value per share of our common stock attributable to this offering is determined by the difference between (a) the pro forma net tangible book value per share after the Formation Transactions but before this offering calculated in footnote (2) above and (b) the pro forma net tangible book value after the Formation Transactions and this offering of approximately $             million, divided by the number of shares of our common stock to be received by our Predecessor, the number of common shares and convertible common units to be issued to the Prior Provident Investors in the Formation Transactions and the shares of our common stock issued to our new investors as part of this offering, totaling approximately             shares and units.

(4)
Pro forma net tangible book value per share after the Formation Transactions and this offering is based on pro forma net tangible book value of approximately $             million divided by the sum of shares of our common stock and convertible common units to be outstanding following the completion of the Formation Transactions and this offering, totaling approximately             million shares and units.

(5)
Dilution in pro forma net tangible book value per share to new investors is determined by subtracting pro forma net tangible book value per share of our common stock after giving effect to the Formation Transactions and this offering from the initial public offering price paid by a new investor for a share of our common stock.

SELECTED FINANCIAL AND OTHER DATA

        We have presented the following selected unaudited pro forma consolidated financial information on (1) a pro forma basis for Silver Bay after giving effect to the offering and the Formation Transactions, including the acquisition of the Provident Entities and required purchase accounting adjustments and the use of net proceeds therefrom, (2) the consolidated historical operations for Two Harbors Property Investment LLC and its subsidiaries, which we refer to collectively as our Predecessor and (3) the combined historical operating data for the Provident Entities. We have not presented historical information for Silver Bay Realty Trust Corp. because we have not had any corporate activity since our formation other than the issuance of 1,000 shares of common stock to our Manager in connection with our initial capitalization. We have not presented historical operating data for the year ended December 31, 2011 for our Predecessor because it did not begin acquiring properties until 2012.

        The pro forma and combined historical financial information and the offering and the Formation Transactions, including the purchase accounting adjustments, are provided and discussed in detail in the unaudited pro forma financial information beginning on page F-2 of the financial statements included elsewhere in this prospectus.

        You should read the following selected financial data in conjunction with our financial statements and the financial statements of our Predecessor and the Provident Entities and the related notes, which are included elsewhere in this prospectus, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The selected historical consolidated balance sheet data as of September 30, 2012 and the historical financial information for the nine months ended September 30, 2012 for our Predecessor, and the historical information for the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011 and 2010 for the Provident Entities, have been derived from the consolidated audited financial statements of our Predecessor and the combined statements of revenues and certain operating expenses for the Provident Entities included elsewhere in this prospectus. The combined statements of revenues and certain operating expenses for the Provident Entities have been prepared on the accrual basis of accounting for the purpose of complying with Rule 3-14 of Regulation S-X of the SEC. Certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded, including depreciation and amortization and other overhead costs not directly related to the future operations of the Provident Entities. We have also not provided historical balance sheet data for the Provident Entities as the historical data will not be comparable to the balance sheet reflected in our consolidated financial statements and is not required under Rule 3-14.

        Our unaudited selected pro forma condensed consolidated balance sheet as of September 30, 2012 and operating data as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 assumes completion of this offering, the Formation Transactions and the other adjustments described in the unaudited pro forma financial information beginning on page F-2 of this prospectus, as of January 1, 2011 for the statement of operations data and as of September 30, 2012 for the balance sheet data. The historical balances of our Predecessor have been reflected at carryover basis because, for accounting purposes, the transfer and assignment of our Predecessor's ownership interest in exchange for shares of our common stock and this offering are not deemed a business combination and do not result in a change of control. The Provident Entities' basis, however, has been recorded at fair value as of September 30, 2012 because our acquisition of the Provident Entities is deemed to be a purchase of a controlling interest. The purchase price allocations have not been finalized and are subject to change based upon recording of actual transaction costs, finalization of working capital adjustments for our Predecessor and the Provident Entities and completion of our analysis of the fair value of the Provident Entities.

        The unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions referred to above occurred on September 30, 2012, nor does it purport to represent the future financial position of the company. The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and are not necessarily indicative of what the actual results of operations would have been had the transactions referred to above occurred on January 1, 2011, nor does it purport to represent the future results of operations of the company.

	Nine Months Ended September 30,				Year Ended December 31,
	Pro Forma	Predecessor Historical	Provident Entities Historical		Pro Forma	Provident Entities Historical
(Dollar amounts in thousands except other data)	2012	2012	2012	2011	2011	2011	2010
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Statement of Operations Data:
Revenue:
Rental income	$8,178	$827	$7,351	$3,404	$5,095	$5,095	$1,739
Other income	191	—	191	130	187	187	138

Total revenue	8,369	827	7,542	3,534	5,282	5,282	1,877
Expenses:
Property operating and maintenance	2,216	776	1,440	654	1,767	1,767	417
Real estate taxes	1,800	526	1,274	568	883	883	264
Home owner's association fees	1,083	162	921	479	790	790	272
Property management fees		64	531	229		354	120
Depreciation and amortization		475	—	—		—	—
Advisory management fee		804	—	—		—	—
General and administrative		296	—	—		—	—

Total expenses		3,103	4,166	1,930		3,794	1,073

Net income (loss)(1)	$	$(2,276)	$3,376	$1,604	$	$1,488	$804

	As of September 30, 2012
Balance Sheet Data:	Pro Forma	Predecessor Historical
	(Unaudited)
Net investment in real estate	$	$190,907
Cash and cash equivalents		2,785
Escrow deposits(2)		33,960
Other assets		625
Total assets		228,277
Total liabilities		4,392
8% cumulative redeemable preferred stock		—
Total equity		223,885

Other Data:	As of September 30, 2012
	Combined	Predecessor	Provident Entities
	(Unaudited)	(Unaudited)	(Unaudited)
Total properties owned	2,548	1,667	881
Properties owned for at least six months	951	70	881
Leased properties owned for at least six months	865	59	806
Occupancy percentage of properties owned for at least six months	91%	84%	91%
Average monthly rent per leased property owned for at least six months	$1,126	$1,066	$1,130

(1)
Amounts for the Provident Entities represent the excess of revenues over certain operating expenses.
(2)
Escrow deposits consist primarily of refundable cash on deposit with property acquisition managers for property purchases, renovation costs, and earnest money deposits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus. Where appropriate, the following discussion includes analysis of the effects of the Formation Transactions, certain other transactions and this offering. These effects are reflected in the pro forma condensed consolidated financial statements located elsewhere in this prospectus. As used in this section, unless the context otherwise requires, "we," "us," "our," and "company" mean our predecessor, Two Harbors Property Investment LLC, and the Provident Entities for the periods prior to this offering and the Formation Transactions and Silver Bay Realty Trust Corp. and its consolidated subsidiaries upon consummation of this offering and the Formation Transactions.

Overview

Our Company

        Silver Bay Realty Trust Corp. is a newly organized Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties. We generate virtually all of our revenue by leasing our portfolio of single-family properties and, from this revenue, expect to pay the operating costs associated with our business and any distributions to our stockholders. Our principal objective is to generate attractive risk-adjusted returns for our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. We seek to establish a reputation as a good landlord to our tenants and a good neighbor in the communities where we operate. We believe that we can achieve economies of scale and develop a valuable consumer brand and that we are well positioned to be a market-leading firm in the single-family rental industry.

        We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal tax purposes. For more information related to the consequences of this election, please see "Distribution Policy" and "U.S. Federal Income Tax Considerations."

        We are externally managed by PRCM Real Estate Advisers LLC, or our Manager. We will rely on our Manager to provide or obtain on our behalf the personnel and services necessary for us to conduct our business as we have no employees of our own. Our Manager is a joint venture of Pine River Domestic Management, L.P., or Pine River, an affiliate of Pine River Capital Management L.P., and Provident Real Estate Advisors LLC, or Provident. Silver Bay Property Corp., or our Manager's operating subsidiary, is a wholly owned subsidiary of our Manager. As of the date of this offering, our Manager and our Manager's operating subsidiary together provide us with a comprehensive suite of investment, acquisition and property management services, utilizing the combined expertise of Pine River and Provident.

        Upon completion of this offering and the Formation Transactions, we plan to acquire our initial portfolio of single-family properties, or our Initial Portfolio, from Two Harbors Investment Corp., or Two Harbors, and the owners of the membership interests of entities managed by Provident. The properties in our Initial Portfolio were acquired between 2009 and the date of this prospectus and are located in Arizona, California, Florida, Georgia, Nevada and North Carolina. As of September 30, 2012, the Initial Portfolio consisted of more than 2,540 single-family properties.

        We plan to continue acquiring single-family properties located in our target markets with proceeds from this offering. We currently have no indebtedness and have acquired all properties to date without the use of debt. Over time, we may incur indebtedness if we believe doing so would enhance our ability to generate returns for our stockholders without jeopardizing our long-term prospects.

        We will hold our properties in subsidiaries of an operating partnership, Silver Bay Operating Partnership L.P., or the Operating Partnership, for which our wholly owned subsidiary, Silver Bay Management LLC, or the General Partner, will serve as the sole general partner. We will own, as of the completion of this offering, a        % limited partner interest in the Operating Partnership as the

"Special Limited Partner." The remaining limited partner interests will be held by the Prior Provident Investors who elect to receive common units in the Operating Partnership rather than shares of our common stock or cash in the Formation Transactions. The common units represent limited partner interests in the Operating Partnership and are redeemable for cash or shares of our common stock on a one-for-one basis (subject to applicable adjustments).

        Silver Bay has not had any activity since our formation other than the issuance of 1,000 shares of our common stock to our Manager in connection with the initial capitalization of the company (which will be repurchased at cost upon completion of this offering) and activities in preparation for this offering and the Formation Transactions. Accordingly, a discussion of the financial condition and historical operations of Silver Bay would not be meaningful. Instead, we describe herein the historical operations of our predecessor, Two Harbors Property Investment LLC, sometimes referred to as Two Harbors Property or our Predecessor, and our acquisition targets, Polar Cactus LLC, Polar Cactus II LLC, Cool Willow LLC, Provident Residential Real Estate Fund LLC and Resi II LLC, or collectively, the Provident Entities.

Formation Transactions

        Concurrently with this offering, we plan to complete the Formation Transactions, pursuant to which we expect to acquire, through a series of contribution and merger transactions, our Predecessor and the Provident Entities and the portfolio of single-family properties held by them. For accounting purposes, Two Harbors Property will be treated as our predecessor, meaning our balance sheet will reflect the historical assets and liabilities of Two Harbors Property at historical cost. Acquisition of the Provident Entities, on the other hand, will be accounted for as an acquisition under the purchase method of accounting, meaning the assets and liabilities of the Provident Entities will be recorded at the estimated fair value of the acquired assets and assumed liabilities. The determination and the allocation of the fair values of tangible and intangible assets acquired will be made in accordance with our accounting policies described in "—Critical Accounting Policies" below.

        Consummation of the Formation Transactions will enable us to (i) consolidate the ownership of our Initial Portfolio of single-family properties under the Operating Partnership and (ii) facilitate this offering.

        For further information regarding the terms of the Formation Transactions, including the benefits to related parties, see "Structure and Formation of Our Company—Formation Transactions."

Background of our Manager, Two Harbors Property and the Provident Entities

        Our Manager was formed on December 22, 2011 as a joint venture between Pine River, which owns two-thirds of the limited liability company interests of our Manager, and Provident, which owns the remaining one-third of the limited liability company interest of our Manager. Our Manager's operating subsidiary was formed by our Manager on January 30, 2012.

        Our Predecessor is an indirect, wholly owned subsidiary of Two Harbors Investment Corp., or Two Harbors. In the first quarter of 2012, our Predecessor began acquiring a portfolio of single-family properties to rent for income and to hold for investment. In initiating this activity, our Predecessor sought to take advantage of the availability of a large inventory of single-family properties at what it perceived to be attractive prices. Our Predecessor also entered into agreements with our Manager in February 2012 to assist in acquiring, managing and leasing its single-family property portfolio. Under these agreements, if our Manager identifies and acquires a single-family property on behalf of our Predecessor, our Predecessor pays our Manager a one-time acquisition fee in the amount of $2,000 per property. In addition, our Predecessor pays our Manager for various services in accordance with the following schedule: (1) a monthly property management fee equal to the greater of six percent of the gross collections (less security deposits) derived from the properties in the prior month or $50 per property (excluding any vacant property); (2) a one-time $500 per property fee for the leasing of a property to a new tenant and a one-time $200 per property fee for each renewal of an annual lease term to an existing tenant; (3) a monthly maintenance oversight fee of $25 per property and (4) a renovation oversight fee paid with respect the renovation of a newly acquired property equal to the lesser of ten percent of the actual costs of the renovation or $500 per property. These agreements will be terminated upon consummation of the Formation Transactions and no termination fee will be owed as a result of such termination and we will enter into a new property management and acquisition services agreement with our Manager's operating subsidiary as described in "Our Manager and the Management Agreement—Property Management and Acquisition Services Agreement."

        As of September 30, 2012, our Predecessor had purchased approximately 1,660 single-family properties in Phoenix, Tampa, Atlanta, Las Vegas, Tucson, Orlando, Northern and Southern California and Charlotte at a total cost of approximately $178.8 million. In October 2012, it acquired more than 350 single-family properties. Our Predecessor continues to acquire additional properties in its target markets.

        The Provident Entities consist of five limited liability companies for which Provident serves as managing member. As early entrants into the large-scale single-family property rental market, the Provident Entities acquired a portfolio of approximately 880 single-family properties between September 2009 and March 2012, with approximately two-thirds of the properties purchased in calendar years 2011 and 2012. Collectively, the Provident Entities have raised approximately $92.4 million. The following table shows the date each fund was formed and the amount of capital each fund raised:

Fund	Formation Date	Amount Raised
Polar Cactus LLC	August 7, 2009	$5,400,000
Polar Cactus II LLC	December 18, 2009	$7,850,000
Cool Willow LLC	June 24, 2010	$14,000,000
Provident Residential Real Estate Fund LLC	September 21, 2010	$34,193,000
Resi II LLC	July 27, 2011	$30,915,000

        The Provident Entities are no longer raising additional funds or acquiring additional properties and each has entered into an agreement with our Manager to assist in managing and leasing their single-family property portfolio. Under these agreements, the Provident Entities pay our Manager for various services in accordance with the following schedule: (1) a monthly property management fee equal to the greater of six percent of the gross collections (less security deposits) derived from the properties in the prior month or $50 per property (excluding any vacant property); (2) a one-time $500 per property fee for the leasing of a property to a new tenant and a one-time $200 per property fee for each renewal of an annual lease term to an existing tenant; (3) a monthly maintenance oversight fee of $25 per property and (4) a renovation oversight fee for renovations of a property to make them "rent-ready" equal to the lesser of ten percent of the actual costs of the renovation or $500 per property. These agreements will be terminated upon consummation of the Formation Transactions and no termination fee will be owed as a result of such termination and we will enter into a new property management and acquisition services agreement with our Manager's operating subsidiary as described in "Our Manager and the Management Agreement—Property Management and Acquisition Services Agreement."

Our Initial Portfolio

        Concurrently with the closing of this offering, we plan to acquire a portfolio of            single-family properties, or the Initial Portfolio, from our Predecessor and the Provident Entities. The Initial Portfolio consists of a pool of single-family properties in targeted markets in Arizona, California, Florida, Georgia, Nevada and North Carolina. The following table provides a summary of the combined portfolio of properties held by our Predecessor and the Provident Entities as of September 30, 2012:

Portfolio of Single-Family Homes as of September 30, 2012

Market	Number of Properties held by Predecessor	Number of Properties held by Provident Entities	Total Number of Properties	Aggregate Cost Basis(1)	Average Cost Basis Per Property(1)	Average Age (in years)(2)	Average Square Footage	Total Number of Leased Properties	Total Number of Vacant Properties(3)	Average Monthly Rent for Leased Properties (Predecessor)	Average Monthly Rent for Leased Properties (Provident Entities)	Average Monthly Rent for Leased Properties(4)
Phoenix	360	426	786	$	$	15.8	1,730	506	280	$1,124	$993	$1,026
Tampa	334	295	629			19.0	1,733	334	295	1,310	1,253	1,261
Atlanta	358	81	439			15.6	2,072	169	270	1,178	1,234	1,203
Las Vegas	126	35	161			12.1	1,765	46	115	1,145	1,107	1,126
Tucson	150	—	150			40.3	1,342	51	99	833	—	833
Orlando	34	44	78			15.4	1,940	48	30	1,016	1,355	1,313
Northern CA	167	—	167			37.0	1,503	29	138	1,539	—	1,539
Southern CA	127	—	127			37.9	1,376	3	124	1,115	—	1,115
Charlotte(5)	11	—	11			10.5	1,946	—	11	—	—	—

Totals	1,667	881	2,548	$	$	20.2	1,744	1,186	1,362	$1,152	$1,130	$1,137

(1)
Upon completion of the Formation Transactions, Two Harbors Property's properties will be recorded at an aggregate carryover net book value cost basis because Two Harbors Property is our predecessor and is the acquirer for accounting purposes. As of September 30, 2012, this cost basis was $178.8 million. The Provident Entities' properties aggregate cost basis will be $             million, which represents the fair market value of properties at the formation date due to the contribution of Provident Entities' properties being considered an acquisition subject to purchase accounting for accounting purposes.

(2)
As of September 30, 2012, approximately 32% of the properties in the combined portfolio were less than 10 years old, 29% were between 10 and 20 years old, 14% were between 20 and 30 years old, 13% were between 30 and 40 years old, 5% were between 40 and 50 years old, and 7% were more than 50 years old.

(3)
A significant portion of the Predecessor properties were purchased within the last six months and are still undergoing stabilization. Total number of vacant properties includes properties in the process of stabilization as well as those available for lease.

(4)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of September 30, 2012. These amounts do not reflect rent concessions or other leasing incentives for any of the properties leased as of September 30, 2012, which, to date, have been utilized on a limited basis. If rent concessions or other leasing incentives are used in the future, they will be recognized over the remaining term of the respective lease, thus reducing the average monthly rent we receive from leased properties.

(5)
As of September 30, 2012, there were no properties yet leased in this market.

Factors Expected to Affect Our Operating Results and Financial Condition

        Our results of operations and financial condition will be affected by numerous factors, many of which are beyond our control. The key factors we expect to impact our results of operations and financial condition include our pace of acquisitions and ability to deploy our capital, the time and cost required to stabilize a newly acquired property and convert the same to rental, rental rates, occupancy levels, rates of tenant turnover, our expense ratios and capital structure.

Property Acquisitions

        Following this offering, we plan to continue to grow our portfolio of single-family properties. Our Manager's ability to identify and acquire single-family properties that meet our investment criteria will be impacted by home prices in our target markets, the inventory of properties available through our acquisition channels and competition for our target assets.

        We have accumulated a substantial amount of recent data on acquisition costs, renovation costs and time frames for the conversion of single-family properties to rental. In acquiring new properties, we will use our Manager's operating subsidiary (which also provided the same services to our Predecessor) to acquire our portfolio and will monitor the pace and source of these purchases. The following chart shows the pace of monthly acquisitions by source of our Predecessor beginning in the first quarter of 2012 through September 30, 2012 and reflects total transactions closed in a period and does not reflect accepted purchase agreements that have not yet closed:

Predecessor Acquisition Pace

        For purposes of this chart:

    "Broker" refers to a purchase of a single property directly from the owner, including REO, short sales and properties listed on a multiple listing service.

    "Auction" refers to properties purchased at trustee or judicial auctions.

    "Bulk" refers to purchases of more than one property in a single sale directly from the owner, often an investor group, bank, financial institution or governmental agency, and may include future acquisitions of entire legal entities holding single-family properties.

        See "Business and Properties—General Business Strategy and Growth Opportunities" for further description of each of these purchase methods.

Property Stabilization

        Before an acquired property becomes an income-producing asset, we must possess, renovate, market and lease the property. We refer to this process as property stabilization. The acquisition of properties involves the outlay of capital beyond payment of the purchase price, including payments for property inspections, closing costs, title insurance, transfer taxes, recording fees, broker commissions and property taxes or HOA fees in arrears. The time and cost involved in stabilizing our newly acquired properties will impact our financial performance and will be affected by our time to possession, time and costs of renovations and time of marketing the property for rental. Our possession can be delayed for a multitude of reasons beyond our control, including applicable statutory rights of redemption, rescission rights and legal challenges to our ownership or unauthorized occupants living in the property at the time of purchase, each of which are described in greater detail in "Business and Properties—General Business Strategy and Growth Opportunities." As part of our underwriting criteria in evaluating properties, we typically estimate renovation costs to be 10% to 15% of the purchase price, although actual costs may vary significantly based on markets, age and condition of the property. The time to renovate a newly acquired property can vary significantly among properties for several reasons including the acquisition channel by which it was acquired, and the age and condition of the property. Similarly, the time to market and lease a property will be driven by local demand, our marketing techniques and the size of our available inventory. We plan to actively monitor these measures and trends going forward.

        We anticipate that on average, the stabilization period for each property will range from three to six months depending on the factors discussed above. Consequently, we expect that most properties should be stabilized within six months of purchase and that properties held more than six months provide the best indication of how we expect our overall portfolio to perform.

        We plan to continue to assess the average time to gain possession, renovate, and market and lease a property to optimize our operational efficiency.

        Over time we believe that the property-related expenses for vacancy, bad debt, property taxes, insurance, HOA fees, repairs and maintenance and capital expenditure reserves and the costs for property management services such as renovating, marketing, leasing and maintaining our stabilized single-family properties will average between 40% and 50% of gross rental revenue. Variations in asset level returns will be due to a variety of factors, including location, age and condition of the property and the efficiency of our property management services.

Revenue

        We earn revenue primarily from rents collected from tenants under lease agreements for our properties. The most important drivers of revenue (aside from portfolio growth) are rental and occupancy rates. Our revenue may be impacted by macroeconomic, local and property-level factors, including market conditions, seasonality, tenant defaults or vacancies, timing of renovation activities and occupancy of properties and timing to re-lease vacant properties.

        In each of our target markets, we monitor a number of factors that may impact the single-family real estate market and our tenants' finances, including the unemployment rate, household formation and net population growth, income growth, size and make-up of existing and future housing stock, prevailing market rental and mortgage rates and credit availability. Growth in demand for rental housing in excess of the growth of rental housing supply, among other factors, will generally drive higher occupancy rates and rental price increases. Negative trends in our target markets with respect to these metrics or others could adversely impact our rental income. For a more detailed discussion of important factors that impact our revenue, see "Industry Overview and Market Opportunity."

        We will monitor the occupancy of our portfolio and the growth or decline in same property rental rates year over year. We also plan to monitor turnover rates, which affect both occupancy rates and maintenance costs, with lower turnover resulting in higher revenue from increased occupancy and reduced "turn" expenses. Turnover can be caused by a number of factors, including customer dissatisfaction, lease defaults leading to eviction and change in family, financial or employment status of the tenant. Overall, the quality of our property management execution, including tenant screening to reduce the likelihood of tenant defaults, property maintenance and other ongoing customer service efforts and marketing efficacy will be important drivers of occupancy and lower turnover.

        The growth of our portfolio has been significant in recent months as we have increased the rate at which we acquire properties. Our Predecessor initially began acquiring properties in cities located in Arizona, Florida, Georgia and Nevada, and has more recently expanded into California and North Carolina. The table below shows the average rental rates and occupancy rates of properties in our Initial Portfolio that have been owned for longer than six months as of September 30, 2012:

Properties Owned Six Months or Longer

	Provident					Predecessor					Combined
Market	Properties Owned 6 Months or Longer	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Leased Properties	Properties Owned 6 Months or Longer	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Leased Properties	Properties Owned 6 Months or Longer	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Leased Properties
Phoenix	426	379	47	89%	$993	18	18	—	100%	$1,059	444	397	47	89%	$996
Tampa	295	288	7	98	1,253	—	—	—	—	—	295	288	7	98	1,253
Atlanta	81	74	7	91	1,234	28	24	4	86	1,182	109	98	11	90	1,221
Las Vegas	35	23	12	66	1,107	11	5	6	45	1,157	46	28	18	61	1,116
Tucson	—	—	—	—	—	13	12	1	92	810	13	12	1	92	810
Orlando	44	42	2	95	1,355	—	—	—	—	—	44	42	2	95	1,355
Northern CA	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Southern CA	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Charlotte	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Totals	881	806	75	91%	$1,130	70	59	11	84%	$1,066	951	865	86	91%	$1,126

        Subsequent to September 30, 2012, our Predecessor has continued to acquire properties in these areas. In October 2012, our Predecessor purchased more than 350 single-family properties.

        Over time, we expect that the occupancy figures for our properties owned over six months, our leased and available for lease properties and our aggregate portfolio will converge as the proportion of recently acquired properties declines relative to the size of the entire portfolio. Nevertheless, in the near term, our ability to drive revenue growth will be dependent on our ability to efficiently renovate and lease our newly acquired properties as well as maintain high occupancy in the rest of our portfolio.

Expenses

        Our ability to acquire, renovate, lease and maintain our portfolio in a cost-effective manner will be a key driver of our ultimate success. We intend to monitor the following categories of expenses that we expect to most significantly affect our results of operations.

        Property-Related Expenses.    Once we have acquired and renovated a property, we will have ongoing property-related expenses, including the ongoing operating costs to market and maintain the properties, expenses associated with the turnover of tenants and depreciation and amortization. Certain of these expenses are not subject to our control, including HOA fees, property insurance and real estate taxes. We expect that certain of our costs will account for a smaller percentage of our revenue as we expand our portfolio.

        Property Management Services.    Renovating, marketing, leasing and maintaining our properties requires a robust property management services infrastructure that our Manager's operating subsidiary provides to us. We utilize a hybrid approach for property management, using our Manager's operating subsidiary's internal team in Phoenix and Atlanta (representing approximately half of our properties) and using third parties in our other markets.

        Rather than compensating our Manager's operating subsidiary with commissions or fees based on rental income as under our Predecessor's current management agreement, we will reimburse all costs and expenses of our Manager's operating subsidiary incurred on our behalf, including the compensation of its property management and acquisition staff, related overhead and payments to third-party property managers. In addition to these costs, we will pay a property management fee to our Manager's operating subsidiary equal to 5% of certain compensation and overhead costs incurred as a result of providing services to us, which will reduce the amount of the advisory management fee paid to our Manager by the same amount. This cost pass-through arrangement differs from the arrangement between our Manager's operating subsidiary and our Predecessor, pursuant to which our Predecessor paid fees based on the number of homes acquired, leased and renovated by our Manager's operating subsidiary in addition to compensation based on monthly rental income. This fee structure will allow us to benefit directly from any economic efficiencies gained by our Manager's operating subsidiary in providing the acquisition and property management services, but also subjects us to the risk of cost inefficiencies within our Manager's operating subsidiary.

        As a result of the proposed pass-through arrangement under the property management and acquisition services agreement, the costs related to the property management and acquisition services provided in the markets where our Manager's operating subsidiary uses an internal team will largely be tied to the compensation and related overhead of our Manager's operating subsidiary's property management and acquisitions staff as opposed to the number of properties we acquire or our rental income. At the same time, property management and acquisition fees in markets where our Manager's operating subsidiary uses third parties to perform services will be based on our Manager's operating subsidiary's contractual arrangement with these third parties, which generally have one-year terms with month-to-month renewals. The current arrangements between our Manager's operating subsidiary and the third parties for acquisition services pay the third parties a commission for each property acquired for our portfolio, and the property management arrangements pay the third parties a percentage of the rental income and other fees collected from our residents.

        See "Our Manager and the Management Agreement" for further description of the terms of the property management and acquisition services agreement, including the property services fees payable to our Manager's operating subsidiary thereunder and our reimbursement obligations to our Manager's operating subsidiary.

        Investment Management and Corporate Overhead.    We will incur significant general and administrative costs, including those costs related to being a public company and costs incurred under the management agreement with our Manager. We expect these costs to decline as a percentage of revenue as our portfolio grows. We rely on our Manager to provide or obtain on our behalf the personnel and services necessary for us to conduct our business because we have no employees of our own. Our Manager performs these services for us, and together with our Manager's operating subsidiary, provides us with a comprehensive suite of investment, acquisition and property management services, utilizing the combined expertise of Pine River and Provident. Under the management agreement, we will pay all costs and expenses of our Manager incurred in the operation of its business, including all costs and expenses of running the company, all compensation costs (other than for the CEO and personnel providing data analytics directly supporting the investment function), and all costs under the shared services and facilities agreement between our Manager and Pine River. We will also pay our Manager a quarterly advisory management fee equal to 0.375% (a 1.5% annual rate) of our average fully diluted market capitalization during the preceding quarter less any property management fee paid to our Manager's operating subsidiary.

        See "Our Manager and the Management Agreement" for further description of the terms of the management agreement, including the advisory management fees payable to our Manager thereunder and our reimbursement obligations to our Manager.

Predecessor and Provident Results of Operations

        As of the date of this prospectus, Silver Bay has not commenced any significant operations because we are in our organizational and ramp up stages and will not have any significant operations until we have completed this offering and the Formation Transactions. The following is a description of the historical results of operations for our Predecessor and the Provident Entities.

        Our Predecessor commenced operations in February 2012 and, through September 30, 2012, had acquired a total of 1,667 properties, with 70 homes acquired in the quarter ended March 31, 2012, 632 homes acquired in the quarter ended June 30, 2012, and 965 homes acquired in the quarter ended September 30, 2012. As noted in "—Property Stabilization," it generally takes up to six months to stabilize a property. As of September 30, 2012, a total of 381 of our Predecessor's properties were leased, generating rental income of approximately $0.8 million. During the nine months ended September 30, 2012, our Predecessor incurred total direct property expenses of approximately $2.0 million and allocated expenses from its parent of approximately $1.1 million, resulting in a net loss of approximately $2.3 million.

        The Provident Entities commenced operations in September 2009 and continued acquiring properties through March 31, 2012, with approximately two-thirds of the properties acquired in 2011 and 2012. As of December 31, 2010 and 2011 and September 30, 2012, the Provident Entities owned 292 properties, 772 properties and 881 properties, respectively. In the second quarter of 2012, our Manager's operating subsidiary began to assume the operations, maintenance and leasing activities for these properties, and as of September 30, 2012, 806 of the properties owned by the Provident Entities were leased. During the years ended December 31, 2010 and 2011, the Provident Entities generated total revenue of approximately $1.9 million and $5.3 million, respectively, and in the nine months ended September 30, 2012, the Provident Entities generated total revenue of $7.5 million. During the years ended December 31, 2010 and 2011, the Provident Entities incurred total certain operating expenses of approximately $1.1 million and $3.8 million, respectively, resulting in revenue in excess of certain operating expenses of approximately $0.8 million and $1.5 million, respectively. In the nine months ended September 30, 2012, the Provident Entities incurred approximately $4.0 million in total certain operating expenses, resulting in revenue in excess of certain operating expenses of approximately $3.5 million. The increase in revenue and certain operating expense over these periods is directly attributable to the increase in the number of owned and leased properties described above.

        The results of operations for the Provident Entities described above are derived from the audited combined statements of revenues and certain operating expenses for the Provident Entities included elsewhere in this prospectus and prepared on the accrual basis of accounting for the purpose of complying with Rule 3-14 of Regulation S-X of the SEC. Certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded, including depreciation and amortization and other overhead costs not directly related to our future operations.

        During the nine months ended September 30, 2012, our Predecessor spent approximately $178.8 million to acquire 1,667 properties. Before an acquired property is made available for lease, we must possess, renovate and market it. We typically estimate renovation costs to be 10% to 15% of the purchase price, although actual costs may vary significantly based on the market, age and condition of the property. During the nine months ended September 30, 2012, our Predecessor spent approximately $12.6 million on initial property renovations for the properties acquired during that period, which costs are capitalized. Our Predecessor funded all these capital expenditures through capital contributions from its parent.

        Similar to our Predecessor, the Provident Entities had to incur renovation costs before an acquired property was made available for lease. The costs incurred varied significantly based on the market, age and condition of the property. The estimated renovation costs incurred by the Provident Entities for the years ended December 31, 2011 and 2010 and the nine months ended September 30, 2012 were $1.4 million, $2.7 million and $2.6 million, respectively.

        The following table summarizes the acquisition and leasing activity of our Predecessor and the Provident Entities.

	Cumulative Total Owned Properties as of Dec. 31, 2009					Cumulative Total Owned Properties as of Dec. 31, 2010					Cumulative Total Owned Properties as of Dec. 31, 2011				Cumulative Total Owned Properties as of Sep. 30, 2012(2)
		2010 Acquisitions					2011 Acquisitions					2012 Acquisitions
		Mar. 31, 2010	June 30, 2010	Sep. 30, 2010	Dec. 31, 2010		Mar. 31, 2011	June 30, 2011	Sep. 30, 2011	Dec. 31, 2011		Mar. 31, 2012	June 30, 2012	Sep. 30, 2012
Acquisitions(1)
Provident Entities	57	51	61	87	36	292	79	110	135	156	772	109	—	—	881
Predecessor	—	—	—	—	—	—	—	—	—	—	—	70	632	965	1,667

(1)
Represents the number of property acquisitions that were completed by quarterly period and the cumulative total owned at the end of the period. The Provident Entities acquired their first property in September 2009 and their last property in March 2012. Our Predecessor acquired its first property in February 2012 and continues to acquire properties.
(2)
It generally takes up to six months to stabilize a property after its acquisition and for it to generate revenue. In addition, properties may be leased more than once in a given period. As of September 30, 2012, 381 of the properties owned by our Predecessor were leased and 806 of the properties owned by the Provident Entities were leased.

Critical Accounting Policies

        The preparation of financial statements in accordance with generally accepted accounting principles requires us to make certain judgments and assumptions, based on information available at the time of our preparation of the financial statements, in determining accounting estimates used in preparation of the statements. Our significant accounting policies are described below:

        Accounting estimates are considered critical if the estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made and if different estimates reasonably could have been used in the reporting period or changes in the accounting estimate are reasonably likely to occur from period to period that would have a material impact on our financial condition, results of operations or cash flows.

Real Estate Acquisition Valuation

        Property acquired not subject to an existing lease is recorded at the purchase price, including acquisition costs, allocated between land and building based upon their fair values at the date of acquisition. Property acquired with an existing lease is recorded at fair value (which usually approximates the purchase price), allocated to land, building and the existing lease based upon their fair values at the date of acquisition, with acquisition costs expensed as incurred. Fair value is determined under the guidance of ASC 820, Fair Value Measurements and Disclosures, primarily based on unobservable market data inputs, which are categorized as Level 3 valuations. In making our estimates of fair value for purposes of allocating purchase price, we utilize our own market knowledge and published market data. We are currently utilizing information obtained from county tax assessment records to develop regional averages to allocate the fair value to land and building. The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the property at the date of acquisition, based upon our current leasing activity.

Impairment of Real Estate

        We evaluate our long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If an impairment indicator exists, we will compare the expected future undiscounted cash flows against the net carrying amount of a property. Significant indicators of impairment may include declines in homes values, rental rate and occupancy and significant changes in the economy. We plan to make our assessment at the individual property level because it represents the lowest level of cash flows. We will prepare our future undiscounted cash flow analysis using estimates based on current rental rates, renewals and occupancy and using inputs from our annual long-range planning process and historical performance. When preparing these estimates, we will consider each property's historical results, current operating trends, current market conditions, anticipated future capital expenditures and remaining useful life. These estimates may be impacted by variable factors including inflation, expected rental rates, the general health of the economy and market competition. If the sum of the estimated undiscounted cash flows is less than the net carrying amount of the property, we will record an impairment loss for the difference between the estimated fair value of the individual property and the carrying amount of the property at that date. To determine the estimated fair value, we will consider both recent comparable homes sales and the use of discounted projected future cash flows. The rates used to discount projected future cash flows will reflect a weighted average cost of capital based on our capital structure.

Depreciation of Investment in Real Estate

        Building depreciation is computed on the straight-line basis over the estimated useful lives of the assets, which is generally 27.5 years, with no salvage value. The value of acquired in-place leases are amortized over the average remaining term of the respective in-place acquired lease, which is generally short term in nature (one or two years).

Revenue Recognition

        We expect to lease our single-family residences under operating leases with terms of one year. Generally, credit investigations are performed for prospective tenants and security deposits are obtained. Rental income, net of concessions, will be recognized on a straight-line basis over the term of the lease.

Recent Accounting Pronouncements

        Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an "emerging growth company." We have irrevocably elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Liquidity and Capital Resources

        Liquidity is a measure of our ability to meet potential cash requirements, fund and maintain our assets and operations, and make distributions to our stockholders and other general business needs. Our liquidity, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. Our near-term liquidity requirements consist primarily of purchasing our target assets, renovating properties, funding our operations and making distributions to our stockholders.

        To date, all of the residential properties acquired by our Predecessor and the Provident Entities were purchased with cash and none of these entities has incurred any indebtedness in acquiring its residential portfolios. We are not incurring any debt in connection with the acquisition of the Initial Portfolio or this offering. In the future, we may incur indebtedness to various sources. We may also raise capital in the future through the sale of shares of our capital stock.

        The acquisition of properties involves the outlay of capital beyond payment of the purchase price, including payments for property inspections, closing costs, title insurance, transfer taxes, recording fees, and broker commissions and property taxes or HOA fees in arrears. Typically, these costs would be capitalized as a component of the purchase price. We will also make significant capital expenditures to renovate and maintain our properties to our standards. Our ultimate success will depend in part on our ability to make prudent, cost-effective decisions measured over the long term with respect to these expenditures.

        To date, we have not declared any dividends. Upon completion of the Formation Transactions, we will elect to be treated as a REIT. As a REIT, under U.S. federal income tax law we will be required to distribute annually at least 90% of our REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of our net taxable income. Subject to the requirements of the Maryland General Corporation Law, we intend to pay quarterly dividends to our stockholders, if and to the extent authorized by our board of directors, which in the aggregate approximately equal our net taxable income in the relevant year. Future dividends payable are indeterminable at this time.

        In connection with the Formation Transactions, Prior Provident Investors may elect to receive up to 10% of the aggregate consideration paid to all Prior Provident Investors in cash. Furthermore, beginning on the date that is 12 months after we complete this offering, Prior Provident Investors who received common units in connection with the Formation Transactions will have the right to redeem part or all of their common units for cash, provided that, at the General Partner's election, we may be required to issue shares of our common stock in exchange for the common units. To the extent that we pay cash in the Formation Transactions or redeem the common units for cash, our liquidity will be decreased.

        Our Predecessor's liquidity and capital resources as of September 30, 2012 consisted of cash and cash equivalents of $2.8 million and escrow deposits of $34.0 million. Escrow deposits include refundable cash on deposit with property acquisition managers and property managers to be used for property acquisitions, renovation costs for acquired properties, earnest money deposits for broker purchases and tenant security deposits. As of September 30, 2012, for properties acquired through individual broker transactions which involve submitting a purchase offer, our Predecessor had offers accepted to purchase residential properties for an aggregate amount of $       million, however not all of these properties are certain to be acquired as properties may fall out of escrow through the closing process for various reasons.

        Upon completion of this offering and our Formation Transactions, we expect to have approximately $             million in cash available to invest in residential properties and for other general corporate purposes, which consists of net proceeds from this offering and approximately $             million of cash associated with the acquisition of Two Harbors Property. We believe that, upon completion of this offering, and as a publicly traded REIT, the cash provided by our operations, combined with the net proceeds of this offering, will be adequate to fund our business development plan, our operating requirements and the payment of dividends required for us to qualify as a REIT for at least the next 12 months.

        Initially, we intend to satisfy our near-term liquidity requirements, including purchasing our target assets, renovating properties and funding our operations with proceeds from this offering, from our existing working capital and from cash provided by our operations. We believe our rental income net of operating expenses will generally provide cash inflows sufficient to fund our operations and declared dividend distributions. However, there may be times when we experience shortfalls which may cause us to seek additional financing to fund our operations or result in us not making dividend distributions. Should these shortfalls occur for lengthy periods of time or be material in nature, our financial condition may be adversely affected.

        Our assets are illiquid by their nature. Thus, a timely liquidation of assets might not be a viable source of short-term liquidity should a cash flow shortfall arise that causes a need for additional liquidity. It could be necessary to source liquidity from other financing alternatives should any such scenario arise.

        Silver Bay has not had any activity since our formation other than the issuance of 1,000 shares of our common stock to our Manager in connection with the initial capitalization of the company (which will be repurchased at cost upon completion of this offering) and activities in preparation for this offering and the Formation Transactions. Accordingly, a discussion of the sources and uses of cash would not be meaningful.

Off-Balance Sheet Arrangements

        We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We have not participated in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Aggregate Contractual Obligations

        Other than agreements to purchase homes entered into in the ordinary course and obligations under our Predecessor's existing property management and acquisition agreements, we had no contractual obligations as of September 30, 2012. Prior to the completion of this offering, we will enter into the management agreement with our Manager and the property management and acquisition services agreement with our Manager's operating subsidiary. Under the management agreement, our Manager will be entitled to receive an advisory management fee and the reimbursement of certain expenses. See "Our Manager and the Management Agreement—Management Agreement." Under the property management and acquisition services agreement, our Manager's operating subsidiary will receive a property management fee and the reimbursement of certain expenses. See "Our Manager and the Management Agreement—Property Management and Acquisition Services Agreement."

        We expect to enter into certain contracts that may contain a variety of indemnification obligations, including with brokers and underwriters. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

        We may also enter into certain contracts related to office space leases.

Quantitative and Qualitative Disclosures About Market Risk

        We do not currently have any market risk sensitive instruments.

INDUSTRY OVERVIEW AND MARKET OPPORTUNITY

Market Opportunity

        The large-scale single-family residential rental industry is relatively new in the United States. Until recently, this industry has been fragmented in both its ownership and operations, consisting primarily of private and individual investors in local markets and managed by local property managers. We believe that recent turbulence in the U.S. housing and mortgage markets, however, has created a unique opportunity to launch a large-scale endeavor as a result of three key factors: housing prices in certain markets at a significant discount to replacement cost; availability of large numbers of single-family properties at these distressed prices; and strong demand from tenants for single-family rental properties. We believe these factors present a compelling entry point and opportunity to accumulate a large portfolio of properties at attractive prices and to lease them to qualified tenants for attractive yields.

        We view the single-family rental business as a long-term opportunity that is sustainable through economic cycles. At this point in the cycle, we believe that disciplined growth through acquisitions is the most critical component of this opportunity and that we are strategically positioned to continue amassing a portfolio of single-family properties in targeted markets. While single-family properties may not always be as inexpensive to acquire as they currently are, we believe our strategy of building our portfolio and developing operational capabilities now will create a cash flow generating asset base that will increase in value over time. As the housing market recovers and the cost of residential real estate increases, so should the underlying value of our assets. We believe that rental rates will also increase in such a recovery due to the strong correlation between home prices and rents. According to data reported by the U.S. Census Bureau, since 1988 the correlation between the U.S. median asking rent and the U.S. median asking home sales price was over 92%. This trend also leads us to believe that the single-family residential asset class will serve as a natural hedge to inflation. As a result, we believe we are well positioned for the current economic environment and for a housing market stabilization and recovery.

U.S. Housing Market

Overview

        According to the Federal Reserve Board's Flow of Funds Accounts, the U.S. housing stock as of the first quarter of 2012 was an estimated $16.4 trillion market with over 130 million housing units. The chart below provides an overview of the U.S. housing market and its components, as estimated by John Burns Real Estate Consulting.

U.S. Housing Market by Component

1JBREC calculations, white papers, and estimates of 2012 data using 2010 & 2011 CB figures.
 2JBREC extrapolation from Mortgage Bankers Association and Census data.
 3JBREC extrapolation from Corelogic published % negative equity.
 4Assuming all delinquent borrowers have negative equity.
 5From 1979-2006, average delinquency was 5.7% of outstanding mortgages.
Note that figures are not exact due to overlap (vacant homes with mortgages, etc.).

Single-Family Home Pricing

        Housing prices in certain markets in the United States increased rapidly from 2000 to 2005 and declined sharply from their 2005-2008 peaks through the first quarter of 2009 before leveling off during the past few years. This drop has led to home prices that are low from a historical perspective and as compared to rental rates and replacement costs. The following chart shows this increase and subsequent decline in single-family home prices in the United States since 2000:

U.S. Existing Home Sales Median Price

Source: Bloomberg, utilizing data from National Association of Realtors.

        As the result of the drop in home prices, we can currently acquire properties at a significant discount to replacement cost. According to the National Association of Home Builders, the average national construction cost for a typical single-family home in 2011 (excluding land) was $80 per square foot, which is higher than the average cost per square foot of the homes (based on our estimated renovation costs and including land) in our Initial Portfolio.

        Despite the significant decline in housing prices since 2006, pricing appears to have begun stabilizing in certain markets. As the chart below demonstrates, housing in our target markets has increased off of its trough pricing and in some markets is up both in the last quarter and in the last year. Nevertheless, pricing is still significantly below the peak in many markets, offering continued opportunity to acquire additional properties.

Home Price Appreciation (HPA) as of October 2012

Market	HPA Peak to Trough(1)	HPA Peak to Current	HPA Prior 12 months	HPA Prior 3 months
Phoenix	-53%	-43%	21%	2%
Tampa	-49%	-44%	5%	-1%
Atlanta	-34%	-26%	3%	0%
Las Vegas	-60%	-56%	10%	2%
Tucson	-43%	-38%	9%	1%
Orlando	-55%	-48%	8%	2%
Northern California(2)	-60%	-58%	3%	1%
Southern California(3)	-54%	-51%	4%	1%
Charlotte	-17%	-10%	6%	1%
National	-33%	-27%	6%	0%

Source: Corelogic.

(1)
Peak refers to highest historical home prices in a particular market. Trough refers to lowest home prices in a particular market since the peak.
(2)
MSA used for Northern California is Fairfield-Vallejo, which most closely approximates the geographic area in which we purchase homes in Northern California. This MSA is comprised of Solano County and the most populous cities in the MSA are Vallejo, Fairfield, Vacaville, Suisun and Benicia. As of September 30, 2012, we had purchased homes in the following cities outside of the Vallejo-Fairfield MSA: American Canyon, Antioch, Bay Point, Brentwood, Concord, Discovery Bay, El Sobrante, Martinez, Oakley, Pittsburg and San Pablo.
(3)
MSA used for Southern California is Riverside-San Bernardino-Ontario. This MSA is comprised of Riverside and San Bernardino Counties and the most populous cities in the MSA are Riverside, San Bernardino, Fontana and Moreno.

        As the housing market recovers and home prices rise, we also expect the value of our properties to increase, providing long-term capital appreciation in addition to our rental income. A September 2012 Zillow Home Price Expectation Survey shows that professional forecasters expect home price to rise in future periods. The survey was compiled from 113 responses by a diverse group of economists, real estate experts and investment and market strategists. The chart below shows the forecasted, cumulative home price changes by quartile among the panelists. These panelists forecast additional increases in U.S. home prices by 2016, ranging from an average forecast of 5.8% for the most pessimistic quartile of projections to an average forecast of 24.2% for the most optimistic quartile of projections.

Supply of Single-Family Rental Properties

        Establishment of a large-scale single-family property rental operation requires a significant supply of properties at prices that allow an investor to generate what it perceives to be an attractive yield from rental operations. The current dislocation in the housing market has created a large inventory of properties available for acquisition through real estate owned, or REO, purchases, foreclosures and short sales. These distressed properties generally sell at a discount to comparable non-distressed properties. We believe that distressed properties will be the primary source of single-family rental properties in the coming years.

        Mortgage delinquencies drive the supply of distressed properties. As depicted in the chart below, delinquencies and foreclosures increased sharply beginning in 2006 as compared to historic levels.

Mortgage Delinquencies and Foreclosures by Period Past Due

Source: John Burns Real Estate Consulting, April 2012, utilizing data from Mortgage Bankers Association.

        Recently, Bloomberg (based on data from the Mortgage Bankers Association) reported that of the approximately 42.5 million total mortgage loans serviced by Mortgage Bankers Association participants as of the end of the second quarter of 2012, approximately 1.8 million (4.3%) were in foreclosure, 1.3 million (3.0%) were more than 90 days delinquent, 497,000 (1.2%) were between 60 to 90 days delinquent and 1.3 million (3.1%) were between 30 to 60 days delinquent. We believe this analysis indicates a continuing, but decreasing, supply of distressed properties.

        Furthermore, negative equity, which means that the mortgage debt on a home exceeds the value of the home, is closely associated with increased delinquencies and foreclosure activity and may result in additional foreclosures unless home prices improve. Corelogic estimated that at the end of the fourth quarter of 2011, 11.1 million (22.8%) borrowers had negative equity and an additional 2.5 million (5.0%) borrowers had less than 5% equity in their homes, which collectively represented 27.8% of all residential properties with a mortgage nationwide.

        In addition to the supply of distressed properties, a reduction in homeownership levels would also add to the inventory of available single-family properties, potentially increasing market dislocations caused by the imbalance of supply and demand. The homeownership rate, which reflects the proportion of households who own their homes as opposed to renting, is at the lowest level reported by the U.S. Census Bureau since 1997, which we believe is a result of borrowers losing homes to foreclosure and tighter credit standards keeping buyers out of the market. The Census Bureau reported a 65.5% homeownership rate as of the end of the second quarter of 2012. However, in August 2012, John Burns Real Estate Consulting estimated the "real" homeownership rate, which it defined as the percentage of households that own a home and are not 90 days or more delinquent on their mortgage, to be 62.1%. This represents approximately 3.8 million homeowners who are at least 90 days delinquent on their mortgage, a significant portion of whom may enter the rental market, increasing both the number of households needing rental housing and the supply of properties available for purchase.

Single-Family Property Rental Market

        Single-family rental property has historically been an attractive investment class due to its ability to generate a relatively stable income stream, accompanied by the potential for capital appreciation. According to John Burns Real Estate Consulting, single-family rental properties represent 13.6 million, or approximately one-third, of the 40.6 million renter-occupied units in the United States compared to 25.1 million multifamily units and 1.9 million units of other asset types. Despite representing a significant portion of the U.S. rental stock, larger institutional investors have not historically owned portfolios of single-family properties and have instead focused on medium to large sized multifamily properties. This has left smaller, local investors as the predominant owners of single-family and smaller multifamily properties. Recently, however, the acquisition and management of single-family properties has attracted significant interest from larger investors. We believe this interest has grown and will continue due to the significant number of homes available at attractive prices and due to investor expectations regarding the ability to generate attractive rental yields.

Demand for Single-Family Rental Housing

        We believe that the recent state of the housing market, which has displaced many homeowners and kept others from purchasing homes due to tighter credit standards, has contributed to conditions that will lead to increased demand for single-family rentals driven largely by an increase in demand in the general rental market.

        As demonstrated by the chart below, rentals as a percentage of the total housing market are increasing, while the percentage of owned homes is decreasing despite improved affordability of homeownership due to low mortgage rates and housing prices. This shift from homeownership to renting is the result of multiple factors. Many previous homeowners are now being forced to rent because of the effect of foreclosure, short sales and other issues on their credit records. A home foreclosure, for example, has a significant adverse effect on credit status and remains on a credit report for up to seven years. Stricter lending standards have also made it more difficult for individuals to obtain loans to purchase homes. Others who might have purchased houses in the past have decided not to do so at this time due to loss of equity in their prior or current home, to maintain geographic job flexibility or because of a lack of confidence in the labor market. The unemployment rate is expected to remain higher than historical average levels. Kiplinger recently forecast that the unemployment rate will fall slightly to around 8% by 2013, a figure that remains well above the average unemployment rate from 1948-2011, which was 5.8%.

Percentage of Homeowners vs. Renters

Sources: Department of Commerce, U.S. Census Bureau.

        We expect that the residential rental market will continue to grow, driven in significant part by distressed owners who are displaced and converted to renters. According to estimates by John Burns Real Estate Consulting from March 2012, the residential rental market will grow by approximately 8.2 million households between 2010 and 2015 while homeownership during the same period will decrease by approximately 1.3 million households. John Burns Real Estate Consulting estimated that 3.9 million homeowners will be displaced and converted to renters between 2010 and 2015.

        We believe that many homeowners displaced by foreclosure will prefer to live in single-family rentals with similar characteristics and amenities to their former houses. Single-family rental properties have advantages over apartments, where smaller spaces, shared amenities and the proximity of neighbors may be less desirable. A displaced household with school-aged children, for example, may seek a rental home in the same area, to avoid having to change schools. We believe that many of these households will welcome the opportunity to rent a house from a professionally managed, financially stable company. A study issued by the Federal Reserve in May 2011 indicates that approximately 75% of households live in single-family properties after going through foreclosure. We believe that a significant portion of these households will be renters and that this trend should continue as more families grapple with foreclosures and negative equity.

        In addition to the increased demand from displaced homeowners, we believe a rise in household formations would also drive demand for housing, including single-family rentals. The chart below depicts the level of household formation versus single unit housing starts (new homes) and shows a significant decline in household formation since 2007, a trend that we believe has been caused primarily by young adults remaining or temporarily moving in with their parents because of difficult economic times, and that as the economy improves and the housing market stabilizes, household formations will increase as those same young adults seek independent dwellings.

        This same chart also indicates a supply constraint for single-family properties because household formations have exceeded housing starts since 2010. This constraint implies that the increased demand for housing will be met in significant part by existing as opposed to new housing. Converting existing foreclosed and unoccupied homes into rental properties will help meet some of the anticipated increased demand. At the same time, the supply of new housing should continue to be constrained until home prices increase relative to the costs of new construction, which in turn should result in increased rental rates as described above.

Household Formations vs. Single-Unit Housing Starts
(in thousands)

Source: U.S. Census Bureau.

Key Elements of a Single-Family Rental Strategy

        In order for an institutional manager and operator of single-family rentals on a large-scale basis to be successful, we believe it must: (i) ensure asset quality by building a multi-channel acquisition platform that enables it to achieve scale and acquire a large portfolio of homes in accordance with a disciplined investment policy; (ii) provide rental homes renovated to a modern rental standard with a high level of service to tenants, resulting in low turnover rates and high levels of occupancy; (iii) build a sophisticated infrastructure to oversee maintenance on a geographically diverse and unique asset class, and achieve economies of scale; and (iv) possess advanced technological systems to help manage the portfolio and provide top tier customer experience and services. Our Manager's ability to implement these activities is highlighted in "Business—General Business Strategy and Growth Opportunities."

Investment Strategy, Acquisition Infrastructure and Scale

        The single-family rental business, like multifamily or other real estate rental operations, is, at its core, about the real estate. As a result, it is important that the acquirer be selective and disciplined in its acquisition of attractive, well-located properties that align with a set of pre-defined investment and acquisition criteria. At the same time, an institutional manager of single-family rental properties must acquire a sufficient portfolio of properties to allow it to achieve scale in its operations. In order to build scale while also meeting selective investment criteria, it is critical to have a robust acquisition infrastructure that enables the efficient deployment of capital through multiple channels. Our recent acquisition pace was approximately 300 homes per month, which we believe to be significant for an institutionally managed real estate business. An institutional manager of single-family rental properties driven by a disciplined investment approach will help ensure high quality of assets, create favorable leasing characteristics and produce attractive risk-adjusted returns for stockholders.

Leasing Process and Customer Service

        Single-family rentals appeal to those who either do not want to or cannot own their primary residence but seek more space and privacy or different living characteristics than those typically provided by multifamily units. Real estate alone, however, will not be the only factor influencing the decision of whether and what to rent. An institutional manager will need to provide high quality leasing and management services similar to many traditional large-scale multifamily apartments in order to attract and retain tenants.

Property Renovation, Maintenance and Management

        Property renovation, regular maintenance, monitoring and budgeting for capital expenditures are critical aspects of a successful institutionally integrated operator of a geographically diverse single-family rental business. We believe that carefully managing capital expenditures related to renovating and maintaining the real estate we own will be an important factor driving overall profitability of our business. To do so, a manager must develop a strong project management and maintenance infrastructure across target markets, which consists of fully integrated offices in regional markets where sufficient scale exists and an additional network of local industry relationships with third-party property managers, contractors, agents and maintenance experts in the remaining markets.

Advanced Technological Systems

        We believe technology will play an important role in the successful management of a diverse portfolio of single-family properties spread across various markets. This business requires maintenance and careful management of a large quantity of data. It is critical to be able to access real-time information on an individual property regardless of its location to allow for quick responses to any potential issues with the tenants or the property. In addition, accounting, reporting and billing infrastructure needs to be well designed to allow for efficient tracking of billing, lease payments, contractor invoices, and other operating expenses.

BUSINESS AND PROPERTIES

Our Company

        Silver Bay Realty Trust Corp., or Silver Bay, is a newly organized Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties. We generate virtually all of our revenue by leasing our portfolio of single-family properties and, from this revenue, expect to pay the operating costs associated with our business and any distributions to our stockholders. Our principal objective is to generate attractive risk-adjusted returns for our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. We seek to establish a reputation as a good landlord to our tenants and a good neighbor in the communities where we operate. We believe that we can achieve economies of scale and develop a valuable consumer brand and that we are well positioned to be a market-leading firm in the single-family rental industry.

        We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal tax purposes. For more information related to the consequences of this election, please see "Distribution Policy" and "U.S. Federal Income Tax Considerations."

        We are externally managed by PRCM Real Estate Advisers LLC, or our Manager, and will rely on our Manager to provide or obtain on our behalf the personnel and services necessary for us to conduct our business as we have no employees of our own. Our Manager is a joint venture of Pine River Domestic Management, L.P., or Pine River, and Provident Real Estate Advisors LLC, or Provident. Silver Bay Property Corp., or our Manager's operating subsidiary, is a wholly owned subsidiary of our Manager. As of the date of this offering, our Manager and our Manager's operating subsidiary together provide us with a comprehensive suite of investment, acquisition and property management services, utilizing the combined expertise of Pine River and Provident.

        Upon completion of this offering and the Formation Transactions, we will own            single-family properties in nine markets located in Arizona, California, Florida, Georgia, Nevada and North Carolina. Our properties are located in target markets that we view as desirable because they have an oversupply of properties that can be acquired at attractive prices, favorable demographics and long-term economic trends and healthy demand for rental properties.

        For further information regarding the terms of the Formation Transactions, including the benefits to related parties, see "Structure and Formation of Our Company—Formation Transactions."

        We intend to continue acquiring single-family properties located in our target markets through a variety of acquisition channels, including foreclosure auctions, online auctions, brokers, multiple listing services, short sales and bulk purchases from institutions or investor groups disposing of portfolios of real estate owned by them. Upon completion of this offering, we will have approximately $             million in cash available for further acquisitions and working capital and we will have no outstanding indebtedness.

Our History and Manager

        Our Manager is a joint venture between Provident Real Estate Advisors LLC, or Provident, and Pine River Domestic Management L.P., or Pine River, which is an affiliate of both Pine River Capital Management L.P. and PRCM Advisers LLC, the external manager of Two Harbors. Our Manager was established with the mission of providing institutional capabilities in single-family property acquisition, renovation, management and leasing to an industry that has traditionally been fragmented in both its ownership and operations. Our Manager currently provides property management and acquisition services to Two Harbors Property and property management services to the Provident Entities.

        Pine River and Provident have experience and expertise in our business and related fields. Provident, a private capital management firm based in Minnesota, has been engaged in the acquisition, renovation, management and leasing oversight of a portfolio of predominantly single-family properties since 2009. Between 2009 and 2012, Provident raised approximately $92.4 million with which it acquired approximately 880 properties in Arizona, Florida, Georgia and Nevada. Provident acquired these properties through five private limited liability companies for which it serves as the managing member. We refer to these limited liability companies as the Provident Entities and expect to acquire them in the Formation Transactions. The Provident Entities are no longer raising additional funds or acquiring additional properties.

        In building and managing its portfolio, Provident developed a network of vendors, service providers and third-party property managers along with institutional knowledge related to the acquisition and management oversight of single-family properties. Our Manager has benefited from these relationships and experience by, where prudent, further developing such relationships. Our Manager has also sought to institutionalize the experience of Provident by hiring key members of its management team who have played important roles in the acquisition and management of Provident's portfolio. These relationships and personnel provide us with access to a base of knowledge and experience and a services infrastructure related to the acquisition, renovation, leasing and management of single-family properties across multiple markets.

        Pine River is a global asset management firm with institutional capabilities in managing new ventures, risk management, compliance and reporting. With more than $10 billion in assets under management as of September 30, 2012, Pine River has valuable industry and analytical expertise, extensive long-term relationships in the financial community and established fixed-income, mortgage and real estate investment experience. In addition, Pine River's experience in launching and managing a growing public REIT, Two Harbors Investment Corp., or Two Harbors, a publicly traded mortgage REIT, provides us with knowledge, expertise and experience in managing Silver Bay.

        In the first quarter of 2012, Two Harbors Property, a subsidiary of Two Harbors, began acquiring a portfolio of single-family residential properties to rent for income and to hold for investment. As of September 30, 2012, Two Harbors Property had purchased approximately 1,660 single-family properties in Phoenix, Tampa, Atlanta, Las Vegas, Tucson, Orlando, Northern and Southern California and Charlotte, at a total cost of approximately $178.8 million. In October 2012, it purchased more than 350 properties. Two Harbors Property continues to acquire properties in its target markets.

        Our Manager's headquarters are located in Minnetonka, Minnesota, and its operating subsidiary has offices in Minnetonka, Phoenix, Arizona, Atlanta, Georgia, Las Vegas, Nevada, Northern and Southern California and Charlotte, North Carolina. Since its formation in December 2011, our Manager has made significant investments to assemble acquisition and property management teams in our target markets. Our Manager's operating subsidiary currently has more than 55 employees and is a fully licensed real estate broker in the markets where we purchase properties. Our Manager has also made significant investments in a technology infrastructure, building proprietary valuation models and other analytical tools in order to assess market opportunities and our portfolio as a whole, and is developing customized technology to more efficiently acquire and manage properties and provide a high level of customer service to tenants.

Initial Portfolio

        Concurrently with the closing of this offering, we plan to complete the Formation Transactions, pursuant to which we expect to acquire, through a series of contribution and merger transactions, Two Harbors Property and the Provident Entities, including the portfolio of single-family properties held by them in exchange for shares of our common stock and our cumulative redeemable preferred stock, common units in the Operating Partnership and approximately $            in cash. As of the date of this prospectus, this portfolio consists of over            single-family properties. Our portfolio will increase by additional properties purchased by Two Harbors Property prior to the closing of the Formation Transactions. We refer to this portfolio as our Initial Portfolio.

        Our Initial Portfolio currently consists of a diversified pool of single-family properties located in eight target markets in Arizona, California, Florida, Georgia, and Nevada, and Two Harbors recently expanded its target markets to include North Carolina. The table below provides a summary of our Initial Portfolio as of September 30, 2012:

Initial Portfolio of Single-Family Homes as of September 30, 2012

	Total Number of Properties	Average Age (in years)(1)	Average Square Footage	Average Monthly Rent for Leased Properties(2)
Phoenix	786	15.8	1,730	$1,026
Tampa	629	19.0	1,733	1,261
Atlanta	439	15.6	2,072	1,203
Las Vegas	161	12.1	1,765	1,126
Tucson	150	40.3	1,342	833
Orlando	78	15.4	1,940	1,313
Northern CA	167	37.0	1,503	1,539
Southern CA	127	37.9	1,376	1,115
Charlotte(3)	11	10.5	1,946	—

Totals	2,548	20.2	1,744	$1,137

(1)
As of September 30, 2012, approximately 32% of the properties in the combined portfolio were less than 10 years old, 29% were between 10 and 20 years old, 14% were between 20 and 30 years old, 13% were between 30 and 40 years old, 5% were between 40 and 50 years old, and 7% were more than 50 years old.
(2)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of September 30, 2012. These amounts do not reflect rent concessions or other leasing incentives for any of the properties leased as of September 30, 2012, which, to date, have been utilized on a limited basis. If rent concessions or other leasing incentives are used in the future, they will be recognized over the remaining term of the respective lease, thus reducing the average monthly rent we receive from leased properties.
(3)
As of September 30, 2012, there were no properties yet leased in this market.

        The map below depicts the geographic distribution of our Initial Portfolio as of September 30, 2012, as well as the current property management infrastructure, which includes our Manager's internal teams in Phoenix and Atlanta and third-party property managers in our other target markets.

Geographic Distribution of Initial Portfolio
(Percentages based on number of homes)

Our Strengths

Existing Portfolio of Single-Family Residential Rental Properties

        As part of the Formation Transactions and upon completion of this offering, we expect to acquire a cash-generating portfolio of more than            single-family rental properties. Because our portfolio was originally acquired by members of our Manager through use of the same acquisition infrastructure we will use following the offering, it demonstrates our Manager's ability to identify target markets that meet our criteria for depressed home prices and strong rental demand, to deploy significant amounts of capital in our target markets to achieve scale in a given market and to successfully execute our business strategy. We believe that the experience gained in acquiring this portfolio will allow us to continue to build our portfolio in an efficient manner.

Multi-Channel Acquisition Platform Supported by a Disciplined and Proven Acquisition Strategy

        Over the last three years, our Manager has developed expertise in the single-family housing market, invested in significant infrastructure and established many industry relationships, which together provide us with an institutional platform for our institutional single-family rental business. Our Manager has also developed proprietary systems and tools that allow us to efficiently screen target properties for those investments that meet our acquisition criteria. These tools and infrastructure are important because they enable us to effectively use multiple channels for our property acquisitions, including foreclosure and online auctions, brokers, MLS listings and bulk purchases. As evidenced by our Initial Portfolio and recent acquisition track record, this multi-channel acquisition infrastructure allows us to quickly and efficiently accumulate significant numbers of properties in one or multiple transactions.

        Our acquisition strategy couples our multi-channel acquisition infrastructure with a disciplined property selection process. This property selection process begins with a broad-based market assessment of various housing markets to identify attractive markets and investment opportunities. We then utilize what we believe are appropriate assumptions when valuing prospective properties and continually review and adjust them to incorporate new market data and trends. We seek properties that meet our investment criteria, and we do not make purchases for the sole purpose of deploying capital at predetermined speeds. We believe this disciplined approach will help us avoid overpaying for properties and allow us to focus on the best return opportunities. We ultimately only make offers on a small percentage of the assets that we analyze, research and submit bids on. Current valuations in our target markets should permit us to effectively use our disciplined property acquisition strategy while maintaining adequate capital deployment rates. In addition, we believe that our strategy of investing in multiple markets gives us flexibility to deploy capital and helps diversify our portfolio and mitigate risk and overexposure to any single market.

Established and Scalable Maintenance and Property Management Infrastructure

        We believe that our Manager's centralized property management and monitoring infrastructure, combined with local personnel located in our target markets, enables us to provide an institutionalized approach to managing a geographically diverse portfolio of single-family properties. Our Manager manages our portfolio through a well-developed local market infrastructure, which includes its own offices and personnel in some markets and third-party managers, where appropriate. Our Manager's network of local industry relationships with third-party acquisition and property managers, contractors, agents and maintenance experts complements its internal expertise and allows it to provide a full suite of property management services. Our Manager's leasing operations also utilize a wide spectrum of marketing, tenant sourcing and leasing techniques from traditional newspaper ads and yard signage to online social media and website marketing to lease our properties to qualified tenants following stabilization and upon vacancy. Additionally, as part of our post-leasing and ongoing property management activities, our Manager's local teams will be involved in periodic site visits to monitor the use of our assets, to ensure compliance with homeowners' association rules and regulations and to demonstrate our commitment to provide superior single-family rental homes and service to our tenants.

Experienced Management Team Supported by Analytics, Research and Housing Market Expertise

        Our senior management team and that of our Manager includes individuals with decades of experience in the real estate and housing finance markets. Throughout their careers, these executives have managed various real estate-related businesses and executed structured real estate and financing transactions through multiple market cycles. In addition, Pine River has demonstrated a strong track record managing Two Harbors, a public REIT focused on acquiring and managing billions of dollars of residential mortgage-backed securities and other real estate related assets.

        Our management team is supported by an extensive real estate finance analytical infrastructure developed by Pine River, from which we will benefit. Our Manager has also begun to develop an analytics/technology platform that will enable it to take a quantitative approach to efficiently manage a large portfolio of single-family rental homes. Our Manager has developed several proprietary tools including an automated valuation model, auction bidding technology and a database to track the status of our assets across our markets. The analytics platform is intended to monitor the portfolio and individual properties on a real-time basis, and to monitor publicly available data in each market to compare our portfolio's rent and occupancy statistics among our target markets and to those of the greater market. Gathering and analyzing real-time information such as single-family rental demand, inventory of homes, leasing rates and other data in our markets will allow us to run our business more efficiently.

        We will also use our Manager's technology to provide high quality tenant services and believe it will eventually help us dispatch maintenance staff to service calls quickly and efficiently. We believe that technology is a critical component of our execution capabilities and it will enable us to scale our capabilities across multiple markets.

Commitment to Providing Institutional Platform and Excellence to Single-Family Residential Rental Market

        The single-family residential rental market has historically been fragmented in both ownership and operations. We believe there is an attractive opportunity for an integrated institutional platform devoted to professionally managing a portfolio of single-family rental properties on a large-scale basis across multiple markets. Our strategy revolves around providing high quality institutional services to our rental tenants similar to that found in the multifamily sector. Our Manager is creating operations within each of our target markets that focus on customer service, maintenance, leasing, marketing and other services. We will strive to ensure a consistently high level of service and to standardize our best practices to provide customer satisfaction and to develop a trusted brand. We believe that over time, tenants will want to rent homes from an established institutional manager from which they can expect to receive high-quality services and homes.

General Business Strategy and Growth Opportunities

        Our strategy is to acquire, renovate, lease and manage single-family residential properties located in markets with an oversupply of properties available at attractive prices that also exhibit favorable demographics, positive long-term economic trends and solid rental demand. Our target markets are Phoenix, Tampa, Atlanta, Las Vegas, Tucson, Orlando, Northern and Southern California and Charlotte. We continue to evaluate and monitor new markets. We acquire properties with the goal of generating rental income by leasing our properties at attractive yields to qualified tenants.

        We intend to hold our properties over the long term. Although we may consider the opportunistic disposition of assets, we have no pre-set investment horizon that would require their sale. As a long-term investor, we seek to align our interests with those of local communities in which our properties are located. We recognize that the opportunities we intend to pursue in the residential real estate market result in part from great strains on the local communities caused by falling home prices, foreclosed and distressed properties, neglected and abandoned homes and a glut of relatively inexpensive housing inventory. We believe that our focus on renovating and maintaining the physical quality of our homes and our desire to keep rent-paying tenants in houses offers the best solution to maintaining property values and the quality of the neighborhoods in which we invest. We also believe that our strategy will help to improve the balance and stability of communities that have suffered steep home price declines, and that by acquiring foreclosed, distressed properties, we will help clear excess inventory while making those communities more attractive.

Our Target Markets

        We employ a top-down selection process in our investment strategy. We start by identifying what we believe are the most attractive markets in the country for developing a single-family rental business, conducting extensive research and analysis on existing and potential target markets in order to fully evaluate existing and future housing dynamics. Housing prices and rental demand are driven in part by macroeconomic and demographics factors. We scrutinize many of these factors including existing supply of homes, vacancy, prior and projected population and household growth, prior and projected migration, regional market-building activity, mortgage delinquency figures, employment trends, income ratios and price-to-rent ratios. A small subset of these market-level statistics is highlighted below. We believe our initial target markets provide ample opportunity for growth while allowing flexibility in deploying capital.

        In addition to market-level statistics, we incorporate local knowledge of communities and subdivisions in order to understand the fundamentals of the housing markets in which we operate. Our Manager has developed a regional market infrastructure with personnel working and residing in our current target markets who have extensive knowledge of those markets and broad relationships across various constituencies. We believe that this centralized, integrated institutional platform with a strong local presence and an ability to scale is critical to success in the single-family residential rental business.

        The table below sets forth certain criteria that our Manager analyzes in the markets that comprise our current portfolio or in which we expect to purchase property. We continue to acquire properties in these markets and will also opportunistically explore new markets using similar criteria.

Key Criteria for Our Target Markets

	Phoenix	Tampa	Atlanta	Las Vegas	Tucson	Orlando	Northern California(3)	Southern California(4)	Charlotte
Total Housing Units (2011)(1)	1,813,000	1,360,000	2,170,000	848,000	442,000	950,000	153,000	1,509,000	743,000
Median House Price (2011)(1)	$155,600	$137,400	$166,100	$153,800	$165,700	$152,400	$256,400	$217,800	$166,100
Estimated Current Population (2011) (in thousands)(1)	4,263	2,825	5,366	1,970	990	2,171	416	4,305	1,795
Population Growth (2005-2011)(1)	12.0%	8.8%	11.1%	16.5%	9.6%	14.1%	5.3%	12.5%	20.4%
Estimated Median Household Annual Income (2011)(1)	$50,058	$43,832	$52,639	$48,215	$44,112	$46,123	$63,795	$52,042	$50,671
Average Building Permits (2009, 2010, 2011)(1)	8,884	6,602	7,581	5,436	2,103	5,415	480	5,802	6,275
Average Building Permits (1995-2011)(1)	39,100	18,179	48,795	26,193	6,577	21,044	1,905	22,851	17,755
Unemployment (Sep. 2012)(2)	6.9%	8.7%	8.4%	11.5%	7.0%	8.4%	9.3%	11.6%	9.1%

(1)
Source: U.S. Census Bureau.
(2)
Source: Bureau of Labor Statistics.
(3)
Northern California is represented by MSA Vallejo-Fairfield, which most closely approximates the geographic area in which we purchase homes in Northern California. This MSA is comprised of Solano County and the most populous cities in the MSA are Vallejo, Fairfield, Vacaville, Suisun, and Benicia. As of September 30, 2012, we had purchased homes in the following cities outside of the Vallejo-Fairfield MSA: American Canyon, Antioch, Bay Point, Brentwood, Concord, Discovery Bay, El Sobrante, Martinez, Oakley, Pittsburg and San Pablo.
(4)
Southern California is represented by MSA Riverside-San Bernardino-Ontario. This MSA is comprised of Riverside and San Bernardino Counties and the most populous cities in the MSA are Riverside, San Bernardino, Fontana and Moreno.

Property Selection Criteria

        To help standardize acquisitions and to grow our business, we have developed certain criteria to guide our property selection process, some of which are presented below.

Segment of Housing Stock	• Entry-level single-family homes
• Home size and price
• Rent vs. purchase affordability

Vintage	• Age and condition of a property
• Expected annual maintenance costs

Location	• Proximity to major employers
• Ease of transportation/commute
• Neighborhood
• Homes that are part of cluster/community vs. "free standing"
• Proximity to other properties in our portfolio
• School districts and property taxes
• Homeowners' association and rules

Property Description	• Size/square footage
• Number of rooms (beds/baths)
• Basements (finished vs. unfinished)
• Pools
• Lot size

Renovations Required	• Need and cost of renovation required vs. acquisition price and available rents in the market
• Ranges of renovation acceptable

Acquisition Cost	• Price vs. estimated replacement cost

Rental Rates	• Focus on attractive risk-adjusted net rental yields

        After we have identified a property as meeting our acquisition criteria, we employ a rigorous underwriting process that involves physical inspections whenever possible and a review of title to the property. We visit substantially all properties before purchase and when possible perform an interior inspection. If we are unable to inspect the interior of a property prior to acquisition, our regional personnel utilize our vast database of prior acquisitions to guide estimates of potential renovation costs. Our regional market infrastructure allows for efficient site visits, neighborhood evaluations and property inspections. Our expertise in housing market trends, extensive databases of local market statistics and on-the-ground personnel provides an ability to quickly assess rental rates and potential tenant pool availability.

        We also conduct preliminary title work before each purchase, especially important in situations where a title policy will not be available prior to closing. We utilize closing agents and title insurance providers at the local level because we believe these relationships provide the most benefit as many help with services such as preliminary title checks that help us through the diligence process.

        Our Manager has built a proprietary database specifically designed to help with the underwriting, closing and documentation processes. This database helps track individual properties giving us the ability to store and track closing documents and property specific details and centralizes all data so that it can be reviewed by the central office at any time. Our Manager has also developed internal systems, infrastructure and personnel focused on legal documentation and closing of transactions. In addition, our Manager's ability to navigate local markets and state-specific laws and regulations on property acquisitions and rentals helps us scale our business and expand it in an efficient manner.

Acquisition Channels and Infrastructure

        Our Predecessor and Provident have acquired and we will continue to acquire properties through multiple channels, including foreclosure and online auctions, listed sales of lender owned property, brokers, short sales, bulk purchases and traditional MLS-listed properties. The ability to effect transactions through each of these channels has enabled us to achieve a rapid acquisition pace but also requires a robust infrastructure. We utilize a hybrid approach for property acquisitions, using our Manager's operating subsidiary's internal teams in certain markets and using third parties in our other markets. For acquisitions in the Phoenix, Atlanta, Las Vegas, Northern and Southern California and Charlotte markets, our Manager uses its internal teams of more than 25 brokers and sales agents. Our Manager relies on third parties to provide such services in the Tampa, Tucson and Orlando markets and will evaluate future markets on a case-by-case basis as we expand. This approach enables us to take advantage of local knowledge and rental trends in making pricing decisions and pursuing our acquisition strategy.

        The chart below shows the pace of monthly acquisitions by Two Harbors Property beginning in the first quarter of 2012 through September 30, 2012 and reflects total transactions closed in a period and does not reflect accepted purchase agreements that have not yet closed:

Two Harbors Acquisition Pace

For purposes of this chart:

  "Broker" refers to a purchase of a single property directly from the owner, including REO, short sales and properties listed on a multiple listing service.

  "Auction" refers to properties purchased at trustee or judicial auctions.

  "Bulk" refers to purchases of more than one property in a single sale directly from the owner, often an investor group, bank, financial institution or governmental agency, and may include future acquisitions of entire legal entities holding single-family properties.

A further description of each of these purchase methods is provided below.

        Foreclosure and Online Auction Purchases.    Our Predecessor and Provident have acquired most of their properties to date through auction purchases. Properties become available at auction when a person with a lien on the property forecloses on the lien. The property is then sold at auction, either by a court or trustee, in order to satisfy the debt owed to the lien holder. Auction processes vary significantly between jurisdictions driven by differences in state and local laws. In all cases, the careful evaluation and purchase of properties at auction requires a substantial investment of time and the ability to be nimble and disciplined on the day of the sales, as auctions tend to be fast-paced and disorganized. Our Manager's local teams have experience in evaluating target assets, conducting due diligence and bidding at foreclosure auctions and have developed the necessary skills to compete effectively within the parameters of the local rules. Additionally, our Manager has developed proprietary software to provide analytical support to our workforce, enabling them to quickly screen available properties according to a set of guidelines designed to ensure that acquisitions are in compliance with our overall strategy.

        Broker Purchases, Including REO and Short Sales.    We have and will continue to make purchases of single properties through direct contracts with property owners. Most of the single property purchases made outside of the auction channel involve sales of REO property or short sales listed through a broker or a local multiple listing service. REO refers to real estate owned by financial institutions or GSEs that they acquired by foreclosing on a mortgage or deed of trust and successfully bidding for the property at the ensuing auction. Short sales refer to properties sold by the homeowner for an amount less than the amount owed to lenders with a lien on the property. Because the purchase price will not satisfy the amounts owed, short sales require lender consent.

        In order to purchase a high volume of listed properties, we must assess a significant number of properties and make offers on many, all of which requires a substantial amount of dedicated effort. We believe the size and efficiency of our Manager's acquisition team, together with our Manager's technological systems that enable faster property evaluations, allow us to effectively pursue this strategy.

        Bulk Purchases.    We also expect to acquire properties through bulk purchases from financial institutions or other property owners, although we do not anticipate this channel will provide a predictable, consistent supply. Many financial institutions, including GSEs, hold large portfolios of REO property. In addition to selling these properties individually through a broker or a multiple listing service described above, since the beginning of 2012, financial institutions have begun bundling and selling these properties in bulk sales. Our Predecessor acquired approximately 100 properties in such sales and we anticipate bidding on bulk REO portfolios in the future. We believe that our deep relationships with many of the entities who are potential bulk sellers will enhance our ability to participate in and negotiate such sales. We also expect that private investors will begin offering portfolios of properties for sale in the coming years and expect an opportunity to bid on such portfolios.

        Performing adequate due diligence on a bulk portfolio requires a high volume of work, some of which can be accomplished through the use of our analytics systems and the rest of which requires substantial amounts of time and labor. Because of the scope of our Manager's acquisition infrastructure and the prior experience of our Manager's personnel, we are well positioned to perform these assessments without substantially disrupting the rest of our acquisition operations.

Property Renovation, Leasing and Management

        We believe we can differentiate ourselves from most other managers in our target markets by continuing our drive to institute a quality and consistency of customer service, maintenance, leasing, marketing and other services. Our Manager is focused on the full spectrum of the property management process, engaged in all required activities from the moment a property is identified and acquired through obtaining possession, renovation, marketing, tenant identification and screening, leasing, rent collections, tax and homeowners' association disbursements and ongoing property maintenance.

        The single-family rental business requires hands-on asset management capabilities and an integrated infrastructure in order to address a large-scale portfolio that is geographically dispersed. To support the portfolio and support the scalability of our property management operations, our Manager uses a solid staffing base, an efficient information technology infrastructure, outsourced vendors and a mix of in-house and third party managers. We believe we will be able to realize economies of scale through a superior technological platform and increasing portfolio size that will benefit investors by improving our expense ratios while providing institutional compliance, risk management and transparent reporting.

        Our Manager's core operations team, who oversees our renovation and property management teams, has substantial experience in residential property management. To implement our property management strategy, we are focused on using a centralized structure with significant local presence and expertise. Our Manager uses internal teams consisting of more than 20 employees in the Phoenix and Atlanta markets and rely on third parties to provide property management services in the Las Vegas, Tampa, Tucson, Orlando, Northern and Southern California and Charlotte markets.

        Property Renovation and Maintenance.    Most of the properties we acquire require some level of renovation and standardization before they are ready for leasing. We maintain consistent, system-wide standards for our properties that are implemented at the local level. Upon acquisition, our local teams determine the work needed to bring a property up to our desired standards and identify potential improvements that may increase attractiveness to potential tenants, reduce future maintenance expense and generally increase the long-term value of the property. Our teams then work closely with local vendors and contractors to perform this work.

        In markets where we have an internal property management team, our project managers oversee the work of local contractors engaged to renovate our homes. In markets where we rely on third-party managers, those managers oversee renovations, each having been trained with respect to our expectations and standards.

        Our renovation and maintenance approach is generally consistent across the various acquisition channels employed in building the investment portfolio. We are focused on maximizing long-term rental income and cash flows from our portfolio. As a result, our maintenance and renovation team strives to minimize the time required to renovate the property and prepare it for marketing and leasing. Depending on the market, we have historically been able to make the vast majority of our properties ready for lease within three to six months from the date of purchase, which includes time to obtain possession, renovate, and market for leasing.

        We believe there are economies of scale embedded in many aspects of the single-family residential rental business ranging from property acquisition to operations and management. We believe our scale will allow us to negotiate favorable rates on outsourced maintenance activities. Because of the high volume of business we do in our target markets we are able to get volume pricing from contractors and sub contractors and have been able to purchase materials at discounts through local and national buying programs.

        Leasing and Marketing.    We utilize the efforts of our local personnel and relationships with real estate agents in our target markets to advertise and lease our properties. In order to minimize the time to rent from initial listing, we market our properties through a variety of channels, including real estate brokers, newspapers and internet sites and the MLS.

        Prospective tenants are required to undergo background checks that include income verification, employment history, criminal record check, income-to-rent ratios, and credit score. We believe our focus on tenant screening will allow us to minimize charge offs and evictions.

        The vast majority of our leases are structured for 12 months. Under our leases, our tenants are responsible for utility payments and, typically, yard and garden maintenance. Security deposits are required for all leases and are refunded or forfeited after expiration of the lease in accordance with applicable law.

        As part of our ongoing property management and monitoring activities, our local teams will be involved in periodic site visits. This will help us monitor the condition and use of our assets, compliance with homeowners' association rules and regulations and will demonstrate our commitment to our tenants. We believe that better service could result in lower turnover rates than our competition. Single-family home renters usually have stronger ties to the community and are less likely to want to move than their multifamily counterparts and as a result, we believe the turnover rate for single-family homes is significantly lower than multifamily rentals.

Portfolio Management

        As our portfolio matures, we will periodically review our properties, and will consider selective sales of properties to improve and rationalize the portfolio. The REIT rules impose certain limitations on the number and manner of any such sales.

Technology

        We endeavor to become a leader in the single-family rental business and see a robust analytics platform as imperative to this goal. As a first step towards this goal, our Manager hired an experienced director of data analytics who has been responsible for building its analytics platform, specifically the Automated Valuation Model, or AVM. Our AVM provides two main functions: (1) quick and accurate assessment of potential acquisitions on both an individual and bulk basis and (2) continual evaluation of our existing portfolio to help gauge performance. To better track market specific data, work has begun on a local market overlay system that will allow us to access real-time market data down to the zip code level. This will provide the data that is essential in order to conduct a quick and thorough analysis of our local markets and to adjust our strategy to coincide with changing market conditions.

        Given the operationally intensive nature of this business, it is also important to develop an information technology infrastructure that can help realize desirable economies of scale. To centralize all our properties and the related data, our Manager has developed Abacus, a proprietary cloud-based database platform. Abacus enables our local market teams to enter and edit property data continuously via their desktop or mobile device. Simultaneously, the corporate offices are able to track acquisition, renovation and property management activity without the delay associated with many other systems.

        The rest of our information technology infrastructure is provided by cloud-based vendors who provide scalable solutions that help prevent such infrastructure from becoming an impediment to growth. For example, in order to manage property management duties associated with bill payment, rent collection, rental availability and other property management duties, we use a nationally recognized property management software program that feeds directly to our website to provide ease of use to our tenants. Harnessing technology such as this will be essential to the eventual success of our business, and the cloud-based vendors providing the bulk of our information technology infrastructure provides scalable solutions that help prevent such infrastructure from becoming an impediment to growth.

Competition

        The residential rental market is fragmented in both its ownership and operations. We believe that bringing an institutionalized approach to the business carries many benefits. We will face competition in property acquisition from individual investors, private pools of capital and other institutional buyers which may increase the prices for properties that we would like to purchase and impact our ability to achieve our expected yields. We will also compete for the best tenants. However, we believe that being an early institutional participant in this sector, having an integrated and scalable platform with local market presence and using our wealth of existing in-house expertise will give us competitive advantages.

Investment Committee

        Substantially all of our investment activities will be conducted by our Manager and its affiliates. Our investment objectives are to maximize the cash flow of our properties, acquire properties with cash flow growth potential, provide quarterly cash distributions to stockholders and achieve long-term capital appreciation through increases in the value of our portfolio. It is our policy to acquire assets primarily for long-term rental income and secondarily for capital appreciation.

        We expect our Manager to establish an investment committee, which will review our strategy periodically and will act in accordance with guidelines established by our board of directors for the investment of our capital and the purchase of new properties. The investment committee of our Manager may, without a vote of the stockholders, consider any investment, including investments in non-single-family properties, consistent with the investment guidelines.

Investment Guidelines

        Our board of directors is expected to adopt the following investment guidelines:

  •
  no investment will be made that would cause us or any of our subsidiaries to fail to qualify as a REIT for U.S. federal income tax purposes;

  •
  no investment will be made that would cause us to be required to register as an investment company under the Investment Company Act of 1940;

  •
  our investments will be predominantly in single-family properties and other real estate assets; and

  •
  until appropriate investments can be identified, we may invest available cash in interest-bearing and short-term investments that are consistent with (i) our intention to qualify as a REIT and (ii) our and our subsidiaries' exemption from "investment company" status under the Investment Company Act of 1940.

Use of Leverage

        To date, all of our properties have been purchased from equity capital. However, we may use leverage to increase potential returns to our stockholders in the future. Our decision to use leverage will be based on our Manager's assessment of a variety of factors, including the anticipated liquidity and price volatility of the assets in our investment portfolio, the cash flow generation capability of assets, the availability of credit on favorable terms, any prepayment penalties and restrictions on refinancing, the credit quality of our assets and our outlook for borrowing costs relative to the unlevered yields on our assets. Our decision to use leverage will not be subject to the approval of our stockholders. We are not restricted by our governing documents in the amount of leverage that we may use. We may, however, be limited or restricted in the amount of leverage we may employ by the terms and provisions of any financing or other agreements that we may enter into in the future.

Risk Management

        We will face various forms of risk in our business ranging from broad economic, housing market and interest rate trends to more specific factors such as credit risk related to our tenants, releasing of properties and competition for properties. We believe that the housing market and credit risk expertise developed by Pine River and our Manager will allow us to navigate these risks. Pine River has historically focused on credit research and the development of sophisticated analytical tools to help manage various types of risk. Additionally, the management team of Two Harbors has deep credit expertise and has successfully grown to over $16 billion of residential mortgage and other real estate-related assets since 2009, focusing on loan level and local market analysis and analyzing individual borrower behavior.

Insurance

        We carry comprehensive liability and commercial property insurance covering most of the properties in our portfolio under a blanket insurance policy. In some cases, we carry individual property policies where we deem it economically prudent. We believe the policy specifications and insured limits are appropriate and adequate for our properties given the relative risk of loss, the cost of the coverage and industry practice; however, our insurance coverage may not be sufficient to fully cover our losses. In addition, there are certain types of extraordinary losses, such as losses from terrorism and earthquakes, for which we do not have insurance. We specifically review those areas that are at a higher risk of potential loss from natural catastrophes as part of our initial property acquisition criteria. We will continue to monitor third-party earthquake insurance pricing and conditions for those of our properties located in earthquake prone areas and may consider obtaining third-party coverage if it is cost-effective.

Policies with Respect to Certain Other Activities

        We intend to raise additional funds through future offerings of equity or debt securities or the retention of cash flow (subject to REIT distribution requirements) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

        In addition, we may borrow money to finance the acquisition of properties. Our investment guidelines, the assets in our portfolio, the decision to use leverage and the appropriate level of leverage will be based on our Manager's assessment of a variety of factors, including the anticipated liquidity and price volatility of the assets in our investment portfolio, the cash flow generation capability of assets, the availability of credit on favorable terms, any prepayment penalties and restrictions on refinancing, the credit quality of our assets and our outlook for borrowing costs relative to the unlevered yields on our assets. Our decision to use leverage will be at our Manager's discretion and will not be subject to the approval of our stockholders. We are not restricted by our governing documents in the amount of leverage that we may use.

        We have not made any loans to third parties, although we may make loans to third parties, including to joint ventures in which we participate.

        In connection with the Formation Transactions, we will issue equity securities in exchange for property or property interests. Other than the repurchase of shares from our Manager as described elsewhere in this prospectus, we have no current intention to repurchase or otherwise reacquire our shares, though we do so may in the future.

        As of the date of this prospectus, we do not intend to invest in the securities of other REITs, other entities engaged in real estate activities or securities of other issuers for the purpose of exercising control over such entities. We do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act of 1940, and we would intend to divest such securities before any such registration would be required. We do not intend to underwrite securities of other issuers.

        We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accountants and file quarterly reports with the

SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

        Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Regulation

General

        Our properties are subject to various covenants, laws and ordinances, and certain of our properties are also subject to the rules of the various homeowners' associations where such properties are located. We believe that we are in compliance with such covenants, laws, ordinances and rules and also require that our tenants agree to comply with such covenants, laws, ordinances and rules as a condition of their leasing terms.

Fair Housing Act

        The Fair Housing Act, or FHA, its state law counterparts and the regulations promulgated by HUD and various state agencies, prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women and people securing custody of children under the age of 18) or handicap (disability) and, in some states, on financial capability. We believe that our properties are in substantial compliance with the FHA and other regulations.

Environmental Matters

        As a current or prior owner of real estate, we are subject to various federal, state and local environmental laws, regulations and ordinances and also could be liable to third parties as a result of environmental contamination or noncompliance at our properties even if we no longer own such properties. See the discussion under the caption "Risk Factors—Risks Related to our Business—We may be subject to unknown or contingent liabilities or restrictions related to properties that we acquire for which we may have limited or no recourse."

REIT Qualification

        In connection with this offering, we intend to elect to qualify as a REIT commencing with our initial taxable year ending on December 31, 2012. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

        So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lose our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property. In addition, any TRS we may form will be subject to U.S. federal, state and local taxes on its income or property.

Investment Company Act of 1940

        We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act.

Employees

        We will be managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers are employees or partners of our Manager or its affiliates. With the exception of our general counsel and secretary, we expect all of our officers to be devoted full-time to our business. We expect our general counsel and secretary to devote his time to our business as his duties may require, which we expect to be less than 50% of his time in any given year. We will have no employees upon completion of this offer. See "Our Manager and the Management Agreement."

Legal Proceedings

        From time to time, we are party to claims and routine litigation arising in the ordinary course of our business. We do not believe that the results of the results of any such claims or litigation individually or in the aggregate, will have a material adverse effect on our business, financial position or results of operations.

MANAGEMENT

General

        We are externally managed by PRCM Real Estate Advisers LLC, or our Manager, a joint venture between Pine River and Provident. Pursuant to the terms of the management agreement, our Manager provides us with our senior management team, including officers, along with appropriate support personnel. Each of our officers is an employee of our Manager or an employee or partner of Pine River. With the exception of our general counsel and secretary, we expect all of our officers to be devoted full-time to our business. We expect our general counsel and secretary to devote his time to our business as his duties may require, which we expect to be less than 50% of his time in any given year. We do not have any employees. Our Manager will at all times remain subject to the supervision and oversight of our board of directors.

Our Directors, Director Nominees and Executive Officers

        Prior to the completion of this offering, we expect to identify and appoint additional independent director nominees for our board of directors. We have entered into a Director Designation Agreement pursuant to which Two Harbors shall be entitled to nominate two individuals to our board of directors in connection with the Formation Transactions, who shall qualify as independent directors under the rules of the NYSE and SEC. Pursuant to our charter, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify. See "Certain Provisions of Maryland Law and Our Charter and Bylaws—Our Board of Directors." Subject to rights pursuant to any employment agreements, officers serve at the pleasure of our board of directors. The board of directors intends to generally appoint executive officers annually following our annual meeting of stockholders to serve until the meeting of the board of directors following the next annual meeting of stockholders.

        The following table sets forth certain information with respect to our directors, director nominees and executive officers:

Name	Age	Position Held with Us
Director Nominees
Brian C. Taylor	48	Director Nominee
Irvin R. Kessler	57	Director Nominee
Thomas Siering	53	Director Nominee
Tanuja Dehne	41	Director Nominee
Stephen G. Kasnet	67	Director Nominee
William W. Johnson	50	Director Nominee
Executive Officers
David N. Miller	36	Chief Executive Officer, President and Director
Christine Battist	43	Chief Financial Officer and Treasurer
Patrick Freydberg	58	Chief Operating Officer
Timothy O'Brien	53	General Counsel and Secretary

Director Nominees

        Brian C. Taylor will be appointed to our board of directors upon the closing of this offering. Mr. Taylor is the Chief Executive Officer and Chief Investment Officer of Pine River. Mr. Taylor founded Pine River in 2002 and is responsible for management of the business and oversight of its funds. Prior to Pine River's inception, Mr. Taylor was with EBF & Associates from 1988 to 2002; he was named head of the convertible arbitrage group in 1994 and Partner in 1997. His responsibilities included portfolio management, marketing, product development and trading information systems development. Mr. Taylor received a B.S. from Millikin University in Decatur, Illinois and an M.B.A.

from the University of Chicago. Mr. Taylor passed the Illinois Certified Public Accountant Examination in 1986. Mr. Taylor also serves as chairman of the board of directors of Two Harbors Investment Corp. We believe Mr. Taylor is an appropriate director because of his knowledge of our Manager and its affiliate organizations. Mr. Taylor will also play a key liaison role between day-to-day management of Silver Bay and our independent directors. We also believe Mr. Taylor is an appropriate director because of his investment expertise.

        Irvin R. Kessler will be appointed to our board of directors upon the closing of this offering. Mr. Kessler is the Chief Executive Officer and managing member of Provident Real Estate Advisors LLC, the managing member of each of the Provident Entities and one-third owner of our Manager. Mr. Kessler formed Provident Real Estate Advisors LLC in June 2007 and through it and the Provident Entities began to implement a strategic residential real estate investment strategy with hubs in Minnesota, Arizona, Nevada, Florida and Georgia. Mr. Kessler served as the Chief Executive Officer of our Manager from January 2012 to September and helped oversee the buildup of our Manager's operational capabilities. Mr. Kessler has extensive experience as an investor in a variety of asset classes. From 2003 through 2008, Mr. Kessler opened multiple funds focused on varying investment strategies. In 1994 and 1995, he co-founded Deephaven Capital Management and Arbitrade LLC, an options market making firm, respectively; he served as Chief Investment Officer and Chief Executive Officer from 1998 until retiring in 2001 and selling the parent company of both firms to Knight Trading Group in 2000. Mr. Kessler was also a director on the boards of the Chicago Board Options Exchange, or CBOE, and the Cincinnati Stock Exchange beginning in 1988. Prior to that, Mr. Kessler was a floor trader on various Chicago Exchanges including CBOE, the Chicago Board of Trade and the Chicago Mercantile Exchange. We believe Mr. Kessler is an appropriate director because of his experience investing in and overseeing the management of single-family properties gained in the past three years. Mr. Kessler also has an intimate knowledge of the operations of our Manager and our Manager's operating subsidiary, which should prove a valuable resource to our board of directors. We also believe Mr. Kessler is an appropriate director because of his general investment expertise.

        Thomas Siering will be appointed to our board of directors upon the closing of this offering. Mr. Siering is the Chief Executive Officer and a director of Two Harbors Investment Corp. and a Partner of Pine River. Prior to joining Pine River in 2006, Mr. Siering was head of the Value Investment Group at EBF & Associates, a private investment firm, from 1999 until 2006. During that period, he was also the manager for Merced Partners, LP, a private investment firm, and Tamarack International Limited, a closed-end, non-diversified investment management company. Mr. Siering was named a Partner at EBF & Associates in 1997. Mr. Siering joined EBF & Associates in 1989 as a trader. From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc. From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles. Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance. We believe Mr. Siering is an appropriate director because of his knowledge of our Manager and its affiliate organizations, which will help ensure that our Manager devotes adequate resources to us. We also believe Mr. Siering is an appropriate director because of his investment and public company management expertise.

        Tanuja Dehne will be appointed to our board of directors upon the closing of this offering. Since 2011, Ms. Dehne has been Senior Vice President, Human Resources of NRG Energy, Inc. [NYSE: NRG], a publicly listed power generation and retail electricity company. Ms. Dehne leads all areas of Human Resources at NRG Energy, Inc. as well as benefits, compensation, labor and employee relations, recruiting and staffing, organizational development and training and human resources information systems for the company. From 2005 to 2011, Ms. Dehne served as the Corporate Secretary of NRG Energy, Inc., where she was responsible for corporate governance, corporate transactions, including financings, mergers and acquisitions, public and private securities offerings and securities and stock exchange matters and reporting compliance for the company. In this role, Ms. Dehne also served as the primary executive liaison to the Board of Directors and each of its standing committees. From 2004 to 2007, Ms. Dehne was Assistant General Counsel, Securities and Finance at NRG Energy, Inc. and was promoted to Deputy General Counsel in 2007. Prior to joining NRG Energy, Inc., Ms. Dehne was an associate at Saul Ewing's law firm in Philadelphia, Pennsylvania and Princeton, New Jersey. Ms. Dehne received a B.A. from Lafayette College, an M.A. from the University of Pennsylvania and a J.D. from Syracuse University. She is admitted to practice law in New York, New Jersey, Pennsylvania and before the U.S. Supreme Court. We believe Ms. Dehne is an appropriate director because of her broad public-company experience, including her knowledge of corporate governance, securities law, human resources and complex transactions.

        Stephen G. Kasnet will be appointed to our board upon the closing of this offering, pursuant to contractual rights of Two Harbors granted in connection with the Formation Transactions. Mr. Kasnet is the lead independent director of Two Harbors Investment Corp. Mr. Kasnet has also been a director of Columbia Laboratories, Inc., a specialty pharmaceuticals company [NASDAQ: CBRX], since August 2004 and Chairman of the Board of Columbia Laboratories since November 2004. From 2007 to 2009, Mr. Kasnet was the Chairman of Dartmouth Street Capital LLC, a private investment firm. He was also the President and Chief Executive Officer of Raymond Property Company LLC, a real estate company, from 2007 through October 2009. From 2000 to 2006, he was President and Chief Executive Officer of Harbor Global Company, Ltd., an asset management, natural resources and real estate investment company, and Chairman of the PIOglobal, a Russian real estate investment fund. From 1995 to 1999, Mr. Kasnet was a director and member of the Executive Committee of The Bradley Real Estate Trust. He was Chairman of Warren Bank from 1990 to 2003. Mr. Kasnet has also held senior management positions with other financial organizations, including Pioneer Group, Inc., First Winthrop Corporation and Winthrop Financial Associates, and Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd., a forestry company, is a director of Tenon Ltd., a wood products company, and as a director of First Ipswich Bancorp, a bank holding company. He is also a trustee and vice president of the board of the Governor's Academy, a private coed boarding high school in Byfield, Massachusetts. Mr. Kasnet received a B.A. from the University of Pennsylvania in 1966. We believe Mr. Kasnet is an appropriate director based on his audit committee experience, his real estate knowledge and his past and current experience as a director of other public companies.

        William W. Johnson will be appointed to our board upon the closing of this offering, pursuant to contractual rights of Two Harbors granted in connection with the Formation Transactions. Mr. Johnson is an independent director of Two Harbors Investment Corp. From 2010 to May 2012, Mr. Johnson was a Partner and Deputy Head of Asset Management at Perella Weinberg Partners in New York, a privately owned financial services firm. Previously, he was a Managing Director of J.P. Morgan, a financial services firm, from 2006 to 2009, where he held senior roles including Divisional Management and Risk Committee Member, Head of Proprietary Positioning Business and Head of Tax-Exempt Capital Markets. From 2004 to 2005, Mr. Johnson was a private investor. From 2001 to 2003, Mr. Johnson was President of Paloma Partners, a private capital management company in Greenwich, Connecticut. From 1984 to 2001, Mr. Johnson worked for UBS and its predecessors in Chicago, Singapore, London and Basel. He began his career at UBS in currency options trading and served in several senior management functions including Divisional Management and Risk Committee Member and Global Head of Treasury Products. Mr. Johnson received a B.S. from the University of Pennsylvania Wharton School in 1984 and an MBA from the University of Chicago in 1988. We believe Mr. Johnson is an appropriate director because of his knowledge of financial markets and trading and his career in financial markets.

Executive Officers

        David N. Miller is our Chief Executive Officer, President and a member of our board of directors. Mr. Miller has been a director and executive officer since August 2012. Beginning in 2011, Mr. Miller served as a Managing Director of Pine River Capital Management L.P. and Two Harbors Investment Corp., where he focused on strategy and new business development, including the formation and development of Silver Bay and the single-family property rental business. From 2008 to 2011, Mr. Miller served in various roles at the U.S. Department of Treasury, including as the Chief Investment Officer of the Troubled Asset Relief Program (TARP) where he was instrumental in building various investment programs and business units and overseeing the investment portfolio. From 2007 to 2008, Mr. Miller was a portfolio manager at HBK Capital Management focusing on equity investments. From 1998 through 2007, he held various positions at Goldman, Sachs & Co., including as a Vice President in the Special Situations Investing Group (2004-2007) where he focused on proprietary investments in debt and equity and as a financial analyst in the investment banking division (1998-2001) where he focused on corporate finance and mergers and acquisitions. Mr. Miller received an MBA from Harvard Business School and a B.A. in Economics from Dartmouth College. We believe Mr. Miller is an appropriate director because of his management role and knowledge of the operations of our Manager and our Manager's operating subsidiary as well as his general investment expertise.

        Christine Battist is our Chief Financial Officer and Treasurer. Ms. Battist has been an executive officer since our incorporation in June 2012. Prior to this appointment, Ms. Battist served as Managing Director at Two Harbors Investment Corp. overseeing investor and media relations since 2011. From 2005 to 2011, Ms. Battist served in various financial roles at The Mosaic Company [NYSE: MOS], first as Director of Financial Compliance from 2005 to 2007, leading the company's inaugural global Sarbanes-Oxley design and implementation after its merger, then as Director Investor Relations from 2007 to 2011. Ms. Battist was instrumental in leading Mosaic's investor relations during its formative years and through the spin-off and secondary offering of shares held by Mosaic's largest and private shareholder in 2011. Prior to joining the Mosaic Company, Ms. Battist was Director of Internal Audit for Tuesday Morning Corporation [NASDAQ: TUES] from 2003 to 2005. Ms. Battist began her career with PricewaterhouseCoopers LLP, spending a decade in ever-increasing roles and responsibilities, overseeing financial audit engagements for public companies in the U.S. capital and debt markets, including leading acquisition and carve-out transactions. She received a B.B.A. from St. Norbert College and is licensed as a Certified Public Accountant (inactive) in the State of Texas.

        Patrick Freydberg is our Chief Operating Officer. Mr. Freydberg has been an executive officer since August 2012. From 2003 to 2012 Mr. Freydberg served as President and Chief Operating Officer of Northbrook Partners, LLC a multifamily management company with over $1.2 billion in assets under management for BlackRock and RREEF Real Estate. From 2001 to 2003 Mr. Freydberg was a Regional Manager for SSR Realty Advisors, the pension fund advisory division of MetLife, where he ran operations for SSR's multifamily investments in the Northeast. Prior to that, Mr. Freydberg was a Director of Asset Management for Insignia/Douglas Elliman and was responsible for management of a portfolio of 5,000 distressed REO units for Citibank, the FDIC and other institutions. Mr. Freydberg received an MBA from the Johnson School of Management at Cornell University and a B.S. in Engineering from Cornell University. Mr. Freydberg is a licensed real estate broker in New York and Connecticut.

        Timothy O'Brien is our General Counsel and Secretary. Mr. O'Brien has been an executive officer since our incorporation in June 2012. Mr. O'Brien is a Partner of Pine River and has served as General Counsel and Chief Compliance Officer of Pine River since 2007. Mr. O'Brien is also General Counsel of Two Harbors. From 2004 to 2006, Mr. O'Brien served as Vice President and General Counsel of NRG Energy, Inc., a publicly listed power generation company. Mr. O'Brien served as Deputy General Counsel of NRG Energy, Inc. from 2000 to 2004 and Assistant General Counsel from 1996 to 2000. Prior to joining NRG Energy, Inc., Mr. O'Brien was an associate at the law firm of Sheppard Mullin in Los Angeles and San Diego, California. He received a B.A. in History from Princeton University in 1981 and a J.D. from the University of Minnesota Law School in 1986.

Director Independence

        The rules of the NYSE require that a majority of a company's board of directors be composed of "independent directors," which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our board of directors has affirmatively determined that each of            ,            ,             and            is an independent director.

Leadership Structure of the Board of Directors

        Our board of directors will be led by a Chairman who is appointed by the directors and who will initially be Brian C. Taylor. Both independent and non-independent directors are eligible for appointment as the Chairman. The Chairman presides at all meetings of the stockholders and of the board of directors as a whole. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our bylaws or by the board of directors. Our board of directors will adopt corporate governance guidelines effective upon completion of this offering. Our corporate governance guidelines will provide that the independent directors shall appoint one of their members to serve as the lead independent director. The lead independent director will be responsible for coordinating the activities of the other independent directors, including scheduling and conducting separate meetings of the independent directors and for such other duties as are assigned from time to time by the board of directors.                                    has been appointed as the lead independent director.

        Our board of directors will consist of a majority of independent directors and exercise a strong, independent oversight function. All of the committees of the board of directors—audit, compensation, and nominating and corporate governance committees—will be comprised entirely of independent directors. A number of board of directors and committee processes and procedures, including regular executive sessions of non-management directors and a regular review of the performance of our Manager provide substantial independent oversight of our management's performance. Under our bylaws and corporate governance guidelines, our board of directors has the ability to change its structure if it determines that such a change is appropriate and in the best interest of the company. Our board of directors believes that these factors provide the appropriate balance between the authority of those who oversee the company and those who manage it on a day-to-day basis.

        We currently separate the roles of Chairman and Chief Executive Officer. However, our Chairman and our Chief Executive Officer are both affiliated with our Manager and Pine River. Our board of directors believes that this affiliation benefits us because these individuals are knowledgeable about our business and because they are able to ensure that adequate resources are devoted to us by our Manager and Pine River.

Board Committees

        Our board of directors will appoint an audit committee, a compensation committee, and a nominating and corporate governance committee and will adopt charters for each of these committees effective upon consummation of this offering. The composition of each committee will comply with the listing requirements and other rules and regulations of the NYSE and the SEC, as amended or modified from time to time, and will be comprised exclusively of independent directors as defined by such rules and regulations. Additionally, the compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Code qualify as outside directors for purposes of Section 162(m) of the Code.

        The following table summarizes the membership of each of our committees effective upon consummation of this offering:

Director	Audit	Compensation	Nominating & Corporate Governance

Audit Committee

        Upon completion of this offering, our audit committee will consist of at least three of our independent directors. At least one member of the audit committee will qualify as an "audit committee financial expert" as that term is defined by the applicable SEC regulations and NYSE corporate governance requirements and at least one member will be determined to be "financially sophisticated" as that term is defined by the NYSE corporate governance requirements. The audit committee will be responsible for:

  •
  engaging our independent certified public accountants;

  •
  preparing audit committee reports;

  •
  reviewing with the independent certified public accountants the plans and results of the audit engagement;

  •
  approving professional services provided by the independent certified public accountants;

  •
  reviewing the independence of the independent certified public accountants; and

  •
  considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

        Upon completion of this offering, our compensation committee will consist of at least three of our independent directors. The compensation committee will be responsible for:

  •
  evaluating the performance of our officers;

  •
  reviewing any compensation payable to our directors and officers;

  •
  evaluating the performance of our Manager;

  •
  reviewing the compensation and fees payable to our Manager under the management agreement;

  •
  reviewing the compensation and fees payable to any affiliates of our Manager or any other related party;

  •
  preparing compensation committee reports; and

  •
  administering the issuance of any common stock or other equity awards issued to personnel of our Manager or its affiliates who provide services to us.

Nominating and Corporate Governance Committee

        Upon completion of this offering, our nominating and corporate governance committee will consist of at least three of our independent directors. The nominating and corporate governance committee will be responsible for:

  •
  seeking, considering and recommending to our board of directors qualified candidates for election as directors;

  •
  approving and recommending to our board of directors the appointment of each of our executive officers;

  •
  periodically preparing and submitting to our board of directors for adoption the committee's selection criteria for director nominees;

  •
  reviewing and making recommendations on matters involving the general operation of our board of directors and our corporate governance; and annually facilitating the assessment of our board of directors' performance as a whole and of the individual directors and reporting thereon to our board of directors.

        Our board of directors may from time to time establish certain other committees to facilitate the management of our company.

Compensation Committee Interlocks and Insider Participation

        Upon completion of this offering and the Formation Transactions, we do not anticipate that any of our executive officers will serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Code of Business Conduct and Ethics

        Our board of directors will establish prior to the consummation of this offering a code of business conduct and ethics. Among other matters, the code of business conduct and ethics will be designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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  compliance with applicable governmental laws, rules and regulations;

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  prompt internal reporting of violations of the code of business conduct and ethics to appropriate persons identified in such code; and

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  accountability for adherence to the code of business conduct and ethics.

        Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or a committee thereof and will be promptly disclosed on the corporate governance section on our corporate website as required by law or stock exchange regulation.

Director Compensation

        We have not paid any cash compensation or granted any equity awards to any of the members of our board of directors since our incorporation. We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

        Any member of our board of directors who is also an employee or partner of our Manager, our Manager's operating subsidiary, Pine River, Provident, or any of their respective affiliates will not receive any compensation from us for serving on our board of directors.

        We will pay directors' fees only to those directors who are independent under the NYSE listing standards. We have not made any payments to our independent director nominees since our inception. Upon completion of this offering, each independent director will receive fees for their service as follows:

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  each independent director will receive an annual retainer fee of $100,000, payable half in cash and half in restricted shares of our common stock;

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  each committee chair will receive an additional cash fee of $15,000; and

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  the lead independent director will receive an additional cash fee of $10,000.

        The annual retainer fees will be payable half in cash and half in restricted shares of our common stock. The cash portion of the fees will be paid in four quarterly installments and will be prorated based on the date a director joins the board. The equity retainers will be issued pursuant to a restricted stock award agreement under the 2012 Equity Incentive Plan with the number of shares subject to issuance based on (x) the dollar amount of the retainer divided by (y) the fair market value of our common stock on the date of grant. These shares will vest on the earlier of (i) the first anniversary of the date of grant and (ii) the date immediately preceding the date of our annual meeting of stockholders for the year following the year of the grant, so long as such director is serving as a member of the board of directors on the vesting date. Upon the completion of this offering, each independent director nominee identified above who will join our board on the closing of this offering will receive $50,000 cash, prorated based on the number of days between the closing of this offering and the date of our first annual meeting of stockholders, and a grant of restricted shares of $50,000 of our common stock on that date. These shares will become fully vested on the first anniversary of the date of grant, so long as such director is serving as a member of the board of directors on the vesting date. Furthermore, upon completion of this offering, the independent director nominees identified above will also receive $25,000 in cash and $25,000 in restricted shares of our common stock which will become fully vested on the first anniversary of the closing of this offering, so long as such director is serving as a member of our board of directors on the vesting date.

Executive Officer Compensation

        We are externally managed by our Manager under the terms of the management agreement, pursuant to which our Manager provides us with all of the personnel required to manage our operations, including our executive officers. Since our formation, we have not paid any compensation to our executive officers and have not made any grants of plan-based awards, stock options or stock grants of any kind to them. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of the company.

        We have not paid, and we do not currently intend to pay, any cash compensation to any of our officers, and we do not currently intend to adopt any policies with respect thereto. We have engaged our Manager pursuant to the terms of the management agreement. Under the management agreement, our Manager has agreed to provide us with our senior management team, including officers, along with appropriate support personnel. Our Manager has entered into a shared services and facilities agreement with Pine River, its majority owner, pursuant to which Pine River provides certain personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement. Our officers are partners or employees of Pine River and receive compensation from Pine River. Pine River makes all decisions relating to the compensation of such officers based on factors it deems appropriate. Except as specifically excluded from our reimbursement obligations under the management agreement, we directly or indirectly reimburse our Manager and Pine River for our allocable share of compensation paid to our officers. The advisory management fee that we pay our Manager under the management agreement provides an additional source of funds that our Manager or, through the distributions of income to its owners, Pine River may use to compensate our officers.

        See "Our Manager and the Management Agreement" for a description of the terms of the management agreement, including the advisory management fees payable to our Manager thereunder and our reimbursement obligations to our Manager.

2012 Equity Incentive Plan

        We will adopt prior to the completion of this offering, the 2012 Equity Incentive Plan, or 2012 Plan, to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including certain personnel of Pine River, our Manager and their respective affiliates. Partners of Pine River and any personnel of our Manager whose compensation is not reimbursed by us are not eligible to receive grants under the 2012 Plan. The 2012 Plan permits the granting of stock options, restricted shares of common stock, restricted stock units, phantom shares, dividend equivalent rights, or DERs, and other equity-based awards.

Administration

        The 2012 Plan will be administered by the compensation committee appointed by our board of directors. The compensation committee, appointed by our board of directors, will have the full authority to administer and interpret the 2012 Plan; to authorize the granting of awards; to determine the eligibility of directors, officers, advisors, consultants and other personnel, including personnel of Pine River, our Manager and their respective affiliates, to receive an award; to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2012 Plan); to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2012 Plan); to prescribe the form of instruments evidencing awards; and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2012 Plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee administering the 2012 Plan will consist of            directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code. References below to the compensation committee include a reference to the board of directors for those periods in which the board of directors is acting as the administrator of the 2012 Plan.

Available Shares

        The 2012 Plan provides for grants of restricted common stock, restricted stock units, phantom shares, dividend equivalent rights and other equity-based awards, subject to a ceiling of            shares available for issuance under the plan. The maximum number of shares that may underlie awards in any one year to any eligible person may not exceed            . If an award granted under the 2012 Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. In addition, if any phantom shares or DERs are paid out in cash, the underlying shares may again be made the subject of grants under the 2012 Plan. Unless previously terminated by our board of directors, no new award may be granted under the 2012 Plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under the 2012 Plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock.

Awards under the Plan

        Restricted Shares of Common Stock.    A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, that the compensation committee may impose at the date of grant. Grants of restricted shares of common stock may be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times and under such circumstances, including a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including the right to vote and the right to receive dividends on the restricted shares of common stock. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

        Restricted Stock Units.    A restricted stock unit is an award of a specific number of shares of common stock to be provided in the future, subject to satisfaction of vesting requirements. At grant, each restricted stock unit is represented as a bookkeeping entry in an amount equal to the fair market value of one share of our common stock. The committee determines the terms and conditions of restricted stock units including the vesting criteria, which may include achievement of specified performance criteria or continued service, the form and timing of payment and whether the restricted stock units will be entitled to receive dividend equivalents. The committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The committee determines in its sole discretion whether an award will be settled in stock, cash or a combination of both. The specific terms will be set forth in an agreement. Settlement will generally occur shortly after vesting, but may be deferred in compliance with Code Section 409A, as determined by the committee.

        Phantom Shares.    Phantom shares, when issued, will reduce the number of shares available for grant under the 2012 Plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair value of a share of common stock, or, if provided by the compensation committee, the right to receive the fair value of a share of common stock in excess of a base value established by the compensation committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the compensation committee, as may be provided by the compensation committee at the time of grant). The compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. Unless otherwise determined by the compensation committee, the holders of awards of phantom shares will be entitled to receive dividend equivalents, which shall be payable at such time that dividends are paid on outstanding shares.

        Stock Options.    A stock option award is an award of the right to purchase a specific number of shares of common stock at a fixed exercise price determined on the date of grant. Stock option awards may either be incentive or non-qualified stock options; provided that incentive stock options may only granted to employees. The exercise price of such options must equal at least the fair market value of our common stock on the date of grant. An incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The compensation committee will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the compensation committee. Subject to the provisions of the 2012 Plan, the compensation committee determines the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. If termination is due to death, the option, to the extent vested, will remain exercisable for 12 months. If the termination is due to retirement or disability, the option, to the extent vested, will remain exercisable for 24 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. A participant shall have no rights as a stockholder until the participant exercises the option and the stock certificate is issued to the participant.

        DERs.    An award of DERs represents the right to receive (or have credited) the equivalent value (in cash, common stock or a combination of both, as determined by the compensation committee at the time of grant) of dividends paid on common stock. A participant holding DERs receives a credit for dividends declared on common stock on each dividend payment date during the period between (x) the date the award is granted to the participant and (y) the date the award is exercised, vests or expires, as determined by the compensation committee. The specific terms of a DER will be established by the compensation committee in its discretion.

        Other Share-Based Awards.    The 2012 Plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

        Performance Awards.    The compensation committee may, in its discretion, grant awards intended to qualify as performance-based compensation for purposes of Code Section 162(m). Such performance-based awards will result in a payment to a participant only if performance goals established by the compensation committee are achieved, as determined by the compensation committee, and any other applicable vesting provisions are satisfied. The compensation committee will establish performance goals in its discretion, in compliance with the requirements of Code Section 162(m), which, depending on the extent to which they are met, will determine the number and/or the value of shares of common stock to be paid out to participants. For purposes of such awards, the performance goals may be one or more of the following, as determined by the compensation committee: (i) pre-tax income, (ii) after-tax income, (iii) net income (meaning net income as reflected in our financial reports for the applicable period, on an aggregate, diluted and/or per share basis), (iv) operating income, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cash and/or funds available for distribution, (x) appreciation in the fair market value of our common stock, (xi) return on investment, (xii) total return to stockholders (meaning the aggregate our common stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period), (xiii) net earnings growth, (xiv) stock appreciation (meaning an increase in the price or value of our common stock after the date of grant of an award and during the applicable period), (xv) related return ratios, (xvi) increase in revenues, (xvii) our published ranking against its peer group of real estate investment trusts based on total stockholder return, (xviii) net earnings, (xix) changes (or the absence of changes) in the per share or aggregate market price of our common stock, (xx) number of securities sold, (xxi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period and (xxii) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in our financial reports for the applicable period).

Change in Control

        Under the 2012 Plan, a change in control is generally defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of our voting shares by any person; (ii) the sale or disposition of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) during any 12-calendar-month period, our directors, including subsequent directors recommended or approved by our directors, at the beginning of such period cease for any reason other than due to death to constitute a majority of our board of directors; or (v) stockholder approval of our liquidation or dissolution. Notwithstanding the foregoing, no event or condition described in clauses (i) through (v) above shall constitute a change in control if it results from a transaction between us and our Manager or an affiliate of our Manager.

        Upon a change in control, the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the compensation committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments). Unless otherwise provided in a grantee's award agreement, upon a change in control, all restrictions and conditions on each DER will automatically lapse and all grants under the 2012 Plan will be deemed fully vested in the grantee.

Amendments and Termination

        Our board of directors may amend, alter or discontinue the 2012 Plan but cannot take any action that would impair the rights of a grantee with respect to grants previously made without such grantee's consent. To the extent necessary and desirable, our board of directors must obtain approval of our stockholders for any amendment that would:

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  other than through adjustment as provided in the 2012 Plan, increase the total number of shares of common stock reserved for issuance under the 2012 Plan;

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  change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2012 Plan;

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  re-price any awards under the 2012 Plan; or

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  otherwise require such approval.

        The compensation committee may amend the terms of any award granted under the 2012 Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Federal Income Tax Consequences

        The following is a very general description of some of the basic tax principles that apply to awards under the 2012 Plan. The grant of an option will create no tax consequences for the participant or the company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a non-qualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the option shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss. Other awards under the 2012 Plan, including restricted stock, restricted stock units, phantom shares and DERs generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other property. Except as discussed below, we generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

        Code Section 162(m) generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year, but allows deductions in excess of this amount for "performance-based compensation" as defined under Code Section 162(m). We intend that options granted under the 2012 Plan will qualify as performance-based compensation under Code Section 162(m). In addition, other awards under the 2012 Plan, such as restricted stock, restricted stock units, phantom shares, DERs and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

        Please note, the forgoing is general tax discussion and different tax rules may apply to specific participants and transactions under the 2012 Plan.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable costs, fees and expenses (including attorneys' fees, costs and expenses) in advance of final disposition of a proceeding and without requiring a preliminary determination of ultimate entitlement to indemnification, to any present or former director or officer of the company or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, and who was or is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

        The Maryland General Corporation Law, or the MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us and (ii) a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Under the management agreement, our Manager maintains a contractual as opposed to a fiduciary relationship with us which limits our Manager's obligations to us to those specifically set forth in the management agreement. The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. In addition, unlike for directors, there is no statutory standard of conduct under the MGCL for officers of a Maryland corporation. Instead, officers of a Maryland corporation, including officers who are employees of our Manager, are subject only to general agency principles, including the exercise of reasonable care and skill in the performance of their responsibilities, as well as the duties of loyalty, good faith and candid disclosure.

        We expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

        We will be externally managed and advised by PRCM Real Estate Advisers LLC, or our Manager. Each of our officers is an executive of our Manager or one of its affiliates. The executive offices of our Manager are located at 601 Carlson Parkway, Suite 250, Minnetonka, MN 55305, and the telephone number of our Manager's executive offices is (952) 358-4400. See "Business and Properties—Our Manager" for a description of our Manager and our Manager's operating subsidiary.

Advisory Management Agreement

        We will enter into an advisory management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will design and implement our business strategy and administer our business activities and day-to-day operations, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties: (1) performing and administering all our day-to-day operations, (2) determining investment criteria in cooperation with our board of directors, (3) sourcing, analyzing and executing asset acquisitions, sales and financings, (4) performing asset management duties and (5) performing certain financial, accounting and tax management services. Our Manager has agreed not to provide these services to anyone other than us, our subsidiaries and any future joint venture in which we are an investor prior to the third anniversary of this offering. In addition, our Manager and Pine River have agreed not to compete with us, our subsidiaries or any of our future joint ventures for three years following the closing of this offering.

Advisory Management Fee

        Our Manager will receive an advisory management fee in cash, paid quarterly in arrears equal to 0.375% of the daily average of our fully diluted market capitalization for the preceding quarter (a 1.5% annual rate), less any base management fees received by our Manager's operating subsidiary or its affiliates under the property management and acquisition services agreement described below. We will not pay our Manager any incentive-based fees. In the event certain conditions are satisfied at the closing of this offering and we are obligated to make additional cash payments to the contributors in the Formation Transactions, the advisory management fee that we are required to pay to our Manager for advisory fees during the first year following the closing of this offering shall be reduced by a like amount.

        For purposes of calculating the advisory management fee, our fully diluted market capitalization on a given day is calculated in accordance with following formula:

Fully Diluted Market Capitalization = FMVCommon × (OutCommon + OutCommonEquiv) - AECommonEquiv

where:

FMVCommon =	(1) if our common stock is then listed on a national stock exchange, the closing price per share for the last preceding day on which there was a sale of such shares, (2) if our common stock is not then listed on a national stock exchange but is traded on an over-the-counter market, the average of the closing bid and asked prices for our common stock in such over-the-counter market for the last preceding date on which there was a sale of such shares in such market or (3) if neither (1) nor (2) applies, such value as the compensation committee of our board of directors determines in good faith.
OutCommon =	the number of shares of common stock issued and outstanding on such day
OutCommonEquiv =
the maximum number of shares of common stock issuable pursuant to outstanding rights, options or warrants to subscribe for, purchase or otherwise acquire our common stock or securities convertible into our common stock (including common units of the Operating Partnership) that are in the money and held by people other than us or one of our subsidiaries on such day
AECommonEquiv =
the aggregate consideration payable to the company upon the redemption, exercise, conversion and/or exchange of any outstanding rights, options or warrants to subscribe for, purchase or otherwise acquire our common stock or securities convertible into our common stock (including common units of the Operating Partnership) that are in the money and held by people other than us or one of our subsidiaries on such day

        The value of the cumulative redeemable preferred stock that we plan to issue as part of the Formation Transactions and, if we issue additional preferred stock or securities convertible into or exchangeable for, or rights, options or warrants to subscribe for, purchase or otherwise acquire our preferred stock, the value of such securities, will be determined as described in the management agreement and added to the calculation of fully diluted market capitalization. If the Operating Partnership issues any equity interest that is not otherwise captured by the formula above, or securities convertible, redeemable, exercisable or otherwise exchangeable for any equity interest in the Operating Partnership, the value of such equity interests will be determined as described in the management agreement and added to the calculation of fully diluted market capitalization.

Expense Reimbursement

        We will also reimburse our Manager for all expenses incurred on our behalf and otherwise in the operation of its business, including (i) our allocable share of the compensation paid by Pine River or our Manager to their personnel serving as our principal financial officer, chief operating officer, chief technology officer and general counsel and personnel employed by Pine River or our Manager who provide in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office services or otherwise who provide services to us and (ii) any amounts for personnel of Pine River or its affiliates arising under a shared services and facilities agreement (other than for the CEO and personnel providing data analytics directly supporting the investment function). All of our named executive officers other than our general counsel and secretary are expected to devote 100% of their time to our business, and we expect to reimburse our Manager for all of their compensation. We expect our general counsel and secretary to devote his time to our business as his duties may require, which we expect to be less than 50% of his time in any given year. If our Manager provides services to a party other than us or one of our subsidiaries, a portion of these expenses will be allocated to and reimbursed by such other party in a fair and equitable manner as determined by our Manager in good faith.

Intellectual Property License

        Under the management agreement, all intellectual property created in connection with the agreement will be the property of our Manager, and our Manager will grant us a non-exclusive, royalty-free license and right to use the intellectual property during the term of the management agreement.

Term and Termination

        The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary thereafter unless terminated as described below. Our independent directors will review our Manager's performance annually and, following the initial term, the management agreement may be terminated by us upon the affirmative vote of at least two-thirds of our independent directors based upon unsatisfactory performance that is materially detrimental to us. We must provide notice of any such termination at least 180 days prior to the expiration of the then-current term and pay our Manager a termination fee as described below. We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days' prior written notice to our Manager for cause, as described in the management agreement, in the absence of our Manager's timely cure. Except as stated above, we do not have the right to decline to renew the management agreement. Our Manager may terminate the agreement with at least 60 days' prior written notice for cause, as described in the management agreement, in the absence of our timely cure, in which case we would owe a termination fee. Our Manager also may decline to renew the management agreement by providing us with 180 days' prior notice, in which case we would not owe a termination fee.

Termination Fee

        Upon termination of the management agreement by us for reasons other than for cause or by our Manager for cause that we were unable or unwilling to timely cure, we will pay our Manager a termination fee equal to 4.5% of the daily average of our fully diluted market capitalization in the quarter preceding such termination.

Property Management and Acquisition Services Agreement

        Upon closing of this offering, we will also enter into a property management and acquisition services agreement with our Manager's operating subsidiary. Under this agreement, our Manager's operating subsidiary will acquire additional single-family properties on our behalf and manage our properties. Our Manager's operating subsidiary has agreed not to provide these services to anyone other than us, our subsidiaries and any future joint venture in which we are an investor prior to the third anniversary of this offering.

Expense Reimbursement

        We will reimburse our Manager's operating subsidiary for all expenses incurred on our behalf. Additionally, for so long as it provides services exclusively to us, we will reimburse our Manager's operating subsidiary for all costs and expenses incurred by it in the operation of its business, including the compensation of its employees. If our Manager's operating subsidiary provides services to a party other than us or one of our subsidiaries, a portion of these expenses will be allocated to and reimbursed by such other party as reasonably determined by our Manager's operating subsidiary in good faith.

Property Management Fee

        Our Manager's operating subsidiary will receive a property management fee equal to 5% of certain costs and expenses incurred by it in the operation of its business that are reimbursed by us. The advisory management fee paid to our Manager is reduced by this property management fee paid to our Manager's operating subsidiary. We will not pay our Manager's operating subsidiary any incentive-based fees.

Term and Termination

        The initial term of the property management and acquisition services agreement will expire on the first anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary thereafter unless terminated as follows. We may terminate the property management and acquisition services agreement only upon termination of the management agreement or for cause, as described in the property management and acquisition services agreement, in the absence of our Manager's operating subsidiary's timely cure. Our Manager's operating subsidiary may terminate the property management and acquisition services agreement upon 90 days' notice during the initial term or any renewal term, provided our Manager or our Manager's operating subsidiary has obtained a substitute provider of acquisition and property management services for us. We are not obligated to pay any termination fees under the property management and acquisition services agreement.

Shared Services and Facilities Agreement

        Our Manager will enter into a shared services and facilities agreement with Pine River, pursuant to which Pine River will provide our Manager with access to, among other things, office space, equipment, certain of Pine River's personnel and other resources necessary to enable our Manager to perform its obligations under the management agreement. The shared services and facilities agreement will provide us access to Pine River's assistance with corporate operations, legal and compliance functions. Our Manager will be required to reimburse Pine River for all out-of-pocket expenses incurred by Pine River and its personnel in the performance of services for our Manager under the shared services and facilities agreement and for the allocable share of the compensation paid by Pine River and its affiliates to their respective personnel serving as our principal financial officer, chief operating officer, chief technology officer and general counsel and personnel employed by Pine River and its affiliates providing in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office resources to us. The allocable share of such out-of-pocket costs is based upon commercially reasonable estimates of the percentage of time devoted by such personnel of Pine River and its affiliates to our affairs. Upon consummation of this offering and the entry into the management agreement, we will be required to reimburse our Manager for these personnel costs as well as a percentage of Pine River's personnel costs pursuant to the terms of the management agreement.

Grants of Equity Compensation to Our Manager, Its Personnel and Its Affiliates

        Concurrently with the closing on this offering, we expect to issue an aggregate of        shares of restricted stock to certain of our executive officers and certain other personnel of our Manager and our Manager's operating subsidiary. Additionally, as a component of our Manager's compensation, we may in the future issue to our Manager stock-based compensation under the 2012 Plan. Following the offering, we intend to offer stock-based compensation to certain personnel and affiliates of our Manager and our Manager's operating subsidiary. Partners of Pine River and any personnel of our Manager whose compensation is not reimbursed by us are not eligible to receive grants under the 2012 Plan. See "Management—2012 Equity Incentive Plan" above.

Two Harbors and PRCM Advisers LLC

        PRCM Advisers LLC, a wholly owned subsidiary of Pine River and an affiliate of our Manager, serves as the external manager of Two Harbors Investment Corp. [NYSE:TWO], a publicly traded REIT that commenced operations in 2009. Two Harbors is focused primarily on investing, financing and managing residential mortgage-backed securities but has also invested, to a limited extent, in other real estate related assets such as its investments in single-family properties beginning in 2012. Although we believe that the experience of our executive officers and our Manager in managing Two Harbors is relevant and will be helpful to our business, our investment strategy and structure are different than the primary focus of Two Harbors and we expect our financial performance and returns will differ from Two Harbors and that the differences may be significant. Additional information about Two Harbors can be found in the periodic reports that Two Harbors files with the SEC, which are available at no charge at the SEC's website at http://www.sec.gov. Such reports are not incorporated by reference herein.

Conflicts of Interest Relating to Pine River, Provident and Our Manager

        We are subject to conflicts of interest relating to our Manager, Pine River and Provident because, among other things:

  •
  The management agreement was not negotiated at arm's length, and may not be on terms as favorable as we could have negotiated with a third party. Pursuant to the management agreement, our Manager will be obligated to supply us with substantially all of our senior management team. Subject to investment and other guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. Neither our Manager nor Pine River or Provident will be obligated to dedicate any specific personnel exclusively to us, nor will they or their personnel be obligated to dedicate any specific portion of their time to the management of our business.

  •
  Each of our executive officers, as well as each of Brian Taylor, Thomas Siering and Irvin Kessler, non-independent director nominees, is also an employee of our Manager or our Manager's operating subsidiary, an employee or partner of Pine River or, in the case of Mr. Kessler, a member and manager of Provident. These individuals have interests in our relationships with our Manager, Pine River and Provident that are different than the interests of our stockholders. In particular, these individuals will have a direct interest in the financial success of our Manager, which may encourage these individuals to support strategies that impact us based upon these considerations. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our Manager, Pine River, Provident and their respective affiliates, including our Manager's operating subsidiary, which were not negotiated at arm's length, and the terms of such agreements and arrangements may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

  •
  Our executive officers who are partners or employees of Pine River are not required to devote a specific amount of time to our affairs.

  •
  Our Manager may enter into agreements with other parties, including its affiliates, for the purpose of engaging one or more parties for and on behalf, and at the sole cost and expense, of us to provide property management, asset management, leasing, development and/or other services to us (including portfolio management services with respect to our investments and monitoring services with respect to property management and acquisition activities provided by third parties) pursuant to agreement(s) with terms which are then customary for agreements regarding the provision of services to companies that have assets similar in type, quality and value to our assets; provided that (i) any such agreements entered into with affiliates of our Manager shall be (A) on terms no more favorable to such affiliate than would be obtained from a third party on an arm's-length basis and (B) to the extent the same do not fall within the provisions of our investment guidelines, approved by a majority of our independent directors, (ii) with respect to portfolio management services, our Manager shall remain liable for the performance of such portfolio management services and (iii) with respect to monitoring services, any such agreements shall be subject to our prior written approval.

  •
  Our Manager may retain, for and on behalf and at our sole cost and expense, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, valuation firms, financial advisors, due diligence firms, underwriting review firms, banks and other lenders and others as our Manager deems necessary or advisable in connection with our management and operations, and our Manager shall have the right to cause any such services to be rendered by its employees or affiliates. Except as otherwise provided in the management agreement, we shall pay or reimburse our Manager or its affiliates performing such services for the cost thereof; provided that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's length basis.

  •
  Our Manager may subcontract and assign its responsibilities under the management agreement to any of its affiliates in accordance with the terms of the management agreement applicable to any such subcontract or assignment. In addition, our Manager may assign the management agreement to any of its affiliates without the approval of our independent directors.

  •
  Our Manager's liability is limited under the management agreement, and we have agreed to indemnify our Manager and their respective affiliates, including Pine River and our Manager's operating subsidiary, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting (i) reckless disregard of our Manager's duties under the management agreement which has a material adverse effect on us, (ii) willful misconduct or (iii) gross negligence. As a result, we could experience poor performance or losses for which our Manager would not be liable.

  •
  Under the management agreement, we are required to pay our Manager an advisory management fee based on our market capitalization, regardless of the performance of our portfolio. Accordingly, increases in the price of our common stock will increase our expenses and reduce our profitability and distributable cash. In addition, our Manager might not have an adequate incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio, which could, in turn, adversely affect our financial results. Consequently, we may be required to pay our Manager significant advisory management fees despite experiencing a net loss or a decline in the value of our portfolio. Further, the advisory management fee structure gives our Manager an incentive to maximize market capitalization by the issuance of new common stock or the retention of existing equity, regardless of the effect of these actions on existing stockholders. In other words, the advisory management fee structure rewards our Manager primarily based on the size of the company and not on our returns to stockholders.

  •
  Our Manager, our Manager's operating subsidiary and members of their respective management teams will be free to manage single-family real estate properties owned by others after the expiration of the exclusivity periods which is the third anniversary of this offering. These properties may include single-family real estate properties owned by funds or other entities created or controlled by Pine River, its affiliates or unaffiliated third parties. If this occurs, our Manager, our Manager's operating subsidiary and/or members of their respective management teams may devote a disproportionate amount of time and other resources to acquire or manage properties owned by others. Pine River has no plans at this time to create other subsidiaries or joint ventures that compete directly with our Company or our Manager, nor does Pine River have any plans at this time to manage other properties. Prior to the completion of this offering, our board of directors will institute policies and procedures to address any conflicts of interest that may arise if Pine River or our Manager or their respective affiliates were to engage in any competing businesses.

  •
  The liability of our Manager's operating subsidiary is limited under the property management and acquisition services agreement, and we have agreed to indemnify our Manager's operating subsidiary and its respective affiliates, with respect to all claims, liabilities, losses, damages, costs and expenses arising from the management of Silver Bay's properties and the performance of the duties of our Manager's operating subsidiary under the property management and acquisition services agreement, except to the extent arising as a result of: (a) any material breach by our Manager's operating subsidiary of such agreement or any of our leases; (b) the failure of our Manager's operating subsidiary or any of its employees to comply with specified legal requirements; (c) the gross negligence or intentional misconduct of our Manager's operating subsidiary or any of its employees in connection with the management and leasing of Silver Bay's properties; or (d) any liabilities incurred by or asserted by the employees or our Manager's operating subsidiary that are solely related to their employment by our Manager's operating subsidiary.

  •
  We will reimburse our Manager's operating subsidiary for all expenses incurred on our behalf, and for so long as it provides services exclusively to us, we will reimburse our Manager's operating subsidiary for all costs and expenses incurred by it in the operation of its business, including the compensation of its employees.

Resolution of Potential Conflicts of Interest

        Following the third anniversary of this offering, our Manager may provide services to other clients similar to those being provided to us, provided that our Manager shall comply with all of its duties and obligations set forth in its agreements with us.

        Our Manager has undertaken, if at any time it shall have reason to believe that there is a conflict between its duties and obligations to us and its duties and obligations to any other client, to notify us immediately. In the event of any such conflict of interest, our Manager undertakes to negotiate with us in good faith regarding the establishment of appropriate policies and procedures to ensure that conflicts of interest are resolved in a manner that is fair and equitable to all parties. Without limiting the foregoing, our Manager will put in effect appropriate procedures under the circumstances to ensure that our proprietary data is protected and is neither disclosed to any third party without our consent nor used to give any party an improper competitive advantage.

        In allocating expenses between us and other clients, our Manager will allocate expenses that are specific to a given client to such client, and will allocate expenses that are determined by our Manager, acting in good faith, to be attributable to more than one client on a fair and equitable basis among the various clients for which such expenses were incurred.

        Our Manager has undertaken to act in good faith to represent and treat all of its clients substantially equally, including us, in rendering services, and has undertaken, upon our reasonable request, to provide such data and reports evidencing performance data by client (whose identity may be withheld), the allocation of expenses among different clients, and market, including vacancy rates, turnover rates and average lease terms.

        Our Manager may in the future adopt additional conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives.

Policies with Respect to Certain Transactions

        Other than in connection with the Formation Transactions or as approved by a majority of the independent directors of our board of directors, we will not purchase portfolio assets from, or sell them to, our directors, officers or our Manager, or any of our or their affiliates, or engage in any transaction in which they have a direct or indirect pecuniary interest (other than the management and property management and acquisition services agreements) in any circumstances.

        We do not have a policy that expressly prohibits our directors, officers, security holders or any of our affiliates from engaging for their own account in business activities of the types conducted by us.

        See "Certain Relationships and Related Transactions—Related Party Transaction Policies; Conflicts of Interest."

STRUCTURE AND FORMATION OF OUR COMPANY

Formation Transactions

        Concurrently with consummation of this offering, we will acquire approximately            single-family properties and certain other assets and liabilities from Two Harbors and the Provident Entities pursuant to the transactions described below, referred to as the Formation Transactions.

Our Existing Structure

        Our Manager currently owns 100% of our outstanding common stock. We are a newly formed entity, formed specifically for the purpose of consummating this offering. We currently do not own any property.

        We will form Silver Bay Operating Partnership L.P., or the Operating Partnership, as a subsidiary through which we plan to own our properties and operate our business following the consummation of this offering. We will contribute the net proceeds from this offering to the Operating Partnership in exchange for common units. The common units represent limited partner interests in the Operating Partnership and are redeemable by all holders other than us for cash or shares of our common stock on a one-for-one basis (subject to applicable adjustments). Our interest in the Operating Partnership will generally entitle us to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to our percentage ownership. The sole general partner of the Operating Partnership, Silver Bay Management LLC, or the General Partner, our wholly owned subsidiary, will generally have the exclusive power under the Partnership Agreement to manage and conduct its business and affairs, subject to certain limited approval and voting rights of the limited partners, which are described more fully below in "The Operating Partnership and the Partnership Agreement."

        The Operating Partnership will form a wholly owned subsidiary, or the Operating Partnership Sub, and has elected to treat the Operating Partnership Sub as a taxable REIT subsidiary, or TRS. The Operating Partnership Sub will undertake certain activities that we (and our pass-through subsidiaries) might otherwise be precluded from undertaking under the REIT rules.

Transactions to Acquire Properties

Two Harbors Transactions

        As of September 30, 2012, Two Harbors owned a portfolio of approximately 1,660 single-family properties through its wholly owned subsidiary, Two Harbors Property. Two Harbors Property will continue to acquire additional properties until the completion of this offering and, as part of the Formation Transactions, Two Harbors will transfer and assign all of the membership interests of Two Harbors Property to the Operating Partnership in exchange for the consideration described below. In the event certain conditions are satisfied at the closing of this offering, we will be required to make additional payments of cash to Two Harbors as additional consideration for the contribution of all of the membership interests of Two Harbors Property to the Operating Partnership. In addition, as a result of those same conditions being satisfied, the fee that we are required to pay our Manager under the management agreement will be reduced by a corresponding amount. We will make such payments to Two Harbors on a quarterly basis at the same time as we would have otherwise paid amounts to our Manager.

Provident Transactions

        As of September 30, 2012, the following entities managed by Provident Real Estate Advisors LLC, or Provident, own a portfolio of approximately 880 single-family properties: Polar Cactus LLC, Polar Cactus II LLC, Cool Willow LLC, Provident Residential Real Estate Fund LLC and Resi II LLC,

which we refer to collectively as the Provident Entities. The Provident Entities are currently owned by private investors, or the Prior Provident Investors. The Provident Entities are no longer raising additional funds or acquiring additional properties.

        We will acquire the Provident Entities in two ways. The Prior Provident Investors who hold membership interests in Polar Cactus LLC, Polar Cactus II LLC and Cool Willow LLC, in exchange for the consideration described below, will transfer and assign all of their membership interests to a subsidiary of the Operating Partnership. Provident Residential Real Estate Fund LLC and Resi II LLC will enter into merger agreements with wholly owned merger subsidiaries of ours, and these two Provident Entities will survive as wholly owned, indirect subsidiaries of the Operating Partnership.

Consideration Payable to Two Harbors and Prior Provident Investors

        Two Harbors, the Provident Entities and the Company have agreed that, upon consummation of the Formation Transactions and this offering, Two Harbors and the Prior Provident Investors will collectively receive the following consideration in exchange for their membership interests in Two Harbors Property and the Provident Entities:            shares of our common stock (provided that $1 million of common stock that would otherwise be received by Two Harbors will be replaced by our cumulative redeemable preferred stock having an aggregate liquidation preference of $1 million (plus accrued and unpaid dividends), which preferred stock Two Harbors will immediately sell to an unaffiliated third-party investor);             common units in the Operating Partnership, which may be redeemed for cash or exchanged for            shares of our common stock; and cash equal to            shares of our common stock multiplied by the price per share of this offering. In determining this allocation, the parties intend to first select a fixed number of shares of common stock that represents the maximum number of shares of common stock that could be issued to Two Harbors and the Prior Provident Investors in the Formation Transactions. The parties will then allocate this fixed number to Two Harbors Property and each of the Prior Provident Investors based on the relative values of the properties to be contributed by each entity to the Initial Portfolio as determined by the AVM described elsewhere in this prospectus and the respective ownership percentage of the Prior Provident Investors. In calculating this allocation, $             million will be added to the value of the properties of Two Harbors Property to reflect an estimated amount of cash, or acquisition cash, to be used by Two Harbors Property to continue to acquire and renovate properties between the date of the allocation and the closing of this offering. Any acquisition cash that Two Harbors Property does not spend prior to the closing of the offering will remain in the entity following our acquisition of it. The Prior Provident Investors will be offered the option to receive their consideration in shares of common stock, common units in the Operating Partnership (which are redeemable for cash or exchangeable for shares of our common stock on a 1:1 basis) or cash (in an amount determined with reference to the price of our common stock in this offering and which, in the aggregate, shall not exceed 10% of the aggregate consideration received by all Prior Provident Investors). Therefore, although the allocation of the equity to be issued to the contributors will be determined based on the AVM, the ultimate value of the consideration to be received by Two Harbors and the Prior Provident Investors in the Formation Transactions will be determined by the price of our common stock in this offering.

        The consideration paid to Two Harbors or the Prior Provident Investors will be adjusted following the closing of the Formation Transactions to the extent of any positive or negative working capital (as such terms are defined in the agreement) in a particular entity as of the time of closing. If this amount is positive, it shall be paid by us in cash to Two Harbors or the Prior Provident Investors of the affected Provident Entity, as the case may be. If this amount is negative, it shall be paid to us by Two Harbors or the Prior Provident Investors of the affected Provident Entity, as the case may be. These amounts will be paid once determinable, which we expect to occur within 120 days of the closing of the Formation Transactions. In addition, if certain pricing conditions are not met in this offering, we will be required to make additional payments of cash for each quarter of the first year following the closing of this offering to Two Harbors and the Provident Prior Investors as additional consideration in the Formation Transactions in an amount equal to 0.1875% of the daily average Fully-Diluted Market Capitalization of the preceding quarter. We will make such payments on a quarterly basis with the final payment prorated based on the number of days between the first anniversary of the closing of this offering and the end of the immediately preceding calendar quarter. At the same time, if we are required make these payments of additional consideration, the advisory management fee owed to our Manager will be reduced by a like amount, thereby eliminating any net impact on our net cash payments.

Consequences of this Offering and the Formation Transactions

        The completion of this offering and the Formation Transactions will have the following consequences:

  •
  We will own      % of the partnership interests in the Operating Partnership (including the general partnership interest through the General Partner, our wholly owned subsidiary) and Prior Provident Investors will own the remaining      %.

  •
  The Operating Partnership will own 100% of the membership interests of Two Harbors Property and the Provident Entities, which in turn will own the real properties in our portfolio.

  •
  Purchasers of our common stock in this offering will own      % of our outstanding common stock, or       % on a fully diluted basis. If the underwriters' over-allotment option is exercised in full, purchasers of our common stock in this offering will own      % of our outstanding common stock, or      % on a fully diluted basis.

  •
  Two Harbors will own      % of our outstanding common stock, or      % on a fully diluted basis. If the underwriters' over-allotment option is exercised in full, Two Harbors will own      % of our outstanding common stock, or      % on a fully diluted basis.

  •
  Prior Provident Investors will own      % of our outstanding common stock, or      % on a fully diluted basis. If the underwriters' over-allotment option is exercised in full, the Prior Provident Investors will own      % of our outstanding common stock, or      % on a fully diluted basis.

Our Structure After Consummation of the Formation Transactions

        The following diagram depicts our expected ownership structure upon completion of the offering and the Formation Transactions.

Determination of Offering Price

        Prior to this offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the representatives of the underwriters and us. In determining the initial public offering price of our common stock, the representatives of the underwriters will consider, among other things, available information regarding the value of properties in the Initial Portfolio, the prospects for the industry in which we are an early entrant, our financial information, the ability of our management, our business potential and earnings prospects, our estimated funds from operations, our estimated cash available for distribution, our anticipated dividend yield, our growth prospects, the prevailing securities markets at the time of this offering, the recent market prices of, and the demand for, publicly traded shares of companies considered by us and the underwriters to be most comparable to us and the current state of the residential real estate industry and the economy as a whole. The initial public offering price does not necessarily bear any relationship to the book value of the properties and assets to be acquired in the Formation Transactions, our financial condition or any other established criteria of value and may not be indicative of the market price for our common stock after this offering.

Disposition of Shares and Common Units Issued to Two Harbors and Prior Provident Investors

        Two Harbors has agreed with the underwriters not to transfer the shares of our common stock it receives upon consummation of the Formation Transactions for at least 90 days following the completion of this offering. Two Harbors anticipates that it will, subject to approval of its board of directors and compliance with applicable securities laws, distribute the shares of our common stock to its common stockholders by means of a special dividend to Two Harbors common stockholders no earlier than the expiration of the 90-day lock-up period following completion of this offering.

        Each Prior Provident Investor who receives our common stock as consideration in the Formation Transactions will also be subject to a 90-day lock-up period, after which they will be able to dispose of such shares. Any Prior Provident Investor who is a director or officer of Silver Bay will be subject to a 180-day lock-up period. Beginning on or after the one-year anniversary of this offering, each Prior Provident Investor (or its successor) who is a limited partner of the Operating Partnership will have the right to require the Operating Partnership to redeem all (but not less than all) of its common units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the redemption. Instead of redeeming the common units for cash, the General Partner may elect, on behalf of the Operating Partnership, to cause us to issue shares of our common stock for such common units, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled "Description of Capital Stock—Restrictions on Ownership and Transfer." With each such redemption or exchange of common units, our percentage ownership interest in the Operating Partnership and our share of the Operating Partnership's cash distributions and profits and losses will increase. See "The Operating Partnership and the Partnership Agreement."

Benefits to Related Parties

        In connection with this offering and the Formation Transactions, our Predecessor and the Prior Provident Investors will receive the benefits described above. Certain of our directors and executive officers will also receive material benefits. Irvin R. Kessler, a director nominee, will receive shares of our common stock or common units in the Operating Partnership as a member of the Provident Entities pursuant to the Formation Transactions. Our Predecessor, the Prior Provident Investors, and certain of our directors and executive officers will receive the additional benefits described below. All amounts are based on the midpoint of the range set forth on the cover page of this prospectus:

  •
  An immediate increase in the net tangible book value of their investment in us of $            per share, representing an aggregate increase of approximately $            .

  •
  Indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against our continuing investors who will become our officers and/or directors, in their capacities as such.

        Continuing investors holding shares of our common stock or common units in the Operating Partnership as a result of the Formation Transactions will have the following rights:

  •
  12 months after first becoming a holder of common units, to require the Operating Partnership to redeem all (but not less than all) of their common units for cash equal to the then-current value of an equal number of shares of our common stock (determined in accordance with and subject to adjustment under the Partnership Agreement), or, at the General Partner's election on behalf of the Operating Partnership, to exchange their common units for shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions;

  •
  to register the resale of any shares of our common stock issued in the Formation Transactions; and

  •
  12 months after the completion of this offering, to register for resale any shares of our common stock that are issued in exchange for common units.

        We have not obtained third-party appraisals of the properties and other assets to be acquired by us in connection with this offering or the Formation Transactions. The value of the cash, common units, and shares of our common stock that we will pay or issue as consideration for the assets that we plan to acquire may exceed the fair market value of these properties and assets. See "Risk Factors—Risks Related to our Business—The price you pay for the common stock in this offering may exceed the fair market value of the underlying assets represented by your ownership stake."

PRINCIPAL STOCKHOLDERS

        Immediately prior to the completion of this offering, there will be 1,000 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of our common stock by:

  •
  each of our directors;

  •
  each of our executive officers;

  •
  each holder of 5% or more of our common stock; and

  •
  all of our directors and executive officers as a group.

        In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days.

        Unless otherwise indicated, all shares are or will be owned directly, and the indicated person has or will have sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 601 Carlson Parkway, Suite 250, Minnetonka, Minnesota.

Percentage of Common Stock Outstanding
	Immediately Prior to this Offering		Immediately After this Offering(1)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage
PRCM Real Estate Advisers LLC(2)	1,000	100%	—	—
Two Harbors Operating Company LLC(3)
Brian C. Taylor	—	—	—	—
Irvin R. Kessler(4)
Thomas Siering	—	—	—	—
Tanuja M. Dehne	—	—	—	—
Stephen G. Kasnet	—	—	—	—
William W. Johnson	—	—	—	—
David N. Miller	—	—	—	—
Christine Battist	—	—	—	—
Timothy O'Brien	—	—	—	—
Patrick Freydberg	—	—	—	—
All directors, director nominees and executive officers as a group ( persons)

* Represents less than 1% of the common shares outstanding upon the closing of this offering.

(1)
Assumes the issuance of                                    shares offered hereby and                                    shares and                                    common units, which may be exchanged for shares of our common stock on a one-for-one basis, issued in the Formation Transactions. Does not include any shares of common stock that may be issued pursuant to the underwriters' over-allotment option.

(2)
In connection with our formation, these shares were issued to our Manager for a total of $1,000 in cash and we will repurchase these shares at cost upon completion of this offering.

(3)
Two Harbors Investment Corp. is the sole manager of Two Harbors Operating Company LLC. Thomas Siering, Chief Executive Officer of Two Harbors Investment Corp., may be deemed to have voting and investment power with respect to such shares beneficially held by Two Harbors Investment Corp. and held of record by Two Harbors Operating Company LLC. Mr. Siering disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest therein, including those shares Mr. Siering may receive in any distribution of our shares as a stockholder of Two Harbors Investment Corp.

(4)
Consists of (i)              shares received by Provident as a member and Managing Member of the Provident Entities and (ii)              shares received by the Kessler Family Limited Partnership in connection with the Formation Transactions. Mr. Kessler has sole voting and dispositive power over these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation Transactions

        Each property that will be owned by us indirectly through the Operating Partnership upon the completion of this offering and the Formation Transactions is currently owned directly or indirectly by Two Harbors Property or the Provident Entities. In connection with this offering, we are entering into certain contribution and merger agreements pursuant to which the Operating Partnership will indirectly acquire full ownership of Two Harbors Property and the Provident Entities substantially concurrently with the completion of this offering. Two Harbors Operating Company LLC, a wholly owned subsidiary of Two Harbors, will receive shares of our common stock and the Prior Provident Investors will receive, at their election, shares of our common stock, common units representing limited partner interests in the Operating Partnership, or cash in exchange.

        For further information regarding the terms of the Formation Transactions, including the benefits to related parties, see "Structure and Formation of Our Company—Formation Transactions."

Director Designation Agreement

        In connection with the Formation Transactions, we will enter into a director designation agreement with Two Harbors that will allow Two Harbors to designate two individuals for nomination for election to our board of directors. The independent directors of Two Harbors have initially designated Stephen G. Kasnet and William W. Johnson. Pursuant to the director designation agreement, the designees must qualify as independent directors, as defined under the rules of the SEC and NYSE. Messrs. Kasnet and Johnson will join our board of directors upon the closing of this offering, and Two Harbors will thereafter have the right to re-designate them, or to designate other qualifying individuals in their stead, for nomination for election to our board of directors, to serve until the 2014 annual meeting of our stockholders.

Advisory Management Agreement and Property Management and Acquisition Services Agreement

        Effective on the closing of this offering, we will enter into the advisory management agreement with our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager has agreed not to provide these services to anyone other than us, our subsidiaries and any future joint venture in which we are an investor prior to the third anniversary of this offering. The management agreement requires us to pay our Manager an advisory management fee and to reimburse it for various expenses. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us, under certain circumstances. See "Our Manager and the Management Agreement—Management Agreement."

        Effective on the closing of this offering, we will also enter into a property management and acquisition services agreement with our Manager's operating subsidiary, which is a wholly owned subsidiary of our Manager. Under this agreement, our Manager's operating subsidiary will execute the investment strategy established by our Manager by finding and acquiring single-family properties on our behalf and performing renovation and property management services for our properties. Our Manager's operating subsidiary has agreed not to provide these services to anyone other than us, our subsidiaries and any future joint venture in which we are an investor prior to the third anniversary of this offering. The property management and acquisition services agreement requires us to pay our Manager's operating subsidiary a property management fee, the amount of which reduces the fee we pay to our Manager. We must also reimburse our Manager's operating subsidiary for certain expenses. The property management and acquisition services agreement has a one-year initial term. See "Our

Manager and the Management Agreement—Property Management and Acquisition Services Agreement."

        Our officers also are employees of our Manager and its affiliates. As a result, the management agreement between us and our Manager and the property management and acquisition services agreement between us and our Manager's operating subsidiary were negotiated between related parties, and their terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. See "Management—Conflicts of Interest" and "Risk Factors—Risks Related to Our Relationship with Our Manager—Our Manager and certain of its affiliates may have interests that diverge from the interests of our stockholders."

        The management agreement is intended to provide us with access to our Manager's pipeline of assets and its personnel and its experience in real estate, capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

Partnership Agreement

        Effective on the closing of this offering, we will enter into a partnership agreement, or Partnership Agreement, with Silver Bay Management LLC, our wholly owned subsidiary, as the general partner, or the General Partner, and the Prior Provident Investors who elect to receive common units in respect of their interests in the Provident Entities. As a result, these persons will become limited partners of the Operating Partnership. See "The Operating Partnership and the Partnership Agreement." Upon completion of this offering and the Formation Transactions, the Prior Provident Investors will own in the form of common units        % of the limited partner interests and we will own        % of the limited partner interests and 100% of the general partner interest in the Operating Partnership.

        Pursuant to the Partnership Agreement, limited partners of the Operating Partnership and assignees of limited partners (other than us) will have the right, beginning 12 months after first becoming a holder of common units, to require the Operating Partnership to redeem all (but not less than all) of their common units for cash equal to the then-current value of an equal number of shares of our common stock (determined in accordance with and subject to adjustment under the Partnership Agreement), or, at the General Partner's election on behalf of the Operating Partnership, to exchange their common units for shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled "Description of Capital Stock—Restrictions on Ownership and Transfer."

Registration Rights Agreement

        We will enter into registration rights agreements with Two Harbors and the Prior Provident Investors in respect of shares of our common stock issued to them in the Formation Transactions, pursuant to which we will agree to register the resale of the shares Two Harbors expects to distribute to its stockholders and the Prior Provident Investors intend to resell. We will also enter into a registration rights agreement with the Prior Provident Investors in respect of the registration of the initial issuance or resale of shares of our common stock they receive in exchange for their common units. See "Shares Eligible for Future Sale—Registration Rights."

Related Party Transaction Policies; Conflicts of Interest

        The management agreement places restrictions on our Manager when entering into transactions with its related parties. These limitations include prohibitions on entering into transactions with affiliates of our Manager that are not approved by a majority of our independent directors in certain circumstances. Prior to completion of this offering, we will also adopt a code of business conduct and ethics and other policies that are designed to reduce certain potential conflicts of interest between our officers, employees and directors on the one hand and us on the other hand. See "Management—Code of Business Conduct and Ethics" and "Our Manager and the Management Agreement—Conflicts of Interest Relating to Pine River, Provident and Our Manager."

Indemnification and Limitation of Directors' and Officers' Liability

        Effective upon completion of this offering, our charter and bylaws will provide for certain indemnification rights for our directors and officers and we will enter into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors or otherwise, to the maximum extent permitted by Maryland law. See "Management—Limitation of Liability and Indemnification."

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the rights and preferences of our capital stock. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to            shares of common stock, $0.01 par value per share, and             shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. After giving effect to this offering and the other transactions described in this prospectus,            shares of common stock will be issued and outstanding on a fully diluted basis (                        shares if the underwriters' over-allotment option is exercised in full), and            preferred shares will be issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

        Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our stock, holders of shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of shares of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our stock, shares of common stock will have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each other class or series, our board of directors will be required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of shares of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Cumulative Redeemable Preferred Stock

        The articles supplementary designating the terms of our 8% Cumulative Redeemable Preferred Stock, which we refer to herein as the cumulative redeemable preferred stock, will initially authorize 1,000 shares of cumulative redeemable preferred stock, with an aggregate liquidation preference of $1,000,000. The cumulative redeemable preferred stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, senior to all classes or series of our common stock and junior to all other classes or series of our preferred stock that may be issued in the future (except as noted in the next sentence). We may issue other classes or series of capital stock in the future, including preferred stock, and expressly designate such classes or series as ranking junior to, on parity with or senior to the cumulative redeemable preferred stock.

        The holders of the cumulative redeemable preferred stock will be entitled to receive, when, as and if authorized and declared by us, cumulative cash dividends at the rate of 8% per annum of the $1,000 liquidation preference per share of the cumulative redeemable preferred stock, equivalent to $80 per annum per share. Such dividends will accrue on a daily basis and be cumulative from and including the initial issue date of the cumulative redeemable preferred stock. Upon our liquidation, dissolution or winding up, the holders of the cumulative redeemable preferred stock will be entitled to receive a liquidating preference of $1,000 per share, plus any accrued and unpaid dividends thereon, before we distribute any assets to holders of our common stock or any other shares of stock that rank junior to the cumulative redeemable preferred stock as to liquidation rights.

        Beginning on the fifth anniversary of the initial issue date of the cumulative redeemable preferred stock, we may, at our option, redeem the cumulative redeemable preferred stock, in whole or in part, at any time or from time to time, by paying $1,000 per share, plus any accrued and unpaid dividends thereon. Beginning on the sixth anniversary of the initial issue date of the cumulative redeemable preferred stock, we will, at the request of any stockholder holding shares of cumulative redeemable preferred stock, repurchase the number of shares of cumulative redeemable preferred stock that such stockholder proposes to sell to us from time to time, at a price per share equal to the liquidation preference of $1,000 plus all accrued and unpaid dividends thereon.

        Holders of cumulative redeemable preferred stock will have no preemptive or appraisal rights, nor will such holders have any voting rights (except in limited circumstances relating to any amendment, alteration or repeal of the terms of the cumulative redeemable preferred stock that would materially and adversely affect any right, preference, privilege or voting power of the cumulative redeemable preferred stock or the holders thereof). The cumulative redeemable preferred stock is not convertible into or exchangeable for any of our other property or securities, and generally may not be sold, pledged, assigned or otherwise transferred without the prior approval of our board of directors.

        In order to ensure that we continue to meet the requirements for qualification as a REIT, the cumulative redeemable preferred stock will be subject to the restrictions on ownership and transfer set forth in our charter, including the aggregate stock ownership limit. See "Description of Capital Stock—Restrictions on Ownership and Transfer."

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

        We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, the board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the "ownership limits." A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a "purported beneficial transferee" if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a "purported record transferee" if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.

        The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.

        Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, as determined by our board of directors, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

        In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided further that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person's or entity's percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

        Our charter provisions are further designed to prohibit:

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  any person from beneficially or constructively owning, applying certain attribution rules of the Code, our shares of stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

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  any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Our charter provides that, if any transfer of our shares of stock would result in our shares of stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, our charter provides that, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. Our charter provides that the automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.

        Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, our charter provides that the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

        Our charter provides that, if we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then our charter provides that such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. Our charter provides that the purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

        The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

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  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

        In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations, or Treasury regulations, promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        We expect the transfer agent and registrar for our shares of common stock to be            .

SHARES ELIGIBLE FOR FUTURE SALE

General

        Upon completion of this offering and the Formation Transactions, we will have outstanding             shares of our common stock (             shares if the underwriters exercise their over-allotment option in full). In addition, upon completion of this offering,              shares of our common stock will be reserved for issuance upon exchange of common units, on and after the first anniversary of this offering.

        Of these shares, the             shares sold in this offering (             shares if the underwriters exercise their over-allotment option in full) will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our charter, except for any shares held by our "affiliates," as that term is defined in Rule 144 under the Securities Act. Any shares received in the Formation Transactions and the shares of our common stock received upon exchange of common units will be "restricted shares" as defined in Rule 144. See "—Rule 144" below.

        Our shares of common stock are newly issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for our shares of common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See "Risk Factors—Risks Related to Our Common Stock."

        For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see "Description of Capital Stock—Restrictions on Ownership and Transfer."

Rule 144

        Shares of common stock that are "restricted" securities under the meaning of Rule 144 under the Securities Act may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

        In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the other provisions of Rule 144.

        A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Redemption/Exchange Rights

        In connection with the Formation Transactions, the Operating Partnership will issue an aggregate of            common units to the Prior Provident Investors. Beginning on the date that is 12 months after we complete this offering, the holders of these common units will have the right to require the Operating Partnership to redeem part or all of their common units for cash, or, at the General Partner's election on behalf of the Operating Partnership, shares of our common stock in exchange for the common units. The price at which the Operating Partnership must redeem common units is based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. If the General Partner elects to cause us to issue new shares of our common stock in exchange for the common units, the issuance would be subject to the ownership limits in our charter and described under the section entitled "Description of Securities—Restrictions on Ownership and Transfer." See "The Operating Partnership and the Partnership Agreement."

Registration Rights; Distribution

        We will enter into registration rights agreements with the holders of our shares of common stock and common units issued as part of the Formation Transactions pursuant to which we will agree, among other things, to register the resale of any shares of our common stock that were issued in the Formation Transactions. These registration rights require us to seek to register all such shares effective as of a date which is 90 days following the completion of this offering. We have also agreed to register the initial issuance or resale of any shares of our common stock that are issued in exchange for common units effective as of the date that is 12 months following the completion of this offering. We may, at our option, satisfy our obligation to prepare and file a resale registration statement by filing a registration statement registering the issuance by us of shares of our common stock under the Securities Act to holders of common units upon redemption.

        Two Harbors has informed us that it intends to distribute all the shares of our common stock that it receives in the Formation Transactions to its common stockholders, subject to compliance with REIT rules and a variety of other considerations. Two Harbors expects the distribution to take the form of a spin-off by means of a special dividend to Two Harbors common stockholders of all our common stock then owned by Two Harbors. Two Harbors has agreed with the representative of the underwriters that the distribution of our common stock will occur no earlier than 90 days following the consummation of this offering. Distributions of these shares are expected to be included in the registration statement that we have agreed to file.

Our Equity Incentive Plan

        We will adopt prior to the completion of this offering the 2012 Plan, which will provide for the grant to directors, officers, advisors, consultants and other personnel of our company and its affiliates of equity and equity-based awards. Concurrently with the closing of this offering, we expect to issue an aggregate of             shares of our common stock to our independent directors, certain executive officers, and certain other personnel of our Manager and our Manager's operating subsidiary. A total of             shares of our common stock will be reserved for future issuance under the 2012 Plan.

        We anticipate that we will file a registration statement with respect to the shares of our common stock issuable under the 2012 Plan after we complete this offering. Shares of our common stock covered by this registration statement, including shares of our common stock issuable upon the exercise of options or restricted shares of our common stock, will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

Lock-Up Agreements

        Our directors and officers and certain other executives of our company and our affiliates have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement. The shares to be issued in connection with the Formation Transactions will be subject to a 90-day lock-up period.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL
CORPORATION LAW AND OUR CHARTER AND BYLAWS

        The following description of the terms of our stock and of material provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request.

Our Board of Directors

        Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum number required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. Upon completion of this offering we expect to have nine directors. Our charter also provides that, at such time as we become eligible to elect to become subject to certain elective provisions of the MGCL (which we expect will be upon completion of this offering) and except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director so elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

        Each of our directors elected by our stockholders is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter), and then only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on the board of directors, may preclude stockholders from (1) removing incumbent directors except for cause and upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons) and (2) between us and Pine River, Provident, Two Harbors or any of their respective affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any other person as described above, and as a result, any such person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. However, our board of directors may repeal or modify this resolution at any time. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such acquisition.

Control Share Acquisitions

        The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third,

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  one-third or more but less than a majority, or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 (which we will be upon completion of this offering) and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

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  the corporation's board of directors will be divided into three classes,

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  the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director,

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  the number of directors be fixed only by vote of the directors,

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  a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

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  the request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting is required for the calling of a special meeting of stockholders.

        Our charter provides that, at such time as we are able to make a Subtitle 8 election (which we expect to be upon the closing of this offering), vacancies on our board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

        Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors beginning in 2013. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

        Except for amendments to the provisions of our charter relating to the removal of directors, the restrictions on ownership and transfer of our shares of stock and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

        Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to merger or sell all or substantially all of their assets without the approval of our stockholders.

Appraisal Rights

        Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.

Dissolution of the Company

        The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

        The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including

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  supermajority vote and cause requirements for removal of directors;

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  requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

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  provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

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  the power of our board to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

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  the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

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  business combination provisions;

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  restrictions on ownership and transfer of our stock; and

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  advance notice requirements for director nominations and stockholder proposals.

        Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL is rescinded or if we opt in to provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

        We expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

THE OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

        The following summary describes the material provisions of the Partnership Agreement and applicable provisions of the Delaware Revised Uniform Limited Partnership Act, or the DRULPA, a copy of which is available from us upon request. See "Where You Can Find More Information."

General

        Upon completion of the Formation Transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, the Operating Partnership, either directly or through its subsidiaries. The General Partner is the sole general partner of the Operating Partnership and, upon completion of the offering, the Formation Transactions and the other transactions described in this prospectus, we and the General Partner will own        % and 1%, respectively, of the outstanding common units. In the Formation Transactions, certain of the Prior Provident Investors will be admitted as limited partners of the Operating Partnership. The provisions of the Partnership Agreement described below and elsewhere in the prospectus will be in effect after the completion of the Formation Transactions and this offering. We do not intend to list any Operating Partnership units on any exchange or any national market system.

Purpose, Business and Management

        The Operating Partnership is formed for the purpose of conducting any business, enterprise or activity permitted by or under the DRULPA, including (i) to conduct the business of acquisition, ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of its assets, (ii) to acquire and invest in any securities and/or loans relating to its assets, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the DRULPA, or to own interests in any entity, including any subsidiary, engaged in any business permitted by or under the DRULPA and (iv) to do anything necessary or incidental to the foregoing. However, the Operating Partnership may not, without our specific consent, which we may give or withhold in our sole and absolute discretion, take, or refrain from taking, any action that, in our judgment, in our sole and absolute discretion:

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  could adversely affect our ability to continue to qualify as a REIT;

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  could subject us to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code;

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  could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the Operating Partnership; or

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  could cause us to not be in compliance in all material respects with any covenants, conditions or restrictions placed on us pursuant to an agreement to which we are a party.

        The General Partner will manage the business and affairs of the Operating Partnership, in its capacity as the sole general partner of the Operating Partnership. Except as otherwise expressly provided in the Partnership Agreement and subject to the rights of holders of any class or series of Operating Partnership interests, all management powers over the business and affairs of the Operating Partnership are exclusively vested in the General Partner, in its capacity as the sole general partner of the Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise control or management power over the Operating Partnership's business and affairs. The General Partner may not be removed as the general partner of the Operating Partnership, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the General Partner under applicable law or any provision of the Partnership Agreement, but subject to certain rights of holders of any class or series of Operating Partnership interests, the General Partner, in its capacity as the general partner of the

Operating Partnership, has the full and exclusive power and authority to do or authorize all things that it deems necessary or desirable to conduct the business and affairs of the Operating Partnership, to exercise or direct the exercise of all of the powers of the Operating Partnership and the General Partner under the DRULPA and the Partnership Agreement and to effectuate the purposes of the Operating Partnership without the approval or consent of any limited partner. With limited exceptions, the General Partner may execute, deliver and perform agreements and transactions on behalf of the Operating Partnership without the approval or consent of any limited partner.

Restrictions on General Partner's Authority

        Without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner), the General Partner may not (i) take any action that would make it impossible to carry on the ordinary business of the Operating Partnership, (ii) perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided under the Partnership Agreement or under the DRULPA or (iii) take any action in contravention of an express prohibition or limitation of the Partnership Agreement. The General Partner may not, without the prior consent of the partners of the Operating Partnership (including us), amend, modify or terminate the Partnership Agreement, except for certain amendments that the General Partner may approve without the approval or consent of any limited partner, described in "—Amendment of the Partnership Agreement," and certain amendments described below that require the approval of each affected partner.

        Without the consent of each affected limited partner, the General Partner may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts the General Partner or the Operating Partnership from performing its specific obligations in connection with a redemption of common units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the Partnership Agreement, the General Partner may not, without the consent of each affected limited partner, amend the Partnership Agreement or take any other action that would:

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  convert a limited partner interest into a general partner interest;

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  modify the limited liability of a limited partner;

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  alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the Partnership Agreement, except to the extent permitted by the Partnership Agreement in connection with, among other things, the issuance of any partnership interests;

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  alter or modify the redemption rights of holders of common units or the related definitions specified in the Partnership Agreement; or

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  remove, alter or amend certain provisions of the Partnership Agreement relating to the requirements for us to qualify as a REIT or to taxes on us under Sections 857 or 4981 of the Code.

Additional Limited Partners

        The General Partner may cause the Operating Partnership to issue additional units or other partnership interests and to admit additional limited partners to the Operating Partnership from time to time, on such terms and conditions and for such capital contributions as the General Partner may establish in its sole and absolute discretion, without the approval or consent of any limited partner, including:

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  upon the conversion, redemption or exchange of any debt, units or other securities issued by the Operating Partnership;

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  for less than fair market value;

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  in connection with any merger of any other entity with the Operating Partnership or a subsidiary of the Operating Partnership; or

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  in consideration for services rendered to or for the benefit of the Operating Partnership.

        The Operating Partnership may issue common units and additional partnership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including terms that may be senior or otherwise entitled to preference over the common units) as the General Partner may determine, in its sole and absolute discretion, without the approval of any limited partner. Without limiting the generality of the foregoing, the General Partner may specify, as to any class or series of partnership interests:

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  the allocations of items of partnership income, gain, loss, deduction and credit to such class or series of partnership interest;

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  the right of such class or series of partnership interest to share, on a junior, preferred or pari passu basis, in distributions;

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  the rights of such class or series of partnership interest upon dissolution and liquidation of the Operating Partnership;

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  the voting rights, if any, of such class or series of partnership interests;

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  the conversion, redemption or exchange rights applicable to such class or series of partnership interests; and

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  any vesting conditions applicable to such class or series of partnership interests.

Ability to Engage in Other Businesses; Conflicts of Interest

        Neither we nor the General Partner may conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of the Operating Partnership, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to us or the Operating Partnership and such activities as are incidental to those activities referred to above. In general, we must make any funds from sales of securities, or financings or refinancing available to the Operating Partnership whether as capital contributions, loans or otherwise, as appropriate.

Distributions

        The Operating Partnership will make distributions at such times and in such amounts as the General Partner may, in its sole and absolute discretion, determine:

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  first, with respect to any class(es) of partnership interests that are entitled to any preference in distribution, in accordance with the rights of the holders of such class(es) of partnership interests, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

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  second, with respect to any class(es) of partnership interests that are not entitled to any preference in distribution, including the common units, in accordance with the rights of the holders of such class(es) of partnership interests, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

        Distributions payable with respect to any partnership interests that were not outstanding during the entire period in respect of which a distribution is made may, in the General Partner's discretion, be prorated based on the portion of the period that such partnership interests were outstanding.

Allocations

        Net income or net loss of the Operating Partnership will generally be allocated to the General Partner, as the general partner, and to the limited partners (including us) in accordance with the General Partner's and the limited partners' entitlement to distributions under the Partnership Agreement. The allocations of taxable income and loss are subject to special rules and may differ from the allocation of net income or net loss. See "U.S. Federal Income Tax Considerations—Tax Aspects of the Operating Partnership and Other Partnerships—Tax Allocations with Respect to Partnership Properties."

Borrowing by the Operating Partnership

        The General Partner may cause the Operating Partnership to borrow money and to issue and guarantee debt as the General Partner deems necessary or advisable for the conduct of the activities of the Operating Partnership. Such debt may be secured by, among other things, mortgages or deeds of trust on the properties of the Operating Partnership.

Reimbursements of Expenses; Transactions with General Partner and its Affiliates

        The General Partner will not receive any compensation for its services as the general partner of the Operating Partnership. The General Partner has the same right to distributions as other holders of common units. In addition, the Operating Partnership must reimburse the General Partner, us and our subsidiaries for all amounts expended by the General Partner, us or our subsidiaries in connection with our, the General Partner's, our subsidiaries' and the Operating Partnership's organization, business and operations, including expenses relating to the ownership of interests in and management and operation of the Operating Partnership, us and our subsidiaries compensation of officers and employees, director fees and expenses, any expenses incurred by us in connection with the redemption or repurchase of shares and our costs and expenses of being a public company, including costs of filings with the SEC, reports and other distributions to our stockholders.

        The General Partner and its affiliates (including us) may sell, transfer or convey property to, or purchase property from, the Operating Partnership on such terms and conditions as the General Partner may determine in its reasonable discretion.

Exculpation and Indemnification of the General Partner and Us

        The Partnership Agreement provides that neither we nor the General Partner is liable to the Operating Partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Operating Partnership or any limited partner as a result of errors in judgment or mistakes of fact or law or acts or failure to act, provided that we and the General Partner acted in good faith. The Partnership Agreement also provides that any obligation or liability of the General Partner or us that may arise at any time under the Partnership Agreement or any other instrument, transaction or undertaking contemplated by the Partnership Agreement will be satisfied, if at all, out of our assets or the assets of the General Partner or the Operating Partnership only, and no such obligation or liability will be personally binding upon us or any of the General Partner's or our directors, stockholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise, and none of our directors or officers will be liable or accountable in damages or otherwise to the partnership, any partner or any assignee of a partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission. Neither we nor the General Partner is responsible for any misconduct or negligence on the part of our employees or agents appointed in good faith. We and the General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisors, and any action that we or the General Partner take or omit to take in reliance upon the opinion of any such person as to matters which we or the General Partner reasonably believe to be within such person's professional or expert competence will be conclusively presumed to have been done or omitted in good faith.

        In addition, the Partnership Agreement requires the Operating Partnership to indemnify the General Partner, us, our respective directors, officers and employees, the officers and employees of the Operating Partnership and any other person designated by the General Partner, in its sole and absolute discretion, against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to our operations or the operations of the Operating Partnership or the General Partner, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) such person actually received an improper personal benefit in violation or breach of any provision of the Partnership Agreement or (3) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. The Operating Partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. The Operating Partnership will not indemnify or advance funds to any person with respect to any action initiated or brought voluntarily by the person seeking indemnification without the General Partner's approval (except for any proceeding brought to enforce such person's right to indemnification under the Partnership Agreement) or if the person is found to be liable to the Operating Partnership on any portion of any claim in the action.

Business Combinations of the Operating Partnership

        Subject to the limitations on the transfer of the General Partner's interest in the Operating Partnership described in "—Transfers and Withdrawals—Restrictions on Transfers by the General Partner," the General Partner generally has the exclusive power to cause the Operating Partnership to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. In connection with the acquisition of properties from persons to whom the Operating Partnership issues units or other partnership interests as part of the purchase price, in order to preserve such persons' tax deferral, the Operating Partnership may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

Redemption Rights of Qualifying Parties and the Operating Partnership

        Beginning 12 months after first becoming a holder of common units, each limited partner and assignee of a limited partner will have the right, subject to the terms and conditions set forth in the Partnership Agreement (including the restriction that a notice of redemption may only be delivered at least 10 business days prior to the last business day of a calendar month), to require the Operating Partnership to redeem all (but not less than all) of the common units held by such limited partner or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the Partnership Agreement. The Operating Partnership's obligation to redeem common units does not arise and is not binding against the Operating Partnership until the fourth business day after we receive the holder's notice of redemption or, if earlier, the day the General Partner, on behalf of the Operating Partnership, notifies the holder seeking redemption that the Operating Partnership declines to cause us to acquire some or all of the common units tendered for redemption. If the General Partner, on behalf of the Operating Partnership, does not elect to cause us to acquire the common units tendered for redemption in exchange for shares of our common stock (as described below), the Operating Partnership must deliver the cash redemption amount on or before the first business day of the month after the month in which the General Partner receives the holder's timely notice of redemption.

        On or before the close of business on the third business day after a holder of common units gives notice of redemption to the General Partner, the Operating Partnership may, in the General Partner's sole and absolute discretion but subject to the restrictions on the ownership and transfer of our stock set forth in our charter, elect to cause us to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the Partnership Agreement. The holder of the common units tendered for redemption must provide certain information, certifications, representations, opinions and other instruments to ensure compliance with the restrictions on ownership and transfer of our stock set forth in our charter and the Securities Act. The Partnership Agreement does not require us to register, qualify or list any shares of common stock issued in exchange for common units with the SEC under the Securities Act or the Exchange Act, with any state securities commissioner, department or agency or with any stock exchange. Shares of our common stock issued in exchange for common units pursuant to the Partnership Agreement may contain legends regarding restrictions under the Securities Act and applicable state securities laws as we determine to be necessary or advisable.

        The Operating Partnership has the right to redeem any or all of the common units (other than common units owned by us) on and after the date that less than 5% of the partnership interests in the Operating Partnership are held by limited partners other than us. The General Partner may exercise this right, in its sole and absolute discretion, by notification to a limited partner. In that event, a limited partner who is so notified shall be treated as if it had delivered a notice of redemption to the General Partner for purposes of the provisions described above.

Transfers and Withdrawals

Restrictions on Transfers by Limited Partners

        Until the expiration of 12 months after the date on which a limited partner first acquires a partnership interest, the limited partner generally may not directly or indirectly transfer all or any portion of its partnership interest without the General Partner's consent, which the General Partner may give or withhold in its sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of partnership interests to lending institutions in connection with bona fide loans.

        After the expiration of 12 months after the date on which a limited partner first acquires a partnership interest, the limited partner will have the right to transfer all or any portion of its partnership interest without the General Partner's consent to any person that is an "accredited investor," within meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to the General Partner, subject to the satisfaction of conditions specified in the Partnership Agreement, including minimum transfer requirements and our right of first refusal. Unless waived by the General Partner in its sole and absolute discretion, a transferring limited partner must also deliver an opinion of counsel reasonably satisfactory to the General Partner that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any state securities laws or regulations applicable to the Operating Partnership or the partnership interest proposed to be transferred. We may exercise our right of first refusal in connection with a proposed transfer by a limited partner within ten business days of our receipt of notice of the proposed transfer, which must include the identity and address of the proposed transferee and the amount and type of consideration proposed to be paid for the partnership interest. We may deliver all or any portion of any cash consideration proposed to be paid for a partnership interest that we acquire pursuant to our right of first refusal in the form of a note payable to the transferring limited partner not more than 180 days after our purchase of such partnership interest.

        Any transferee of a limited partner's partnership interest must assume by operation of law or express agreement all of the obligations of the transferring limited partner under the Partnership Agreement with respect to the transferred interest, and no transfer (other than a transfer pursuant to a statutory merger or consolidation in which the obligations and liabilities of the transferring limited partner are assumed by a successor corporation by operation of law) will relieve the transferring limited partner of its obligations under the Partnership Agreement without the General Partner's consent, which it may give or withhold in its sole and absolute discretion.

Admission of Substituted Limited Partners

        No limited partner has the right to substitute a transferee as a limited partner in its place. A transferee of a partnership interest of a limited partner may be admitted as a substituted limited partner only with the General Partner's consent, which it may give or withhold in its sole and absolute discretion, and only if the transferee accepts all of the obligations of a limited partner under the partnership and executes such instruments as the General Partner may require to evidence such acceptance and to effect the assignee's admission as a limited partner. Any assignee of a partnership interest that is not admitted as a limited partner will be entitled to all the rights of an assignee of a limited partner interest under the Partnership Agreement and the DRULPA, including the right to receive distributions from the Operating Partnership and the share of net income, net losses and other items of income, gain, loss, deduction and credit of the Operating Partnership attributable to the partnership interest held by the assignee and the rights to transfer and redemption of the partnership interest provided in the Partnership Agreement, but will not be deemed to be a limited partner or holder of a partnership interest for any other purpose under the Partnership Agreement or the DRULPA, and will not be entitled to consent to or vote on any matter presented to the limited partners for approval. The right to consent or vote, to the extent provided in the Partnership Agreement or under the DRULPA, will remain with the transferring limited partner.

Restrictions on Transfers by the General Partner

        Except as described below, any transfer of all or any portion of the General Partner's interest in the Operating Partnership, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise and including a deemed transfer of our interest in the General Partner resulting from any merger, consolidation or other combination by us with and into another entity (other than a subsidiary of ours) or the sale of all or substantially all of our and our subsidiaries' assets, must be approved by the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner). Subject to the rights of our stockholders and the limited partners of the Operating Partnership to approve certain direct or indirect transfers of our interests in the Operating Partnership described below and the rights of holders of any class or series of partnership interests, we may transfer all (but not less than all) of our general partnership interest without the consent of the limited partners in connection with a merger, consolidation or other combination of our assets with another entity or a sale of all or substantially all of our assets if:

  •
  in connection with such event, all of the limited partners (other than us) will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of our common stock (subject to adjustment in accordance with the Partnership Agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of our common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

  •
  substantially all of the assets of the Operating Partnership will be owned by a surviving entity (which may be the Operating Partnership) in which the limited partners of the Operating Partnership holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving entity immediately before the event; the rights, preferences and privileges of such limited partners are at least as favorable as those in effect immediately before the event and as those applicable to any other limited partners or non-managing members of the surviving entity; and such rights will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on substantially equivalent terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities, with the exchange ratio based on the determination of the relative fair market value of such securities and the common units.

        We and the General Partner may also transfer our interests in the Operating Partnership to or among a group consisting of us and our affiliates without the consent of any limited partner, subject to the rights of holders of any class or series of partnership interest. In addition, any transferee of the General Partner's interest in the Operating Partnership will be admitted as the successor general partner of the Operating Partnership and will be liable for all of the General Partner's obligations, and be responsible for all of the General Partner's duties, as general partner under the Partnership Agreement. The successor general partner must accept all of the terms and conditions of the Partnership Agreement and execute such instruments as may be necessary to effectuate the transferee's admission as a general partner.

Restrictions on Transfers by Any Partner

        Any transfer or purported transfer of a partnership interest other than in accordance with the Partnership Agreement will be void. Partnership interests may be transferred only on the first day of a fiscal quarter, and no partnership interest may be transferred to any lender (or party related to any lender) to the Operating Partnership whose loan constitutes a nonrecourse liability, in either case, unless the General Partner otherwise consents, which it may give or withhold in its sole and absolute discretion. No transfer of any partnership interest, including in connection with any redemption or acquisition of units by us or by the Operating Partnership, may be made:

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  to a person or entity that lacks the legal right, power or capacity to own the partnership interest;

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  in violation of applicable law;

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  without the General Partner's consent, which it may give or withhold in its sole and absolute discretion, of any component portion of a partnership interest, such as a partner's capital account or rights to distributions, separate and apart from all other components of the partner's interest in the Operating Partnership;

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  if the proposed transfer could cause us or any of our affiliates to fail to comply with the requirements under the Code for qualifying as a REIT or as a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2));

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  without the General Partner's consent, which it may give or withhold in its sole and absolute discretion, if the proposed transfer could, based on the advice of counsel to the Operating Partnership or the General Partner, cause a termination of the Operating Partnership for U.S. federal or state income tax purposes (other than as a result of the redemption or acquisition by us of all common units held by limited partners);

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  if the proposed transfer could, based on the advice of our legal counsel or legal counsel to the Operating Partnership or the General Partner, cause the Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes;

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  if the proposed transfer would cause the Operating Partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, a "party-in-interest" for purposes of ERISA or a "disqualified person" as defined in Section 4975(c) of the Code;

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  if the proposed transfer could, based on the advice of counsel to the Operating Partnership, cause any portion of the assets of the Operating Partnership to constitute assets of any employee benefit plan pursuant to applicable regulations of the United States Department of Labor;

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  if the proposed transfer requires the registration of the partnership interest under any applicable federal or state securities laws;

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  without the General Partner's consent, which it may give or withhold in its sole and absolute discretion, if the proposed transfer (1) could be treated as effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Treasury regulations, (2) could cause the Operating Partnership to become a "publicly traded partnership," as that term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could cause the Operating Partnership to have more than 100 partners, including as partners certain persons who own their interests in the Operating Partnership indirectly or (4) could cause the Operating Partnership to fail one or more of the "safe harbors" within the meaning of Section 7704 of the Code and the Treasury regulations;

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  if the proposed transfer would cause the Operating Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or

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  if the proposed transfer could subject the Operating Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Withdrawal of Partners

        The General Partner may not voluntarily withdraw as the general partner of the Operating Partnership without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner) other than in connection with certain permitted transfers of its entire interest in the Operating Partnership and the admission of a successor as a general partner of the Operating Partnership. A limited partner may withdraw from the Operating Partnership only as a result of a transfer of the limited partner's entire partnership interest in accordance with the Partnership Agreement and the admission of the limited partner's successor as a limited partner of the Operating Partnership or as a result of the redemption or acquisition by the Operating Partnership or us of the limited partner's entire partnership interest.

Amendment of the Partnership Agreement

        Except as described below and amendments requiring the consent of each affected partner described in "—Restrictions on General Partner's Authority," amendments to the Partnership Agreement must be approved by the consent of the General Partner and a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner). Amendments to the Partnership Agreement may be proposed only by the General Partner or by limited partners holding 25% or more of the partnership interests held by limited partners (excluding partnership interests held by us). Following such a proposal, the General Partner must submit any proposed amendment that requires the consent, approval or vote of any partners to the partners entitled to vote on the amendment for approval and seek the consent of such partners to the amendment.

        The General Partner may, without the approval or consent of any limited partner but subject to the rights of holders of any additional class or series of partnership interest, amend the Partnership Agreement as may be required to facilitate or implement any of the following purposes:

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  to add to its obligations as general partner or surrender any right or power granted to it or any of our affiliates for the benefit of the limited partners;

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  to reflect the admission, substitution or withdrawal of partners, the transfer of any partnership interest, or the termination of the Operating Partnership in accordance with the Partnership Agreement;

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  to reflect a change that is of an inconsequential nature or does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement that is not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement;

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  to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders any additional partnership interests issued pursuant to the Partnership Agreement;

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  to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

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  to reflect such changes as are reasonably necessary for us to maintain our status as a REIT or satisfy the requirements for us to qualify as a REIT or to reflect the transfer of all or any part of a partnership interest among us and any entity that is disregarded with respect to us for U.S. federal income tax purposes;

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  to modify the manner in which items of net income or net loss or taxable items are allocated or the manner in which capital accounts are adjusted, computed, or maintained (but in each case only to the extent provided by the Partnership Agreement and permitted by applicable law);

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  to reflect the issuance of additional partnership interests; and

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  to reflect any other modification to the Partnership Agreement as is reasonably necessary for our business or operations or those of the Operating Partnership and that does not require the consent of each affected partner as described in "—Restrictions on General Partner's Authority."

Procedures for Actions and Consents of Partners

        Meetings of partners may be called only by the General Partner to transact any business that it may determine. Notice of any meeting must be given to all partners entitled to act at the meeting not less than seven days nor more than 60 days before the date of the meeting. Unless approval by a different number or proportion of the partners is required by the Partnership Agreement, the affirmative vote of the partners holding a majority of the outstanding percentage interests held by partners entitled to act on any proposal is sufficient to approve the proposal at a meeting of the partners. Partners may vote in person or by proxy. Each meeting of partners will be conducted by the General Partner or any other person the General Partner appoints, pursuant to rules for the conduct of the meeting determined by the person conducting the meeting. Whenever the vote, approval or consent of partners is permitted or required under the Partnership Agreement, such vote, approval or consent may be given at a meeting of partners, and any action requiring the approval or consent of any partner or group of partners or that is otherwise required or permitted to be taken at a meeting of the partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken, approved or consented to is given by partners whose affirmative vote would be sufficient to approve such action or provide such approval or consent at a meeting of the partners.

Dissolution

        The Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

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  the withdrawal of the General Partner in violation of the Partnership Agreement or the bankruptcy of the general partner unless, within ninety days after any such withdrawal or bankruptcy, a majority in interest of the partners consent to continue the Operating Partnership and to the appointment, effective as of the date of such withdrawal or bankruptcy, of a successor general partner;

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  an election to dissolve the Operating Partnership by the General Partner, in its sole and absolute discretion, with or without the consent of the partners;

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  the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the DRULPA;

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  the sale or other disposition of all or substantially all of the assets of the Operating Partnership not in the ordinary course of the Operating Partnership's business or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Operating Partnership not in the ordinary course of the Operating Partnership's business; or

  •
  the redemption or other acquisition by us or the Operating Partnership of all of the outstanding partnership interests other than partnership interests held by us or the General Partner.

        Upon dissolution the General Partner or, if there is no remaining general partner, a liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds from such liquidation in the order of priority set forth in the Partnership Agreement.

Tax Matters

        Pursuant to the Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership, and in such capacity, has the authority to handle tax audits on behalf of the Operating Partnership. In addition, the General Partner has the authority to arrange for the preparation and filing of the Operating Partnership's tax returns and to make tax elections under the Code on behalf of the Operating Partnership.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences of an investment in common stock of Silver Bay Realty Trust Corp. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "Silver Bay Realty Trust Corp.," "we," "our" and "us" mean only Silver Bay Realty Trust Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, Treasury regulations, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities, including the Operating Partnership, will operate in accordance with our and their respective organizational documents. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

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  financial institutions;

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  non-U.S. holders (as defined below), except to the extent discussed in "Taxation of Stockholders—Taxation of Non-U.S. Stockholders";

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  insurance companies;

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  persons who hold 10% of more (by vote or value) of our outstanding common stock, except to the extent discussed below;

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  broker-dealers;

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  regulated investment companies;

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  REITs;

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  partnerships and trusts;

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  S corporations;

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  persons who hold our stock on behalf of other persons as nominees;

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  persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

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  persons subject to the alternative minimum tax provisions of the Code;

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  U.S. expatriates;

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  persons whose functional currency is not the U.S. dollar;

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  persons subject to the mark-to-market method of accounting for their securities;

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  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment or transaction producing "dividend equivalent" income; and

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  except to the extent discussed below, tax-exempt organizations.

        This summary assumes that stockholders will hold our common stock as a capital asset, which generally means as property held for investment.

        The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Silver Bay Realty Trust Corp.

        We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2012, upon the filing of our federal income tax return for such year. We believe that we have been organized, and expect to operate in such a manner as to qualify for taxation as a REIT.

        The law firm of Orrick, Herrington & Sutcliffe LLP has acted as our tax counsel in connection with the offering of our common stock. In connection with the offering, we expect to receive an opinion of Orrick, Herrington & Sutcliffe LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT, commencing with our initial taxable year ending December 31, 2012. It must be emphasized that the opinion of Orrick, Herrington & Sutcliffe LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon factual representations made by our management regarding our organization, assets, income, the present and future conduct of our business operations and other matters pertinent to our ability to meet the various requirements for qualification as a REIT, and will assume that such representations are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Orrick, Herrington & Sutcliffe LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. Orrick, Herrington & Sutcliffe LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Orrick, Herrington & Sutcliffe LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Orrick, Herrington & Sutcliffe LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General."

While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        For tax years through 2012, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this tax rate and are taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. See "Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        Any of our net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "Taxation of Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions", and "—Foreclosure Property" below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and

    (c) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General."

  •
  A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm's length terms.

  •
  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

  •
  The earnings of any of our subsidiaries that are C corporations, including any TRSs (as defined below), are subject to federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

  (7)
  which meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, will be 2012). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If a stockholder fails or refuses to comply with the demands, the stockholder will be required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year end, and thereby satisfy this requirement.

        The Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see "—Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    If we are a partner in an entity that is treated as a partnership for federal income tax purposes, including the Operating Partnership, Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, as described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. Any investments we make in partnerships may entail certain special considerations (and attendant risks) for tax purposes, including assuring, to the extent possible, that the entity is not treated as a corporation for federal income tax purposes and that we are able to receive partnership distributions so as to enable us to satisfy the distribution requirements applicable to us a REIT.

        Disregarded Subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including any single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests."

        Taxable Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary ("TRS"). We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to undertake activities that, if undertaken by us directly, could be treated as prohibited transactions.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's-length basis.

Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property, "rents from real property," dividends received from other REITs, and gains from the sale of real estate assets (other than assets held for sale to customers), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

        Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. We are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity. We anticipate that all or substantially all of our rental income will qualify as "rents from real property."

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee.

        We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the

Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test. The Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests

        At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets:

  •
  First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

  •
  Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

  •
  Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to certain securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

  •
  Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a "security" for purposes of the 10% asset test, as explained below).

        Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt," as defined in the Code. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests."

        We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend successfully that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of

  (1)
  90% of our "REIT taxable income," computed without regard to our net capital gains and the deduction for dividends paid, and

  (2)
  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

  (b)
  the sum of specified items of non-cash income.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

        It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries, and our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to substantial limitations. In such case, for federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

        It is intended that the Formation Transactions will be treated as taxable transactions, and not as Section 351 transactions, to the recipients of our common stock (and cash). Thus, we expect to establish our initial tax basis in the assets received in the Formation Transactions in part by reference to the trading price of our common stock. The IRS could assert that our initial tax basis is less than the amount determined by us (or is a carryover basis). If the IRS were successful in sustaining such an assertion, this would result in decreased depreciation deductions and increased gain on any asset dispositions, and thus increased taxable income, as compared to the amounts we had originally calculated and reported. This could result in our being required to distribute additional amounts in order to maintain our REIT status and avoid corporate taxes and also could result in our owing interest and penalties.

Prohibited Transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business ("Dealer Property") by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. Whether property is Dealer Property depends on the particular facts and circumstances. The Code provides a "safe harbor" under which certain sales of Dealer Property will not be treated as prohibited transactions (the "Safe Harbor"). The Safe Harbor applies to a sale of a "real estate asset" by a REIT which meets the following requirements: (i) the REIT has held the property for not less than two years for production of rental income; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) the REIT does not make more than seven sales of property during the taxable year or, if certain other requirements are satisfied, the aggregate adjusted bases of property sold during the taxable year does not exceed 10% of the aggregate adjusted bases of all of the assets of the REIT as of the beginning of the taxable year or the fair market value of property sold during the taxable year does not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year. For purposes of the seven-sale rule referred to above, the Code provides that the sale of more than one property to one buyer as part of one transaction constitutes one sale. The Code also provides that in determining whether a sale constitutes a prohibited transaction, the fact that such sale does not meet the requirements of the Safe Harbor is not to be taken into account. No assurance can be given that any property that we sell will not be treated as Dealer Property, or that we can comply with the Safe Harbor in any particular year. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to conduct our activities so as not to generate prohibited transaction income. However, the avoidance of this tax on prohibited transactions could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the property as foreclosure property.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We could not deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates would generally be taxable at capital gains rates (through 2012). In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. The rule against re-electing REIT status following a loss of such status would also apply to us if Two Harbors fails to qualify as a REIT, and we are treated as a successor to Two Harbors for federal income tax purposes.

Tax Aspects of the Operating Partnership and Other Partnerships

General

        We will conduct our activities through the Operating Partnership, and the Operating Partnership may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, the partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of any partnership items arising from the Operating Partnership and any other partnerships in which we or the Operating Partnership holds an interest for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by such partnerships. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See "Taxation of Silver Bay Realty Trust Corp.—Effect of Subsidiary Entities—Ownership of Partnership Interests."

Entity Classification

        In order for a partnership or limited liability company to be classified for federal income tax purposes as a partnership (or to be disregarded for federal income tax purposes if the entity has only one owner or member), it must not be taxable as a corporation or an association taxable as a corporation for U.S. federal income tax purposes. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

  •
  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

  •
  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that the Operating Partnership and any other partnership or limited liability company in which we hold an interest and that has two or more partners or members for tax purposes will be classified as a partnership for federal income tax purposes.

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership's gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). The Operating Partnership will be structured, operated and maintained so as not to be treated as a "publicly traded partnership." We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership or any other partnership or limited liability company in which we hold an interest will be classified as a partnership that is not taxable as a corporation for federal income tax purposes. If for any reason the Operating Partnership or any other partnership or limited liability company in which we hold an interest were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we might not qualify as a REIT. Further, items of income and deduction of such partnership would not pass through to the partners of the affected entity, and its partners would be treated as stockholders for tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such partnership's taxable income. In addition, any change in the status of a partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

        Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). In addition, when additional interests in a partnership are issued, similar rules apply to cause the existing partners to be charged with, or benefit from, any unrealized gain or unrealized loss at the time the additional interests are issued. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that the Operating Partnership (or other partnerships in which we indirectly own an interest) acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Also, such allocations would need to be made in the case of a contribution that we make to the Operating Partnership of cash proceeds received in offerings of our stock. As a result, the partners of the

Operating Partnership, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would otherwise be the case. Under certain circumstances, this could cause us to recognize, over a period of time, taxable income in excess of cash flow from the Operating Partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by the stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends will not be eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, will be taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to

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  income retained by the us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax),

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  dividends received by us from TRSs or other taxable C corporations, or

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  income in the prior taxable year from any sales of any "built-in gain" property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "Taxation of Silver Bay Realty Trust Corp.—Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on

December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of Silver Bay Realty Trust Corp.—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Our Stock.    In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2012) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Each stockholder should consult its tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, investors should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A "non-U.S. holder" is any person other than:

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  a citizen or resident of the United States,

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  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the district of Columbia,

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  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

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  a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

        The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

        Ordinary Dividends.    The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

        In general, except as described below under "—Capital Gain Dividends," non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

        Non-Dividend Distributions.    Unless (i) our stock constitutes a U.S. real property interest (a "USRPI") or (ii) either the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the U.S. holder will be subject to the same treatment as domestic stockholders with respect to any gain) or the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and satisfies certain other conditions (in which case the non-U.S. holder will be subject to a 30% tax on his or her net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, distributions that we make in excess of the sum of (a) the stockholder's proportionate share of our earnings and profits, and (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits. We expect that our stock will not constitute a USRPI as discussed below under "—Dispositions of Our Stock."

        Capital Gain Dividends.    Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or ("USRPI capital gains"), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of Non-U.S. Stockholders—Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case the non-U.S. holder will incur a 30% tax on his or her net capital gains.

        Notwithstanding the foregoing, a capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "—Taxation of Non-U.S. Stockholders—Ordinary Dividends"), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be "regularly traded" on an established securities exchange following this offering.

        Dispositions of Our Stock.    We expect that we will be a "United States real property holding corporation" ("USRPHC") under FIRPTA because at least 50% of our assets throughout a prescribed testing period will consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. An interest in a USRPHC is generally treated as a USRPI, the disposition of which is subject to United States federal income tax.

        However, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We expect that we will be a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA for this reason. However, no assurance can be given that we will be a domestically controlled qualified investment entity at all times.

        In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder's sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during the five-year period ending on the date of the sale. As stated above, we expect that our common stock will be regularly traded on an established securities market following this offering.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to tax under FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to a 30% tax on the individual's net capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

        Estate Tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

Other Tax Considerations

Withholding Tax Relating to Foreign Accounts

        Withholding taxes may be imposed on certain U.S. source payments made after December 31, 2013 to "foreign financial institutions" and certain other non-U.S. entities and on certain non-U.S. "passthru" payments made, and disposition proceeds of U.S. securities realized after, December 31,

2016. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. Except to the extent otherwise provided in an applicable intergovernmental agreement between the United States and the relevant foreign government, if the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding this legislation.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State and Local Taxes

        We and our subsidiaries may be subject to state or local taxes, including income, property and transfer taxes, in various jurisdictions, including those in which we or they transact business or own property. Our stockholders will generally be subject to income taxes in the jurisdictions in which they reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state or local tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. Any taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state or local income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

General

        The following is a summary of certain considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser that is or invests the assets of an employee benefit plan subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include assets of such plans. The following summary may also be relevant to a prospective purchaser that is not an employee benefit plan subject to Title I of ERISA, but is a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account, which we refer to collectively as an "IRA." This discussion does not address all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders in light of their particular circumstances, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental, church, non-U.S. and other plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to other federal, state, local or non-U.S. law requirements.

        A fiduciary making the decision to invest in shares of our common stock on behalf of a prospective purchaser which is an ERISA plan, a tax qualified retirement plan, an IRA or other employee benefit plan (collectively, a "Plan") is advised to consult its legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and, to the extent not preempted, state law with respect to the purchase, ownership or sale of shares of our common stock by the Plan.

        Plans should also consider the entire discussion under the heading "Federal Income Tax Considerations," as material contained in that section is relevant to any decision by a Plan to purchase our common stock.

Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs

        Each fiduciary of an "ERISA plan," which is an employee benefit plan subject to Title I of ERISA, should carefully consider whether an investment in shares of our common stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require that:

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  an ERISA plan make investments that are prudent and in the best interests of the ERISA plan, its participants and beneficiaries;

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  an ERISA plan make investments that are diversified in order to reduce the risk of large losses, unless it is clearly prudent for the ERISA plan not to do so;

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  an ERISA plan's investments are authorized under ERISA and the terms of the governing documents of the ERISA plan; and

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  the fiduciary not cause the ERISA plan to enter into transactions prohibited under Section 406 of ERISA (and certain corresponding provisions of the Code).

        In determining whether an investment in shares of our common stock is prudent for ERISA purposes, the appropriate fiduciary of an ERISA plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA plan, taking into consideration the risk of loss and opportunity for gain or other return from the investment, the diversification, cash flow and funding requirements of the ERISA plan, and the liquidity and current return of the ERISA plan's portfolio. A fiduciary should also take into account the nature of our business, the length of our operating history and other matters described in the section entitled "Risk Factors." Specifically, before investing in shares of our common stock, any fiduciary should, after considering the ERISA plan's particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The Plan Assets Regulation and Exceptions

        In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets. This is known as the "look-through rule." Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). For example, a prohibited transaction may occur if our assets are deemed to be assets of investing ERISA plans and persons who have certain specified relationships to an ERISA plan ("parties in interest" within the meaning of ERISA, and "disqualified persons" within the meaning of Section 4975 of the Code) deal with these assets. Further, if our assets are deemed to be assets of investing ERISA plans, any person that exercises authority or control with respect to the management or disposition of the assets is an ERISA plan fiduciary.

        ERISA plan assets are not defined in ERISA or the Code, but the U.S. Department of Labor has issued regulations (as modified by Section 3(42) of ERISA, the "Plan Asset Regulation") that outline the circumstances under which an ERISA plan's interest in an entity will be subject to the look-through rule. The Plan Asset Regulation applies to the purchase by an ERISA plan of an "equity interest" in an entity, such as stock of a REIT. However, the Plan Asset Regulation provides an exception to the look-through rule for equity interests that are "publicly offered securities."

        Under the Plan Asset Regulation, a "publicly offered security" is a security that is:

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  freely transferable;

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  part of a class of securities that is widely held; and

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  either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which this security is a part is registered under the Exchange Act within 120 days, or longer if allowed by the SEC, after the end of the fiscal year of the issuer during which this offering of these securities to the public occurred.

        Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Under the Plan Asset Regulation, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of the security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable. The foregoing is not an exhaustive list of factors that ordinarily will not, alone or in combination, affect a finding that such securities are freely transferrable.

        A class of securities is considered "widely held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.

Our Status Under ERISA

        The shares of our common stock offered in this prospectus may meet the criteria of the publicly offered securities exception to the look-through rule. First, the common stock could be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those generally permitted under the Department of Labor regulations, those required under federal tax laws to maintain our status as a REIT, resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to this prospectus and those owned by our officers, directors and other affiliates, and voluntary restrictions agreed to by the selling stockholder regarding volume limitations.

        Second, we expect (although we cannot confirm) that our common stock will be held by 100 or more investors, and we expect that at least 100 or more of these investors will be independent of us and of one another.

        Third, the shares of our common stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the common stock is registered under the Exchange Act.

        In addition, the Plan Asset Regulation provide exceptions to the look-through rule for equity interests in some types of entities, including any entity which qualifies as either a "real estate operating company" or a "venture capital operating company."

        Under the Plan Asset Regulation, a "real estate operating company" is defined as an entity which on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

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  invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities; and

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  which, in the ordinary course of its business, is engaged directly in real estate management or development activities.

        According to those same regulations, a "venture capital operating company" is defined as an entity which on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

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  invested in one or more operating companies with respect to which the entity has management rights; and

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  which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

        We have not endeavored to determine whether we will satisfy the "real estate operating company" or "venture capital operating company" exception and no assurances are provided in this regard.

        If for any reason our assets are deemed to constitute "plan assets" under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. In such circumstances, we, in our sole discretion, may void or undo such prohibited transaction. In addition, if our assets are deemed to be "plan assets" for purposes of ERISA, our management may be considered to be fiduciaries under ERISA.

        Prior to making an investment in the shares offered in this prospectus, prospective employee benefit plan investors (whether or not subject to Title I of ERISA or Section 4975 of the Code) should consult with their legal and other advisors concerning the impact of ERISA and the Code (and, particularly in the case of non-ERISA plans and arrangements, any additional state, local and non-U.S. law considerations), as applicable, and the potential consequences in their specific circumstances of an investment in such shares.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated                    , we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC

Total

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to                    additional shares at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

        The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $            per share. The underwriters and selling group members may allow a discount of $            per share on sales to other broker/dealers. After the initial public offering the representative may change the public offering price and concession and discount to broker/dealers.

        The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$	$	$	$
Expenses payable by us	$	$	$	$

        The underwriters have informed us that they do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the shares of common stock being offered.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC, for a period of 90 days after the date of this prospectus.

        Two Harbors and Provident have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, for a period of 90 days after the date of this prospectus. All of our officers and directors will be subject to a similar lock-up for a period of 180 days.

        We and our Manager have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

        We will apply to list the shares of common stock on the NYSE under the symbol "SBY."

        Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by a negotiation among us and the representative and will not necessarily reflect the market price of our common stock following the offering. The principal factors that will be considered in determining the public offering price included:

  •
  the information presented in this prospectus;

  •
  the history of and prospects for the industry in which we will compete;

  •
  the ability of our management;

  •
  the prospects for our future earnings;

  •
  the present state of our development and current financial condition;

  •
  the recent market prices of, and the demand for, publicly traded shares of generally comparable companies; and

  •
  the general condition of the securities markets at the time of this offering.

        The underwriters have reserved for sale at the initial public offering price up to                    shares of the common stock for employees, directors and other persons associated with us who have expressed an interest in purchasing common stock in the offering. The number of shares available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, lending and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

European Selling Restrictions

European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), an offer to the public of shares of our common stock which are the subject of the offering described in this prospectus may not be made in that relevant member state, except that an offer to the public in that relevant member state of shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that relevant member state:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive;

provided, that no such offer of shares of our common stock shall result in a requirement for the publication by the company or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of shares of our common stock described in this prospectus located in a relevant member state who receives any communication in respect of, or who acquires any shares of our common stock under, the offer contemplated in this prospectus will be deemed to have represented, warranted and agreed to with each underwriter and the company that (a) it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive and (b) in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any relevant member state, other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative has been given to the offer or resale; or (ii) where shares of our common stock have been acquired by it on behalf of persons in any relevant member state other than qualified investors, the offer of such shares of our common stock to it is not treated under the Prospectus Directive as having been made to such persons.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for shares of our common stock, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

United Kingdom

        This prospectus is only being distributed to, and is only directed at, (a) persons who are outside the United Kingdom or (b) persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (Qualified Investors) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the shares of common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of shares are made. Any resale of the shares in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares.

Representations of Purchasers

        By purchasing shares in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  The purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws;

  •
  Where required by law, that the purchaser is purchasing as principal and not as agent;

  •
  The purchaser has reviewed the text above under Resale Restrictions; and

  •
  The purchaser acknowledges and consents to the provision of specified information concerning its purchase of the shares to the regulatory authority that by law is entitled to collect the information.

        Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of the shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. In addition, the description of the U.S. federal income tax consequences contained in the section of the prospectus entitled "U.S. Federal Income Tax Considerations" is based upon the opinion of Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. As to certain matters of Maryland law, Orrick, Herrington & Sutcliffe LLP may rely on the opinion of Ballard Spahr LLP, Baltimore, Maryland.

EXPERTS

        The balance sheet of Silver Bay Realty Trust Corp. as of August 31, 2012, the consolidated financial statements of Two Harbors Property Investment LLC as of September 30, 2012 and for the nine months then ended and the combined statements of revenues and certain operating expenses of the Provident Entities for the years ended December 31, 2011 and 2010 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement on Form S-11, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock we propose to sell in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at http://www.sec.gov.

        As a result of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act, and will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above.

GLOSSARY

        Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this prospectus:

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" means Silver Bay Realty Trust Corp., also referred to herein as "Silver Bay."

        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FHA" means the Fair Housing Act, as amended.

        "FIRPTA" means the Foreign Investment in Real Property Tax Act.

        "Formation Transactions" means the merger and contribution transactions through which Silver Bay expects to acquire, concurrently with this offering, its initial portfolio of single-family properties and certain other assets and liabilities from Two Harbors and the Prior Provident Investors, as described in "Structure and Formation of Our Company—Formation Transactions."

        "GAAP" means generally accepted accounting principles in the United States of America.

        "General Partner" means Silver Bay Management LLC, a wholly owned subsidiary of Silver Bay.

        "GSE" means a government-sponsored enterprise.

        "HUD" means the U.S. Department of Housing and Urban Development.

        "IRA" means collectively, a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account.

        "IRS" means the Internal Revenue Service.

        "Manager" means PRCM Real Estate Advisers LLC, our external manager.

        "Manager's operating subsidiary" means Silver Bay Property Corp., a wholly owned subsidiary of our Manager.

        "MGCL" means the Maryland General Corporation Law.

        "MLS" means multiple listing service.

        "MSA" means Metropolitan Statistical Areas, which is generally defined as one or more adjacent counties or county equivalents that have at least one urban core area of at least a 50,000-person population, plus adjacent territory that has a high degree of social and economic integration with the core as measured by commuting ties.

        "Operating Partnership" means Silver Bay Operating Partnership L.P., a subsidiary of Silver Bay.

        "Partnership Agreement" means the Agreement of Limited Partnership of Silver Bay Operating Partnership L.P.

        "Pine River" means Pine River Capital Management L.P., a private capital management firm, whose affiliate, Pine River Domestic Management, L.P., owns two-thirds of the equity interests in our Manager.

        "Predecessor" means Two Harbors Property.

        "Prior Provident Investors" means the owners of the membership interests of the Provident Entities prior to the Formation Transactions described elsewhere in this prospectus.

        "Provident" means Provident Real Estate Advisors LLC, a private capital management firm that owns one-third of the equity interests in our Manager.

        "Provident Entities" means Provident Residential Real Estate Fund LLC, Resi II LLC, Polar Cactus LLC, Polar Cactus II LLC and Cool Willow LLC, for which Provident Real Estate Advisors LLC serves as managing member.

        "REIT" means real estate investment trust as defined in the Code.

        "REO" means real estate owned and refers to real estate owned by banks, other financial institutions and GSEs that is typically acquired by such entities by foreclosure on outstanding liens.

        "RMBS" means residential mortgage-backed securities.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Silver Bay" means Silver Bay Realty Trust Corp., also referred to herein as the "Company."

        "Special Limited Partner" means, with respect to the Operating Partnership, Silver Bay.

        "Two Harbors" means Two Harbors Investment Corp., a publicly traded REIT [NYSE: TWO], which is externally managed by PRCM Advisers LLC, a wholly owned subsidiary of a Pine River affiliate.

        "Two Harbors Property" means Two Harbors Property Investment LLC, an indirect wholly owned subsidiary of Two Harbors, and its subsidiaries.

        "TRS" means taxable REIT subsidiary.

        "UBTI" means unrelated business taxable income.

        "USRPI" means U.S. real property interest.

INDEX TO FINANCIAL STATEMENTS

Silver Bay Realty Trust Corp.:
Pro Forma Condensed Consolidated Financial Information (unaudited):
Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012	F-3
Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2012 and the year ended December 31, 2011	F-4
Notes to Pro Forma Condensed Consolidated Financial Statements	F-6
Historical Financial Information:
Report of Independent Registered Public Accounting Firm	F-15
Balance Sheet at August 31, 2012	F-16
Notes to Balance Sheet	F-17
Two Harbors Property Investment LLC (Predecessor):
Report of Independent Registered Public Accounting Firm	F-20
Consolidated Balance Sheet at September 30, 2012	F-21
Consolidated Statement of Operations for the nine months ended September 30, 2012	F-22
Consolidated Statement of Changes Members' Equity for the nine months ended September 30, 2012	F-23
Consolidated Statement of Cash Flows for the nine months ended September 30, 2012	F-24
Notes to Consolidated Financial Statements	F-25
Schedule III—Real Estate and Accumulated Depreciation	F-29
Provident Entities:
Report of Independent Auditors	F-31
Combined Statements of Revenues and Certain Operating Expenses for the nine months ended September 30, 2012 and 2011 (unaudited) and for the years ended December 31, 2011 and 2010	F-32
Notes to Combined Statements of Revenues and Certain Operating Expenses	F-33

SILVER BAY REALTY TRUST CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

        We have presented unaudited pro forma condensed consolidated financial information that reflects the historical consolidated operations of Two Harbors Property Investment LLC and its subsidiaries, which we refer to collectively as our Predecessor, and the combined historical operations of the Provident Entities, as adjusted to give pro forma effect to the offering and the Formation Transactions, including purchase accounting adjustments and the application of net proceeds therefrom. We have not presented historical information for Silver Bay Realty Trust Corp. because we have not had any significant corporate activity since our formation.

        The unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with financial statements and related notes of our Predecessor and Provident Entities, which are included elsewhere in this prospectus. This information should also read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

        The unaudited pro forma condensed consolidated balance sheet data at September 30, 2012 reflects the historical information of our Predecessor as of such date, as adjusted to give pro forma effect to the formation transactions, this offering and the application of the net proceeds therefrom as if they had occurred on September 30, 2012. The historical balances of our Predecessor have been reflected at carryover basis because for accounting purposes, the transfer and assignment of our Predecessor's ownership interest in exchange for shares of our cumulative redeemable preferred stock and common stock and this offering are not deemed a business combination and do not result in a change of control. The value our Predecessor's interest holders will receive for their contributions relates to their Predecessor ownership interests only and does not include any value associated with the settlement of any other relationship with our Predecessor. The assets and liabilities of the Provident Entities, however, have been recorded at fair value due to our purchase of a controlling interest. The purchase price allocations have not been finalized and are subject to change based upon recording of actual transaction costs, finalization of working capital adjustments and completion of our analysis of the fair value of tangible and intangible assets of the Provident Entities.

        The unaudited pro forma condensed consolidated statements of operations data for the nine months ended September 30, 2012 and the year ended December 31, 2011 reflect the historical information of our Predecessor and the Provident Entities adjusted to give pro forma effect to the Formation Transactions, this offering and the application of the net proceeds therefrom as if they had occurred on January 1, 2011.

        The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated statements of operations data and the unaudited pro forma condensed consolidated balance sheet data do not purport to represent the results of operations that would have occurred had such transactions been consummated on the dates indicated or the financial position for any future date or period.

SILVER BAY REALTY TRUST CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(amounts in thousands except share amounts)

(unaudited)

	Predecessor	Provident Entities		Pro Forma Adjustments for the Formation Transactions			Pro Forma Before Offering Adjustments		Pro Forma Adjustments for the Offering		Silver Bay Realty Trust Corp. Pro Forma
	(A)	(B)		(C)					(D)
Assets:
Investments in real estate:
Land	$39,377	$			$—			$—	$		$
Building and improvements	151,988				—

	191,365				—
Accumulated depreciation	(458)		—		—

Investments in real estate, net	190,907				—
Cash and cash equivalents	2,785					(1)				(3)
Escrow deposits	33,960		—			(1)
Deferred lease costs, net	—
Goodwill	—
Other assets	625		—

Total assets	$228,277	$		$			$		$		$

Liabilities and Equity:
Liabilities:
Accrued property expenses	$2,526		$—		$—		$		$		$
Other liabilities	1,866		—

Total liabilities	4,392		—
8% Cumulative Redeemable Preferred Stock	—		—			(2)
Equity:
Predecessor equity	223,885		—			(1)
						(2)				(3)
Common Stock	—					(1)				(4)
Non-controlling interests—Common Units	—					(1)				(4)

Total equity	223,885

Total liabilities and equity	$228,277	$		$			$		$		$

The accompanying notes are an integral part of these pro forma financial statements.

SILVER BAY REALTY TRUST CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(amounts in thousands except per share data)

(unaudited)

	Predecessor	Provident Entities	Pro Forma Adjustments		Silver Bay Realty Trust Corp. Pro Forma
	(A)	(B)	(C)
Revenue:
Rental income	$827	$7,351	$—			$8,178
Other income	—	191	—			191

Total revenue	827	7,542				8,369
Expenses:
Property operating and maintenance	776	1,440	—			2,216
Real estate taxes	526	1,274	—			1,800
Home owner's association fees	162	921	—			1,083
Property management fees	64	531		(1)
Depreciation and amortization	475	—		(2)
Advisory management fees	804	—		(1)
General and administrative	296	—		(3)

Total expenses	3,103	4,166

Net income (loss)	$(2,276)	$3,376

Net loss attributable to non-controlling interests—Common Units				(4)

Net loss attributable to controlling interest
Preferred distributions				(5)

Net loss available to common stockholders					$

Earnings per share—basic:
Net loss attributable to common shares				(6)	$

Weighted average common shares outstanding				(6)

Earnings per share—diluted:
Net loss attributable to common shares				(7)	$

Weighted average common shares outstanding				(7)

The accompanying notes are an integral part of these pro forma financial statements.

SILVER BAY REALTY TRUST CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(amounts in thousands except per share data)

(unaudited)

	Predecessor	Provident Entities	Pro Forma Adjustments		Silver Bay Realty Trust Corp. Pro Forma
	(A)	(B)	(C)
Revenue
Rental income	$—	$5,095	$—			$5,095
Other income	—	187	—			187

Total revenue	—	5,282	—			5,282
Expenses
Property operating and maintenance	—	1,767	—			1,767
Real estate taxes	—	883	—			883
Home owner's association fees	—	790	—			790
Property management fees	—	354		(1)
Depreciation and amortization	—	—		(2)
Advisory management fees	—	—		(1)
General and administrative	—	—		(3)

Total expenses	—	3,794

Net income (loss)	$—	$1,488

Net loss attributable to non-controlling interests—Common Units				(4)
Net loss attributable to controlling interest
Preferred distributions				(5)

Net loss available to common stockholders					$

Earnings per share—basic:
Net loss attributable to common shares				(6)	$

Weighted average common shares outstanding				(6)

Earnings per share—diluted:
Net loss attributable to common shares				(7)	$

Weighted average common shares outstanding				(7)		—

The accompanying notes are an integral part of these pro forma financial statements.

SILVER BAY REALTY TRUST CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands except per share data)

(unaudited)

Note 1. Notes to Pro Forma Condensed Consolidated Balance Sheet

        (A)  Reflects the historical consolidated balance sheet of our Predecessor as of September 30, 2012, which is included elsewhere in this registration statement.

        (B)  Reflects the completion of the Formation Transactions to acquire the Provident Entities at the close of this offering as if it had occurred on September 30, 2012:

Cash and cash equivalents(i),(ii)	$—
Accrued property expenses(ii)	—
Common Stock(ii)	—
Common Units(ii),(iii)	—

Total consideration paid(iv)	$—

(i)
Represents the value being paid for the ownership interest of the Provident Entities in the form of either cash ($            ), our common stock (             shares) or common units (      units) of our operating partnership valued at the price of our common stock as of offering date.

(ii)
As outlined in the "Structure and Formation of Our Company" section included elsewhere in this prospectus, at the time of the closing of the Formation Transactions we will have working capital adjustments with the Prior Provident Investors related to the Provident Properties. These amounts can be determined and settled up to 120 days after the completion of closing of the Formation Transactions. Any net settlement due to or from the Prior Provident Investors will be treated as change in basis to the Provident Properties and considered a purchase price adjustment. As of September 30, 2012, we have estimated that the Prior Provident investors will provide sufficient funding ($            in cash) to satisfy all assumed liabilities (primarily $            of accrued real estate taxes) included in the Formation Transactions.

(iii)
Common unit holders will be reflected as non-controlling interests and will have a        % ownership interest in our operating partnership. Common units are convertible into shares of our common stock on a one-for-one basis.

(iv)
As outlined in the "Structure and Formation of Our Company" section included elsewhere in this prospectus, if certain pricing conditions are not met in this offering, we will be required to make additional payments of cash to the Provident Prior Investors as additional consideration in the Formation Transactions. If we are required to make these payments of additional consideration, the advisory management fee owed to our Manager will be reduced by a like amount, thereby eliminating any net impact on our net cash payments. We have determined that the recognition of the payments to the Prior Provident Investors would be recorded as a contingent purchase price adjustment, with an estimated liability recorded as part of the Formation Transactions and trued up as the quarterly payments were made. See Note (C)(1) to the pro forma condensed consolidated statements of operations for a further description of the advisory management fee.

SILVER BAY REALTY TRUST CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands except per share data)

(unaudited)

Note 1. Notes to Pro Forma Condensed Consolidated Balance Sheet (Continued)

        The table below reflects the estimated allocation of the purchase price based upon the fair value of the Provident Properties to be purchased as part of the Formation Transactions:

Land(i)	$—
Building and improvements(i)	$—
Deferred lease costs(i)	$—
Goodwill(i),(ii)	$—
Cash and cash equivalents	$—
Accrued property expenses	$—
Non-controlling interest—Common Units	$—
Common Stock	$—

(i)
The purchase price allocations have been made in accordance with our allocation policies, which are consistent with our Predecessor's. See the footnotes to the consolidated financial statements of our Predecessor for additional information. The fair value of the properties was determined utilizing our internally developed Automated Valuation Model outlined under the caption "Technology" in the "Business and Properties" section included elsewhere in this prospectus. There has been no allocation of fair value for above or below market in-place leases based on the short term nature of the leases and stated rates approximating current rental rates. There are no additional assets or liabilities being fair valued as part of the Formation Transactions.

(ii)
Represents the purchase price paid in excess of the fair value of the individual properties owned by the Provident Entities.

        (C)  Reflects the following adjustments to present certain amounts pursuant to the Formation Transactions as if they occurred as of September 30, 2012:

          (1)   To adjust for the contribution of acquisition cash by our Predecessor to fund certain acquisitions and the settlement of working capital due to/from our Predecessor and the Provident Entities as of September 30, 2012:

Escrow deposits(i)	$—
Other liabilities(ii)	$—
Predecessor equity(i)(ii)	$—

(i)
As outlined in the "Structure and Formation of Our Company" section included elsewhere in this prospectus, our Predecessor will provide acquisition cash to fund property acquisitions and renovations around the time of our Formation Transactions. This adjustment represents the estimated acquisition cash of $          that will be contributed by our Predecessor to fund these property acquisitions and renovations. Any acquisition cash that our Predecessor does not spend prior to the closing of the offering will remain in the entity following our acquisition of it. The acquisition cash has been recorded as additional escrow deposits and as additional Predecessor equity.

SILVER BAY REALTY TRUST CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands except per share data)

(unaudited)

Note 1. Notes to Pro Forma Condensed Consolidated Balance Sheet (Continued)

(ii)
As outlined in the "Structure and Formation of Our Company" section included elsewhere in this prospectus, at the time of the closing of the Formation Transactions we will have working capital adjustments with our Predecessor. These amounts can be determined and settled up to 120 days after the completion of closing of the Formation Transactions. It is currently estimated that there will be a net repayment due our Predecessor which has been reflected as other liability and offset to our Predecessor's equity in the amount of $            . This adjustment represents the estimated working capital adjustments based upon September 30, 2012 balances and operating activity as of that date.

          (2)   Reclassification of our Predecessor's equity into preferred stock and common stock issued to our Predecessor in exchange for their contribution:

Predecessor Equity	$—
8% Cumulative Redeemable Preferred Stock(i)	$—
Common Stock(ii)	$—

(i)
As outlined in the "Description of Capital Stock" section included elsewhere in this prospectus, our 8% Cumulative Redeemable Preferred Stock has a liquidation value of $1,000 and certain redemption features that requires these shares to be reported outside the equity section in the pro forma balance sheet.

(ii)
As outlined in the "Structure and Formation of Our Company" section included elsewhere in this prospectus, if certain pricing conditions are not met in this offering, we will be required to make additional payments of cash to Two Harbors as additional consideration in the Formation Transactions. If we are required to make these payments of additional consideration, the advisory management fee owed to our Manager will be reduced by a like amount, thereby eliminating any net impact on our net cash payments. We have determined that the recognition of the payments to our Predecessor would be recorded as part of the advisory management fees expense since these payments are not subject to a purchase price adjustment. See Note (C)(1) to the pro forma condensed consolidated statements of operations for a further description of the advisory management agreement fees.

SILVER BAY REALTY TRUST CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands except per share data)

(unaudited)

Note 1. Notes to Pro Forma Condensed Consolidated Balance Sheet (Continued)

        (D)  Reflects the following adjustments to present certain amounts pursuant to the offering as if it occurred as of September 30, 2012:

          (3)   To adjust for offering proceeds from the issuance of                        shares of common stock at an assumed the offering price of $            per share (the midpoint of the range set forth on the cover page of this prospectus), net of transaction costs related to this offering (underwriting discount of $            and other offering expenses of $            ):

Cash and cash equivalents	$—
Common Stock	$—

          (4)   Adjustment to reflect the Common Unit holders' proportional ownership interest in our operating partnership of        % after the completion of this offering:

Common Stock	$—
Non-controlling interests—Common Units	$—

Note 2. Notes to Pro Forma Condensed Consolidated Statement of Operations

        (A)  Our Predecessor began formal operations and acquired its first property in 2012, therefore, there are no operations for our Predecessor for the year ended December 31, 2011. The consolidated statement of operations of our Predecessor for the nine months ended September 30, 2012 is included elsewhere in this registration statement.

        (B)  Reflects the combined results of operations of the Provident Entities for the nine months ended September 30, 2012 and for the year ended December 31, 2011, which are included elsewhere in this registration statement.

        (C)  Reflects the following adjustments to present certain amounts pursuant to the Formation Transactions and the offering:

          (1)   To adjust property management fee expense for our Predecessor and the Provident Entities operations to reflect the terms of the new property management agreement and the advisory management fee expense for our Predecessor based upon the new advisory management agreement:

	Nine months ended September 30, 2012	Year ended December 31, 2011
Property management fee expense(i)	$—	$—
Advisory management fee expense(ii)	$—	$—

(i)
As outlined in the "Our Manager and the Management Agreement" section included elsewhere in this prospectus, we will enter into a new property management agreement whereby we will pay costs incurred by our Manager's operating subsidiary. We are currently estimating the annual costs to be passed through to us to be $            . This

SILVER BAY REALTY TRUST CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands except per share data)

(unaudited)

Note 2. Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

  estimate is based on the actual costs incurred by our Manager's operating subsidiary during the month ended September 30, 2012, which were then annualized. We believe the costs incurred in September 2012 are representative of the costs that will be passed onto us on a go forward basis under the new agreement, although these costs may increase as we increase the number of target markets in which we acquire, renovate and manage residential properties.

  The following table represents the estimated annual property management fee pass through costs to be incurred by department:

Acquisitions(1),(2)	$
Property management(1)
Back-office services(1)

Total pass through costs
5% property management fee mark up(3)

Estimated annual property management fee pass through costs	$

(1)
Represents costs directly incurred by our Manager's operating subsidiary. Departmental expenses primarily consist of allocated compensation expense related to performing these functions. Back-office services include compensation expense, administrative, information technology, insurance, accounting, tax and legal fees and other back-office services.

(2)
A portion of future acquisition department costs will be capitalized related to the successful acquisition of properties not subject an existing lease based on actual time and costs incurred in that effort.

(3)
Represents the 5% management mark-up fee on certain costs and expenses incurred in the operation of our Manager's operating subsidiary's business that are to be reimbursed by us. This fee is a reduction of our Manager's advisory management fee described in adjustment (ii) below.

In certain of our target markets, our Manager's operating subsidiary has engaged local third-party management companies to provide acquisition, leasing and property management services. The fees for these services vary by market but are based upon successful acquisition and leasing services per property and, in some cases, 6% to 9% of gross rental income for property management services. Our Manager's operating subsidiary plans to pass these costs on to us with no additional mark-up.

This adjustment reflects what the total property management fee expense that would have been incurred under the new agreement based upon the estimated annual property management fees pass through costs.

SILVER BAY REALTY TRUST CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands except per share data)

(unaudited)

Note 2. Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

(ii)
As outlined in the "Our Manager and the Management Agreement" section included elsewhere in this prospectus, we will enter into a new advisory management agreement with our Manager based upon an annual fee of 1.5% of our fully diluted market capitalization, less the 5% property management fee mark-up. This adjustment reflects the total advisory management fee expense that would have been incurred under the new agreement. We have used the liquidation value as our estimate of the current value of our 8% cumulative redeemable preferred stock, and the offering price as our estimate of the current fair value of our common stock. We have assumed that the shares sold in this offering, the shares issued to our Predecessor and the Prior Provident Investors and the common units issued to the Prior Provident Investors (converted on a one-for-one basis into our common stock) issued in connection with the Formation Transactions, totaling        shares, were outstanding to calculate our fully diluted market capitalization.

We will also reimburse our Manager for all expenses incurred on our behalf and otherwise in the operation of its business, including our allocable share of the compensation expense and back-office services. We are currently estimating the annual expenses to be passed through to us to be $        . This estimate is based on the actual costs incurred by our Manager and Pine River during the month ended September 30, 2012, which were then annualized. We believe the costs incurred in September 2012 are representative of the expenses that will be passed onto us on a go forward basis under the new agreement, although these costs may increase as we increase the number of target markets in which we acquire, renovate and manage residential properties. The following table represents a summary of the estimated annual advisory management expense reimbursement to be incurred:

Compensation of our named executive officers (excluding CEO)(1)	$
Compensation of other personnel employed by Pine River or our Manager(1)
Back-office services(2)

Estimated annual advisory fee expense reimbursement	$

(1)
Compensation expenses include actual compensation paid and an estimate of other benefits provided.

(2)
Back-office services represent certain allocated costs from our Pine River and our Manager and include in-house legal, tax, accounting, consulting, auditing, administrative, information technology, computer programming and development and other back-office services.

SILVER BAY REALTY TRUST CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands except per share data)

(unaudited)

Note 2. Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

  The following table represents the estimated annual advisory management fee to be incurred:

Estimated annual advisory fee	$
Estimated annual advisory fee expense reimbursement
Less: 5% property management fee mark-up (described in (i) above)

Estimated annual advisory fee	$

  As outlined in the "Structure and Formation of Our Company" section included elsewhere in this prospectus, if certain pricing conditions are not met in this offering, we will be required to make additional payments of cash to Two Harbors and the Provident Prior Investors as additional consideration in the Formation Transactions. If we are required to make these payments of additional consideration, the advisory management fee owed to our Manager will be reduced by a like amount, thereby eliminating any net impact on our net cash payments. However, we have determined that the full recognition of advisory management fees expense would still need to be recorded. As noted in Note (B)(iv) to the pro forma condensed consolidated balance sheet on page F-6, the portion of the payments that would be made to the Prior Provident Investors should be recorded as a contingent purchase price adjustment. Since these payments would be funded by our Manager through the forgiveness of their advisory management fees, we have determined the recognition of this portion of the advisory management fee would be recorded through the recognition of additional stockholders' equity. As noted in Note (C)(2) to the pro forma condensed consolidated balance sheet on page F-8, the portion of the payments that would be made to our Predecessor should be included as part of the advisory management fee expenses.

          (2) To adjust depreciation and amortization expense related to the acquisition of the Provident Entities.

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Building and improvements(i)	$—	$—
Deferred lease costs(i)	—

Depreciation and amortization expense	$—	$—

(i)
Depreciation and amortization expense was determined in accordance with our estimated useful lives, which are consistent with our Predecessor. See the footnotes to the consolidated financial statements of our Predecessor for additional information. Deferred leasing costs are amortized over the lease life, which is generally 12 months. The average remaining lease life for the Provident Entities is less than 12 months, therefore the

SILVER BAY REALTY TRUST CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands except per share data)

(unaudited)

Note 2. Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

  allocated deferred lease costs have been assumed to have been fully amortized in the year ended December 31, 2011.

          (3)   To adjust for additional general & administrative expenses to be incurred operating as a public company:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
General and administrative(i)	$—	$—
Stock based compensation—time-based awards(ii)	—	—

General and administrative expense	$—	$—

(i)
As outlined in the "Management" section of this prospectus, we will incur additional costs for our board of directors. This adjustment represents the effect for the estimated annual costs of these fees totaling $            . We expect to incur other costs as a public company which could include, but not limited to, directors and officers insurance, accounting, tax and legal fees. We currently estimate that the additional annual expense to be recognized for these costs to be $            , which have not been included in this pro forma adjustment.

(ii)
As outlined in the "Management" section of this prospectus,         shares of restricted stock will be issued under an Equity Incentive Plan that will be adopted to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel. The amounts reflected in this adjustment are the assumed annual time vesting costs associated with the restricted shares issued in connection with this offering.

          (4)   To allocate net loss attributable to non-controlling interests Common Units based upon their proportional ownership interest in our operating partnership of       % after the completion of this offering:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Net loss attributable to non-controlling interests—Common Units	$—	$—

          (5)   To adjust for annual dividends paid on our 8% Cumulative Redeemable Preferred Stock:

Preferred distributions	$—	$—

          (6)   Represents net loss available to common stockholders divided by the commons shares outstanding after the completion of the offering of            shares.

SILVER BAY REALTY TRUST CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands except per share data)

(unaudited)

Note 2. Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

          (7)   Represents net loss available to common stockholders adjusted for the effect of dilutive securities, divided by the common shares outstanding after the completion of the offering, adjusted for dilutive securities as follows:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Net loss available to common stockholders	$—	$—
Net loss attributable to non-controlling interests—Common Units	—	—

Numerator for diluted net loss per share	$—	$—

Common shares outstanding after the completion of the offering
Effect of dilutive securities:
Conversion of Common Units(i)
Long-term incentive compensation shares

Denominator for diluted net loss per share	—	—

(i)
Common Units are convertible into shares of our common stock on a one-for-one basis.

Report of Independent Registered Public Accounting Firm

The Management of Pine River Capital Management L.P.:

        We have audited the accompanying balance sheet of Silver Bay Realty Trust Corp. (the Company), as of August 31, 2012. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Silver Bay Realty Trust Corp. at August 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Minneapolis, Minnesota

September 10, 2012

SILVER BAY REALTY TRUST CORP.

BALANCE SHEET

AUGUST 31, 2012

(amounts in thousands, except share data)

Assets:
Cash	$1

Total assets	$1

Stockholder's Equity:
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	$—
Additional paid in capital	1

Total stockholder's equity	$1

The accompanying notes are an integral part of these financial statements.

SILVER BAY REALTY TRUST CORP.

NOTES TO THE BALANCE SHEET

Note 1. Organization and Operations

        Silver Bay Realty Trust Corp., or the Company, is a newly formed Maryland corporation that intends to focus primarily on the acquisition, renovation, leasing and management of single-family residential properties for investment and to generate rental income. The Company was organized in Maryland on June 29, 2012. Under its Articles of Incorporation, the Company is authorized to issue up to 1,000 shares of common stock. The Company was initially capitalized by issuing 1,000 shares of common stock to PRCM Real Estate Advisers LLC, the Company's external manager, for a par value of $0.01 per share on August 27, 2012. The Company has had no other operations since its formation.

        The Company is in the process of preparing for an initial public offering, or the Offering, pursuant to which it proposes to issue common stock to the public. The Company intends to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed initial public offering of common stock. Concurrently with this offering, the Company will complete formation transactions pursuant to which the Company will acquire through Silver Bay Operating Partnership L.P., or the Operating Partnership, a Delaware limited partnership of which the Company's wholly owned subsidiary will be the sole general partner, certain residential real estate assets in exchange for shares of the Company's common stock, common units in the Operating Partnership and/or cash.

        Following the completion of the offering and formation transactions, substantially all of the Company's assets will be held by, and operations will be conducted through the Operating Partnership. The Company will be externally managed by PRCM Real Estate Advisers LLC.

        The Company intends to elect and qualify to be taxed as a REIT for U.S. income tax purposes, commencing with the Company's taxable year ending December 31, 2012. The Company generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Accordingly the financial statements do not reflect any provisions for income taxes.

Note 2. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

        The accompanying balance sheet has been prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

Use of Estimates

        The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that may affect the amounts reported in the balance sheet and related notes. Actual results could differ from these estimates.

Summary of Significant Accounting Policies

Investment in Real Estate

        Property acquired not subject to an existing lease is recorded at the purchase price, including acquisition costs, allocated between land and building based upon their fair values at the date of acquisition. Property acquired with an existing lease is recorded at fair value (approximated by the purchase price), allocated to land, building and the existing lease based upon their fair values at the

SILVER BAY REALTY TRUST CORP.

NOTES TO THE BALANCE SHEET (Continued)

Note 2. Basis of Presentation and Significant Accounting Policies (Continued)

date of acquisition, with acquisition costs expensed as incurred. Fair value is determined under the guidance of ASC 820, Fair Value Measurements and Disclosures, primarily based on unobservable market data inputs, which are categorized as Level 3 valuations. In making estimates of fair values for purposes of allocating purchase price, the Company utilizes its own market knowledge and published market data. The Company is currently utilizing information obtained from county tax assessment records to develop regional averages to allocate the fair value of land and building. The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the property at the date of acquisition, based upon the Company's current leasing activity. Building depreciation is computed on the straight-line basis over the estimated useful lives of the assets. The Company will generally use a 27.5-year estimated life with no salvage value. The Company will consider the value of acquired in-place leases in the allocation of purchase price and the amortization period reflects the average remaining term of each respective in-place acquired lease.

        The lease periods will generally be short term in nature (one or two years) and reflect market rental rates. Any difference between fair value and cost will be recorded in the income statement.

        The Company will incur costs to prepare its acquired properties to be rented. These costs will be capitalized and allocated to building costs. Costs incurred by the Company to lease the properties will be capitalized and amortized over the life of the lease.

        The Company will evaluate its long-lived assets for impairment periodically or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. If an impairment indicator exists, the Company will compare the expected future undiscounted cash flows against the carrying amount of an asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, the Company will record an impairment loss for the difference between the estimated fair value and the carrying amount of the asset.

        Expenditures for ordinary maintenance and repairs will be expensed to operations as incurred and expenditures for significant renovations that improve the asset and extend the useful life of the asset will be capitalized and depreciated over their estimated useful life.

Cash and Cash Equivalents

        The Company considers all demand deposits, money market accounts and investments in certificates of deposit purchased with a maturity of three months or less at the date of purchase to be cash equivalents.

Revenue Recognition

        Rental income attributable to residential leases will be recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned. Leases entered into between tenants and the Company for the rental of property units will generally be year-to-year, renewable upon consent of both parties on an annual or monthly basis.

Note 3. Related Party Transactions

        The Company will be externally managed by PRCM Real Estate Advisers LLC, or the Manager. Upon closing of the offering, the Company will enter into a Management Agreement with the Manager, pursuant to which the Manager will be responsible for providing all of the management and

SILVER BAY REALTY TRUST CORP.

NOTES TO THE BALANCE SHEET (Continued)

Note 3. Related Party Transactions (Continued)

operational services required to conduct the Company's business affairs. The Manager will remain at all times subject to the supervision of the Company's board of directors. The Company has no officers or employees, but rather will depend on the Manager and Silver Bay Property Corp., the Manager's subsidiary, to provide all personnel necessary to conduct the Company's affairs. Under the Management Agreement, the Company will be required to pay the Manager an advisory management fee based on the Company's fully diluted market capitalization, as defined by the agreement.

Note 4. Offering Costs

        In connection with the Offering, affiliates of the Company have or will incur legal, accounting, and related costs, which will be reimbursed by the Operating Partnership upon the consummation of the Offering. Such costs will be deducted from the proceeds of this offering.

Note 5. Subsequent Events

        Events subsequent to August 31, 2012 were evaluated through the date these financial statements were issued and no additional events were identified requiring further disclosure in these financial statements.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Member of Two Harbors Property Investment LLC:

        We have audited the accompanying consolidated balance sheet of Two Harbors Property Investment LLC, (the Company) as of September 30, 2012, and the related consolidated statements of operations, change in member's equity and cash flows for the nine months then ended. Our audit also included the financial statement schedule listed in the accompanying index to the financial statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Two Harbors Property Investment LLC at September 30, 2012 and the consolidated results of its operations and its cash flows for the nine months then ended in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Ernst & Young LLP
Minneapolis, Minnesota

November 9, 2012

TWO HARBORS PROPERTY INVESTMENT LLC

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

(amounts in thousands)

ASSETS
Investments in real estate
Land	$39,377
Buildings and improvements	151,988

191,365
Accumulated depreciation	(458)

Net investment in real estate	190,907
Cash and cash equivalents	2,785
Escrow deposits	33,960
Other assets	625

Total Assets	$228,277

LIABILITIES AND MEMBER'S EQUITY
Liabilities
Accrued property expenses	$2,526
Tenant prepaid rent and security deposits	584
Amounts due to Parent	1,282

Total liabilities	4,392
Member's Equity
Member's interest	226,250
Cumulative deficit	(2,365)

Total member's equity	223,885

Total Liabilities and Member's Equity	$228,277

The accompanying notes are an integral part of these consolidated financial statements.

TWO HARBORS PROPERTY INVESTMENT LLC

CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(amounts in thousands)

Revenue:
Rental income	$827

Total revenue	827
Expenses:
Direct property expenses
Property operating and maintenance	776
Real estate taxes	526
Home owner's association fees	162
Property management fees	64
Depreciation and amortization	475
Allocated expenses from Parent:
Advisory management fee	804
General and administrative	296

Total expenses	3,103

Net loss	$(2,276)

The accompanying notes are an integral part of these consolidated financial statements.

TWO HARBORS PROPERTY INVESTMENT LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2012

(amounts in thousands)

Total Equity
Balance, December 31, 2011	$161
Capital contributions from Parent	226,000
Net loss	(2,276)

Balance, September 30, 2012	$223,885

The accompanying notes are an integral part of these consolidated financial statements.

TWO HARBORS PROPERTY INVESTMENT LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(amounts in thousands)

Cash Flows From Operating Activities:
Net loss	$(2,276)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	475
Net change in assets and liabilities:
Increase in other assets	(642)
Increase in accrued property expenses	2,526
Increase in tenant prepaid rent and security deposits	584
Increase in due to Parent	1,193

Net cash provided by operating activities	1,860

Cash Flows From Investing Activities:
Purchase of investments in real estate	(178,775)
Costs for initial property renovation	(12,590)
Increase in escrow deposits	(33,960)

Cash used in investing activities	(225,325)

Cash Flows From Financing Activities:
Proceeds from capital contributions from Parent	226,000

Cash provided by financing activities	226,000

Net increase in cash and cash equivalents	2,535
Cash and cash equivalents at beginning of period	250

Cash and cash equivalents at end of period	$2,785

The accompanying notes are an integral part of these consolidated financial statements.

TWO HARBORS PROPERTY INVESTMENT LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

Note 1. Organization and Operations

        Two Harbors Property Investment LLC, or the Company, is a Delaware limited liability company formed on September 23, 2011 focused on acquiring residential real properties, consisting of single-family homes, in certain metropolitan areas across the United States. The Company intends to hold the properties for investment and rent them for income. The Company is a wholly owned subsidiary of Two Harbors Operating Company LLC which is a wholly owned subsidiary of Two Harbors Investment Corp., or Two Harbors or Parent.

        Two Harbors Investment Corp. has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. As long as Two Harbors continues to comply with a number of requirements under federal tax law and maintains its qualification as a REIT, it generally will not be subject to U.S. federal income taxes to the extent that the Company distributes its taxable income to its stockholders on an annual basis and does not engage in prohibited transactions. Accordingly the financial statements do not reflect any provision for income taxes. Two Harbors is externally managed and advised by PRCM Advisers LLC, a subsidiary of Pine River Capital Management L.P., or PRCM, an affiliated global multi-strategy asset management firm.

        The Company received an initial capital contribution of $250 and incurred organizational costs of $89 in 2011. The Company began formal operations in 2012 by acquiring residential real properties in Arizona, California, Florida, Georgia and Nevada and converting them to rental properties. As of September 30, 2012, the Company has acquired 1,667 properties which have all been financed through capital contributions. The properties have been purchased primarily through foreclosure auctions. Prior to acquisition, the properties were generally owned by their primary residents and were not rental properties.

Note 2. Basis of Presentation and Significant Accounting Policies

Consolidation and Basis of Presentation

        The accompanying consolidated financial statements include the accounts of all subsidiaries; intercompany accounts and transactions have been eliminated. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles, or GAAP.

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. The Company's estimates are inherently subjective in nature and actual results could differ from its estimates and the differences may be material.

Summary of Significant Accounting Policies

Investment in Real Estate

        Property acquired not subject to an existing lease is recorded at purchase price, including acquisition costs, allocated between land and building based upon their fair values at the date of acquisition. Property acquired with an existing lease is recorded at fair value (approximated by the purchase price), allocated to land, building and the existing lease based upon their fair values at the

TWO HARBORS PROPERTY INVESTMENT LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands)

Note 2. Basis of Presentation and Significant Accounting Policies (Continued)

date of acquisition, with acquisition costs expensed as incurred. Fair value is determined under the guidance of ASC 820, Fair Value Measurements and Disclosures, primarily based on unobservable market data inputs, which are categorized as Level 3 valuations. In making estimates of fair values for purposes of allocating purchase price, the Company utilizes its own market knowledge and published market data. The Company is currently utilizing information obtained from county tax assessment records to develop regional averages to assist in the determination of the fair value of land and building. The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the property at the date of acquisition, based upon our current leasing activity. Building depreciation is computed on the straight-line basis over the estimated useful lives of the assets. The Company generally uses a 27.5-year estimated life with no salvage value. The Company considers the value of acquired in-place leases in the allocation of purchase price and the amortization period reflects the average remaining term of each respective in-place acquired lease. The lease periods are generally short term in nature (one or two years) and reflect market rental rates. Any difference between fair value and cost is recorded in the income statement.

        The Company incurs costs to prepare its acquired properties to be rented. These costs are capitalized and allocated to building costs. Costs incurred by the Company to lease the properties are capitalized and amortized over the life of the lease (included in other assets).

        The Company evaluates its long-lived assets for impairment periodically or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. If an impairment indicator exists, the Company compares the expected future undiscounted cash flows against the carrying amount of an asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, the Company would record an impairment loss for the difference between the estimated fair value and the carrying amount of the asset.

        Expenditures for ordinary maintenance and repairs are expensed to operations as incurred and expenditures for significant renovations that improve the asset and extend the useful life of the asset are capitalized and depreciated over their estimated useful life.

Cash and Cash Equivalents

        The Company considers all demand deposits, money market accounts and investments in certificates of deposit purchased with a maturity of three months or less at the date of purchase to be cash equivalents.

        The Company maintains its cash and cash equivalents and escrow deposits at financial institutions. The combined account balances at one or more institutions typically exceed the Federal Depository Insurance Corporation ("FDIC") insurance coverage, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions' non-performance.

TWO HARBORS PROPERTY INVESTMENT LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands)

Note 2. Basis of Presentation and Significant Accounting Policies (Continued)

Escrow Deposits

        Escrow deposits include refundable and non-refundable cash on deposit with property acquisition managers for property purchases, renovation costs, and earnest money deposits and non-refundable cash on deposit for tenant security deposits.

Revenue Recognition

        Rental income attributable to residential leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned. Leases entered into between residents and the Company for the rental of property units are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis.

Note 3. Related Party Transactions

        The Company is allocated certain advisory expenses from Two Harbors that relate to the operations of the Company. The Company incurred $804 as an advisory management fee to Two Harbors for the nine months ended September 30, 2012, which represents approximately 1.5% of member's equity on an annualized basis. This fee is based upon the same fee structure incurred by Two Harbors for services provided by PRCM. In addition, the Company is allocated certain direct general and administrative expenses (primarily professional fees and travel costs) paid by Two Harbors to external vendors. For the nine months ended September 30, 2012, the Company was allocated $285 in direct expenses and $214 in prepaid assets for property insurance of which $76 has been expensed and included in property operating and maintenance expense. Amounts due to Parent represent a non-interest bearing liability to Two Harbors that is payable upon demand and is generally settled on a periodic basis. As of September 30, 2012, amounts due Parent totaled $1,282 for allocated expenses.

        On February 3, 2012, the Company entered into Acquisition Services and Property Management Agreements with PRCM Real Estate Advisers LLC (f/k/a Silver Bay Property Management LLC), or Silver Bay Property. Silver Bay Property is a joint venture between Provident Real Estate Advisors LLC and an affiliate of PRCM Advisers and PRCM. Under these agreements, Silver Bay Property will assist the Company in identifying and acquiring a portfolio of residential real properties, will operate, maintain, repair, manage and lease the residential properties and collect rental income for the benefit of the Company. Pursuant to these agreements, the Company is obligated to pay Silver Bay Property for these various services as follows: acquisition services, leasing services per property and 6% of gross rental income for property management services plus an annual maintenance fee per rented property. For the nine months ended September 30, 2012, the Company incurred $2,583 in acquisition fees which were capitalized as part of the property acquisition cost, $127 for leasing services, which have been capitalized and are being amortized over the life of the leases (included in other assets, net of accumulated amortization) and $41 in property management, which is included in property management fees. As of September 30, 2012, the Company owes $454 for these services, which is included in accrued property expenses.

TWO HARBORS PROPERTY INVESTMENT LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(dollars in thousands)

Note 4. Commitments and Contingencies

Homeowners' Association Fees

        Certain of the Company's properties are located in communities that are subject to homeowners' association fees. The fees are generally billed monthly and subject to annual adjustments. The fees cover the costs of maintaining common areas and are generally paid for by the Company.

Escrow deposits

        Escrow deposits include non-refundable cash on deposit for the purchase of properties for an aggregate amount of $557. However, not all of these properties are certain to be acquired as properties may fall out of escrow through the closing process for various reasons. Escrow deposits also include non-refundable cash on deposit for tenant security deposits totaling $479.

Legal

        From time to time, the Company is subject to potential liability under various claims and legal actions arising in the ordinary course of business. Liabilities are established for legal claims when payments associated with the claims become probable and the costs can be reasonably estimated. The actual costs of resolving legal claims may be substantially higher or lower than the amounts established for those claims. Based on information currently available, management is not aware of any legal claims that would have a material effect on the Company's consolidated financial statements and therefore no accrual is required at September 30, 2012.

Note 5. Subsequent Events

        Events subsequent to September 30, 2012 were evaluated through the date the financial statements were issued. No additional events were identified requiring further disclosure in these consolidated financial statements.

TWO HARBORS PROPERTY INVESTMENT LLC

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

AS OF SEPTEMBER 30, 2012

(dollar amounts in thousands)

Location			Initial Cost to Company(1)		Costs Capitalized (Improvements)		Gross Amounts Carried at Close of Period September 30, 2012
County	State	Number of Properties	Land	Depreciable Property	Land	Depreciable Property	Land	Depreciable Property	Total	Accumulated Depreciation(2)	Date of Acquisition
Barrow	GA	1	$12	$42	$—	$27	$12	$69	$81	$—	2012
Cabarrus	NC	2	67	226	—	2	67	228	295	—	2012
Cherokee	GA	33	776	2,658	—	359	776	3,017	3,793	(19)	2012
Clark	NV	126	2,263	12,135	—	899	2,263	13,034	15,297	(38)	2012
Clayton	GA	3	31	109	—	38	31	147	178	(2)	2012
Cobb	GA	67	1,489	5,109	—	749	1,489	5,858	7,347	(33)	2012
Colton	CA	1	28	81	—	—	28	81	109	—	2012
Contra Costa	CA	63	2,841	8,220	—	344	2,841	8,564	11,405	(15)	2012
Dekalb	GA	22	273	959	—	233	273	1,192	1,465	(3)	2012
Douglas	GA	22	395	1,371	—	158	395	1,529	1,924	(5)	2012
Fayette	GA	1	32	107	—	1	32	108	140	—	2012
Forsyth	GA	19	569	1,942	—	252	569	2,194	2,763	(15)	2012
Fulton	GA	52	1,040	3,597	—	503	1,040	4,100	5,140	(11)	2012
Gwinette	GA	93	1,859	6,404	—	1,360	1,859	7,764	9,623	(50)	2012
Hall	GA	1	22	75	—	2	22	77	99	(1)	2012
Henry	GA	31	727	2,501	—	44	727	2,545	3,272	(1)	2012
Hillsborough	FL	174	4,216	13,730	—	943	4,216	14,673	18,889	(11)	2012
Manatee	FL	15	331	1,109	—	18	331	1,127	1,458	—	2012
Maricopa	AZ	360	8,312	33,953	—	2,592	8,312	36,545	44,857	(145)	2012
Mecklenburg	GA	9	200	694	—	10	200	704	904	—	2012
Napa	GA	1	42	121	—	20	42	141	183	—	2012
Newton	GA	3	45	160	—	53	45	213	258	(1)	2012
Orange	FL	24	584	1,935	—	239	584	2,174	2,758	(4)	2012
Pasco	FL	51	1,065	3,570	—	415	1,065	3,985	5,050	(6)	2012
Paulding	GA	4	43	154	—	57	43	211	254	—	2012
Pima	AZ	150	1,869	7,636	—	1,375	1,869	9,011	10,880	(51)	2012
Pinellas	FL	52	1,173	3,918	—	194	1,173	4,112	5,285	—	2012
Riverside	CA	81	2,370	6,894	—	145	2,370	7,039	9,409	(3)	2012
Rockdale	GA	5	50	179	—	77	50	256	306	(2)	2012
San Bernardino	CA	45	1,426	4,155	—	155	1,426	4,310	5,736	(4)	2012
Sarasota	FL	42	873	2,925	—	209	873	3,134	4,007	(1)	2012
Seminole	FL	10	260	847	—	82	260	929	1,189	(1)	2012
Solano	CA	103	4,080	11,835	—	1,023	4,080	12,858	16,938	(36)	2012
Walton	GA	1	14	47	—	12	14	59	73	—	2012

Total		1667	$39,377	$139,398	$—	$12,590	$39,377	$151,988	$191,365	$(458)

(1)
All properties acquired to date for cash and no debt has been incurred.

(2)
Except for amounts attributed to land, real estate related assets are depreciated over their estimated useful lives of 27.5 years using the straight-line method.

TWO HARBORS PROPERTY INVESTMENT LLC

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

AS OF SEPTEMBER 30, 2012

(dollar amounts in thousands)

        A summary of activity for real estate and accumulated depreciation for the nine-month period ended September 30, 2012 is as follows:

        Investments in Real Estate (includes the following balance sheet line items: land and buildings):

Balance as of January 1, 2012	$—
Acquisitions	178,775
Improvements	12,590

Balance as of September 30, 2012	$191,365

        Accumulated depreciation (includes balance sheet line items under investments in real estate):

Balance as of January 1, 2012	$—
Depreciation expense	(458)

Balance as of September 30, 2012	$(458)

Report of Independent Auditors

The Management of Pine River Capital Management L.P.:

        We have audited the accompanying combined statements of revenues and certain operating expenses of the Provident Entities (as defined in Note 1) for the years ended December 31, 2011 and 2010. These financial statements are the responsibility of the management of the Provident Entities. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Provident Entities' internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-11 of Silver Bay Realty Trust Corp. as described in Note 1, and are not intended to be a complete presentation of the Provident Entities' revenues and expenses.

        In our opinion, the financial statements referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses, as described in Note 1, of the Provident Entities for the years ended December 31, 2011 and 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Minneapolis, Minnesota

September 10, 2012

PROVIDENT ENTITIES

COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

(amounts in thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010
	(unaudited)
Revenues:
Rental income	$7,351	$3,404	$5,095	$1,739
Other income	191	130	187	138

Total revenue	7,542	3,534	5,282	1,877
Operating Expenses:
Property operating and maintenance	1,440	654	1,767	417
Real estate taxes	1,274	568	883	264
Home owner's association fees	921	479	790	272
Property management fees	531	229	354	120

Total expenses	4,166	1,930	3,794	1,073

Revenues in excess of certain operating expenses	$3,376	$1,604	$1,488	$804

The accompanying notes are an integral part of these combined financial statements.

PROVIDENT ENTITIES

NOTES TO THE COMBINED STATEMENTS OF REVENUES
AND CERTAIN OPERATING EXPENSES

Note 1. General Information

        Silver Bay Realty Trust Corp. ("the Company") anticipates entering a merger agreement or contribution agreement with the members of five limited liability companies (the "Provident Entities") managed by Provident Real Estate Advisors LLC ("Provident"). The Provident Entities own and operate single-family home rental properties located in the southeastern and southwestern United States, whereby the members of the five LLCs have the option to either: (i) contribute their ownership interests in exchange for ownership units in the Company's newly formed operating partnership, (ii) exchange their ownership interests for shares of the Company or (iii) exchange their ownership interests for cash.

        The accompanying combined statements include the revenues and certain operating expenses of single-family home rental operations of the Provident Entities. The homes have been purchased primarily through foreclosure auctions. Prior to acquisition, the homes were generally owned by their primary residents and were not rental properties. Provident began acquiring the homes in 2009, acquired its last home in March, 2012 (57 homes owned at January 1, 2010, 292 homes owned at January 1, 2011, 743 homes owned at January 1, 2012) and owns a total of 881 homes. All utilities and certain general maintenance costs (primarily yard maintenance) are the responsibility of the tenant. The accompanying combined statements of revenues and certain operating expenses include the operations of the homes during the period in which they were owned and had rental operations. The Provident Entities are not a legal entity, but rather a combination of limited liability companies under common control and management of Provident.

        The accompanying combined statements of revenues and certain operating expenses have been prepared on the accrual basis of accounting for the purpose of complying with Rule 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission (the "Commission") for inclusion on Form S-11 of the Company. Accordingly, certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded. The combined statements of revenues and certain operating expenses exclude the following items that are not comparable to the proposed future operations of the acquired properties: depreciation and amortization and other overhead costs not directly related to the future operations of the Company. The accompanying combined statements of revenues and certain operating for the nine months ended September 30, 2012 and 2011 are unaudited. In the opinion of management, all normal and recurring adjustments necessary to present fairly the revenues and certain operating expenses of the Provident Entities for the unaudited periods presented have been made. The results for the nine months ended September 30, 2012 should not be construed as indicative of the results to be expected for the full year.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

PROVIDENT ENTITIES

NOTES TO THE COMBINED STATEMENTS OF REVENUES
AND CERTAIN OPERATING EXPENSES (Continued)

Note 2. Summary of Significant Accounting Policies (Continued)

Revenue Recognition

        Rental income attributable to leases is recorded when earned from residents. Leases entered into by tenants are primarily one year and are renewable by mutual agreement of the Provident Entities and residents. Rent received in advance is deferred and recognized in income when earned.

Repair and Maintenance

        The initial costs to make a home ready for rental are capitalized. Once a home is made rent ready, ongoing expenditures for repairs and maintenance are expensed as incurred.

Note 3. Property Management Fees

        From inception until the transition to Silver Bay (described below), the Provident Entities' rental operations were managed by local property management companies who were compensated according to the individually negotiated management and leasing agreements. The management fees were based upon a combination of percentage of gross collected rent and/or a minimum flat fee per home. The management fees as a percentage of gross collected rent ranged from 0% to 7% and the minimum flat fee per home ranged from $0 to $60 per month. The leasing fees ranged from $500 to $600 for each new tenant and from $50 to $500 for each lease renewal.

        Beginning in March 2012, management of the Provident Entities began a transition to Silver Bay Property Corp. (Silver Bay), an affiliate through common ownership. Silver Bay provides property management, maintenance and leasing services and is compensated based upon the Property Management Agreements established with each of the five LLCs. The management fee is the greater of 6% of gross collected rent or $50 per home per month. During the nine months ended September 30, 2012, Silver Bay earned approximately $150 from the Provident Entities, all of which is included in property management fees expense within the combined statement.

Note 4. Subsequent Events

        Events subsequent to September 30, 2012 were evaluated through the date these financial statements were issued and no additional events were identified requiring further disclosure in these combined financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except for the SEC registration fee are estimated.

SEC registration fee		$32,948
Financial Industry Regulatory Authority, Inc. filing fee		43,625
Exchange/market listing fee		*
Legal fees and expenses (including blue sky fees)		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$

*
To be filed by amendment.

Item 32.    Sales to Special Parties.

        On August 27, 2012, in connection with our formation, we issued 1,000 shares of our common stock to PRCM Real Estate Advisers LLC, our Manager, for total consideration of $1,000 in cash in order to provide for our initial capitalization. We will repurchase these shares at cost upon completion of this offering.

Item 33.    Recent Sales of Unregistered Securities.

        On August 27, 2012, in connection with our formation, we issued 1,000 shares of our common stock to PRCM Real Estate Advisers LLC, our Manager, for total consideration of $1,000 in cash in order to provide for our initial capitalization. Such issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) thereof.

        In connection with the Formation Transactions, we will issue an aggregate of            shares of common stock and            common units in the Operating Partnership with an aggregate value of $            , based on the midpoint of the price range set forth on the front cover of the prospectus that forms a part of this registration statement, to affiliates of Two Harbors and Provident that are transferring interests to us in the entities that own our properties and other assets prior to the Formation Transactions in consideration of such transfer. In addition, we will issue to Two Harbors $1 million aggregate liquidation preference of our cumulative redeemable preferred stock in connection with the Formation Transactions. Each such person had a substantive, pre-existing relationship with us. The issuance of such shares and common units will be effected in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act.

Item 34.    Indemnification of Directors and Officers.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable costs, fees and expenses (including attorneys' fees, costs and expenses) in advance of final disposition of a proceeding and without requiring a preliminary determination of ultimate entitlement to indemnification, to any present or former director or officer of the company or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, and who was or is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

        The Maryland General Corporation Law, or the MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us and (ii) a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Under the management agreement, our Manager maintains a contractual as opposed to a fiduciary relationship with us which limits our Manager's obligations to us to those specifically set forth in the management agreement. The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. In addition, unlike for directors, there is no statutory standard of conduct under the MGCL for officers of a Maryland corporation. Instead, officers of a Maryland corporation, including officers who are employees of our Manager, are subject only to general agency principles, including the exercise of reasonable care and skill in the performance of their responsibilities, as well as the duties of loyalty, good faith and candid disclosure.

        We expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.    Treatment of Proceeds from Stock Being Registered.

        None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

        (a)    Financial Statements.    See page F-1 for an index to the financial statements and schedules included in this registration statement.

        (b)    Exhibits.    The attached Exhibit Index is incorporated herein by reference.

Item 37.    Undertakings.

        (a)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby further undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or Rule 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 13, 2012.

SILVER BAY REALTY TRUST CORP.
By:	/s/ DAVID MILLER David Miller President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ DAVID N. MILLER David N. Miller	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2012
/s/ CHRISTINE BATTIST Christine Battist	Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2012

EXHIBIT INDEX

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement.
3.1	**	Articles of Incorporation of Silver Bay Realty Trust Corp., as currently in effect.
3.2	**	Bylaws of Silver Bay Realty Trust Corp., as currently in effect.
3.3	**	Articles of Amendment and Restatement of Silver Bay Realty Trust Corp. to be effective upon closing of this offering.
3.4	*	Articles Supplementary for Cumulative Redeemable Preferred Stock of Silver Bay Trust Corp. to be effective upon closing of this offering.
3.5	**	Amended and Restated Bylaws of Silver Bay Realty Trust Corp. to be effective upon closing of this offering.
4.1	*	Specimen Common Stock Certificate of Silver Bay Realty Trust Corp.
5.1	*	Opinion of Ballard Spahr LLP regarding the validity of the securities being registered.
8.1	*	Opinion of Orrick, Herrington & Sutcliffe LLP regarding certain tax matters.
10.1		Limited Partnership Agreement of Silver Bay Operating Partnership L.P., as currently in effect.
10.2	*	Amended and Restated Limited Partnership Agreement of Silver Bay Operating Partnership L.P. to be effective upon closing of this offering.
10.3	*	Management Agreement to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P. and PRCM Real Estate Advisers LLC.
10.4	*	Property Management and Acquisition Services Agreement to be entered into by and between Silver Bay Operating Partnership L.P. and Silver Bay Property Corp.
10.5	*	Shared Services and Facilities Agreement to be entered into by and between PRCM Real Estate Advisers LLC and Pine River Capital Management L.P.
10.6	*	Registration Rights Agreement to be entered into by and among Silver Bay Realty Trust Corp., Two Harbors Investment Corp. and certain holders of shares of common stock in Silver Bay Realty Trust Corp.
10.7	*	Registration Rights Agreement to be entered into by and among Silver Bay Realty Trust Corp. and certain holders of common units in Silver Bay Operating Partnership L.P.
10.8	*	Contribution Agreement to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P., and Two Harbors Operating Company LLC.
10.9	*	Contribution Agreement to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P. and the members of Polar Cactus LLC.
10.10	*	Contribution Agreement to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P. and the members of Polar Cactus II LLC.
10.11	*	Contribution Agreement to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P. and the members of Cool Willow LLC.
10.12	*	Agreement and Plan of Merger to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P., Merger Subsidiary and Provident Residential Real Estate Fund LLC.
10.13	*	Agreement and Plan of Merger by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P., Merger Subsidiary and Resi II LLC.
10.14	*	Director Designation Agreement to be entered into by and between Silver Bay Realty Trust Corp. and Two Harbors Investment Corp.

Exhibit Number		Exhibit Description
10.15	*	Silver Bay Realty Trust Corp. 2012 Equity Incentive Plan to be adopted prior to closing of this offering.
10.16	*	Indemnification Agreement to be entered into by and between Silver Bay Realty Trust Corp. and certain officers and directors.
21.1		List of Subsidiaries.
23.1		Consent of Ernst & Young LLP.
23.2	*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
23.3	*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1).
24.1	**	Power of Attorney.
99.1	**	Consent of Director Nominee of Brian C. Taylor.
99.2	**	Consent of Director Nominee of Irvin R. Kessler.
99.3	**	Consent of Director Nominee of Thomas Siering.
99.4	**	Consent of Director Nominee of Tanuja M. Dehne.
99.5		Consent of Director Nominee of William W. Johnson.
99.6		Consent of Director Nominee of Stephen G. Kasnet.

*
To be filed by amendment.

**
Previously filed.